As filed with the Securities and Exchange Commission on April 3, 2000

                           Registration No. 333-11493

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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-1

                               AMENDMENT NO. 4 to

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                   GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

                           (Exact name of Registrant)

         COLORADO             63                         84-0467907
(State of Incorporation)      (Primary Standard          (I.R.S. Employer
                              Industrial Classification   Identification No.)
                              Code Number)

                             8515 East Orchard Road

                               Englewood, CO 80111

                                 (800) 537-2033

   (Address,    including  zip  code,   and
                telephone number, including
                area code, or  registrant's
                principal         executive
                officer)

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                               William T. McCallum

                      President and Chief Executive Officer

                   Great-West Life & Annuity Insurance Company

                             8515 East Orchard Road

                               Englewood, CO 80111

                     (Name and Address of Agent for Service)

                                    copy to:

                              James F. Jorden, Esq.
               Jorden Burt Boros Cicchetti Berenson & Johnson LLP

               1025 Thomas Jefferson Street, N.W., Suite 400 East

                           Washington, D.C. 20007-0805

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Approximate  Date of Proposed Public  Offering:  Upon the effective date of this
Registration Statement

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following: X

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement for the same offering: ______

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box:

                           The Schwab Fixed Annuity(R)

                    A flexible premium deferred fixed annuity

                                 Distributed by

                           Charles Schwab & Co., Inc.

                                    Issued by

                   Great-West Life & Annuity Insurance Company


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Overview

This Prospectus describes The Schwab Fixed Annuity--a flexible premium deferred annuity contract which allows you to accumulate assets on a tax-deferred basis for retirement or other long-term purposes. This Contract is issued either on a group basis or as individual contracts by Great-West Life & Annuity Insurance Company (we, us, Great-West or GWL&A) - both will be referred to as the "Contract" throughout this prospectus. How to Invest The minimum initial investment (a "Contribution") is:

o $5,000
o $2,000 if an IRA
o $1,000 if subsequent Contributions are made via Automatic Contribution Plan

The minimum subsequent Contribution is:
o $500 per Contribution
o $100 per Contribution if made via Automatic Contribution Plan
Allocating Your Money

You can allocate the money you contribute to the Guarantee Period Fund. The Guarantee Period Fund allows you to select one or more Guarantee Periods that offer specific interest rates for a specific period. Please note that the Contract may not be available in all states.

You may be subject to a Market Value Adjustment which may increase or decrease the amount Transferred or withdrawn from the value of a Guarantee Period if the Guarantee Period is broken prior to the Guarantee Period Maturity Date. A negative adjustment may result in an effective interest rate lower than the stated rate of interest for the applicable Guarantee Period and the Contractual Guarantee of a Minimum Rate of Interest and the value of the Contribution(s) allocated to the Guarantee Period being less than the Contribution(s) made.

Sales and Surrender Charges

A maximum Surrender Charge of three percent may be applicable for amounts withdrawn in the first three years. Free Look Period After you receive your Contract, you can look it over free of obligation for at least 10 days or longer if required by your state law (up to 35 days for replacement policies), during which you may cancel your Contract. Payout Options The Schwab Fixed Annuity offers a variety of annuity payout and periodic withdrawal options. Depending on the option you select, income can be guaranteed for your lifetime, your spouse's and/or beneficiaries' lifetime or for a specified period of time.



The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the accuracy or adequacy of the Prospectus. Any representation to the contrary is a criminal offense. No person is authorized by Great-West to give information or to make any representation, other than those contained in this Prospectus, in connection with the offers contained in this Prospectus. This Prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made. Please read this Prospectus and keep it for future reference.

                                    The date of this Prospectus is May 1, 2000.



The Contracts are not deposits of, or guaranteed or endorsed by any bank, nor are the Contracts federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency. The Contracts involve certain investment risks, including possible loss of principal.

For account information, please contact:

     Annuity Administration Department
     P.O. Box 173920
     Denver, Colorado  80217-3920
     800-838-0650

This  prospectus  presents  important   information  you  should  review  before
purchasing The Schwab Fixed Annuity. Please read it carefully and keep it for future reference.



You may obtain a copy without charge by contacting the Annuity Administration Department at the above address or phone number. Or, you can obtain it by visiting the Securities and Exchange Commission's web site at www.sec.gov. This web site also contains other information about us that has been filed electronically.

This Prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made. No dealer, salesperson or other person is authorized to give any information or make any representations in connection with this offering other than those contained in this Prospectus, and, if given or made, such other information or representations must not be relied on.

                                   The Contract is not available in all states.



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Table of Contents

Definitions...............................................4
Summary...................................................6
   How to contact Schwab..................................6
Fee Table.................................................7
Great-West Life & Annuity Insurance
Company..................................................10
The Guarantee Period Fund................................12
   Investments of the Guarantee Period Fund..............13
   Subsequent Guarantee Periods..........................13
   Breaking a Guarantee Period...........................14
   Interest Rates........................................14
   Market Value Adjustment...............................14
Application and Initial Contributions....................14
Free Look Period.........................................14
Subsequent Contributions.................................15
Annuity Account Value....................................15
Transfers................................................16
   Possible Restrictions.................................16
Cash Withdrawals.........................................17
   Withdrawals to Pay Investment Manager or
   Financial Advisor Fees................................18
   Tax Consequences of Withdrawals.......................18
Telephone Transactions...................................18
Death Benefit............................................18
   Beneficiary...........................................19
   Distribution of Death Benefit.........................19
Charges and Deductions...................................20
   Contract Maintenance Charge...........................21
   Transfer Fees.........................................21
   Premium Tax...........................................21
   Other Taxes...........................................21

Payout Options...........................................21
   Periodic Withdrawals..................................21
   Periodic Withdrawal Payout Options....................22
   Annuity Date..........................................22
   Annuity Options.......................................23
   Annuity Payout Options................................24
Seek Tax Advice..........................................24
Federal Tax Matters......................................24
   Taxation of Annuities.................................25
   Individual Retirement Annuities.......................25
Assignments or Pledges...................................27
Distribution of the Contracts............................27
Selected Financial Data..................................29

Management's Discussion and Analysis of Financial Conditions and Results of Operations 30

Rights Reserved by Great-West............................45
Legal Proceedings........................................45
Legal Matters............................................45
Experts..................................................45
Available Information....................................46
 .........................................................47
Appendix A--Market Value Adjustments......................49
Consolidated Financial Statements and Independent Auditor's Report     52



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Definitions

1035 Exchange--A provision of the Internal Revenue Code of 1986, as amended, that allows for the tax-free exchange among certain types of insurance contracts.

Accumulation Period--The time period between the Effective Date and the Annuity Commencement Date. During this period, you're contributing to the annuity.

Annuitant--The person named in the application upon whose life the payout of an annuity is based and who will receive annuity payouts. If a Contingent Annuitant is named, the Annuitant will be considered the Primary Annuitant.

Annuity Account--An account established by us in your name that reflects all account activity under your Contract. Annuity Account Value--The sum of the value of all Guarantee Periods credited to your Annuity Account--less partial withdrawals, amounts applied to an annuity payout option, periodic withdrawals, charges deducted under the Contract, and Premium Tax, if any.

Annuity Commencement Date--The date annuity payouts begin.

Annuity Individual Retirement Account (or Annuity IRA)--An annuity contract used in a retirement savings program that is intended to satisfy the requirements of
Section 408 of the Code.

Annuity Payout Period--The period beginning on the Annuity Commencement Date and continuing until all annuity payouts have been made under the Contract. During this period, the Annuitant receives payouts from the annuity.

Automatic Contribution Plan--A feature which allows you to make automatic periodic Contributions. Contributions will be withdrawn from an account you specify and automatically credited to your Annuity Account.

Beneficiary--The person(s) designated to receive any Death Benefit under the terms of the Contract.

Contingent Annuitant--The person you may name in the application who becomes the Annuitant when the Primary Annuitant dies. The Contingent Annuitant must be designated before the death of the Primary Annuitant.

Contributions--The amount of money you invest or deposit into your annuity.

Death Benefit--The amount payable to the Beneficiary when the Owner or the Annuitant dies.

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Distribution  Period--The  period starting with your Payout  Commencement  Date.
Effective Date--The date on which the first Contribution is credited to your Annuity Account.

Fixed Account Value--The value of the fixed investment option credited to you under the Annuity Account

Guarantee Period--The number of years available in the Guarantee Period Fund during which Great-West will credit a stated rate of interest. Great-West may discontinue offering a period at any time for new Contributions. Amounts allocated to one or more guaranteed periods may be subject to a Market Value Adjustment.

Guarantee Period Fund--A fixed investment option which pays a stated rate of interest for a specified time period.

Guarantee Period Maturity Date--The last day of any Guarantee Period.

Guaranteed Interest Rate--The minimum annual interest rate in effect that applies to each Guarantee Period at the time the Contribution is made.

Market Value Adjustment (or MVA)--An amount added to or subtracted from certain transactions involving the Guarantee Period Fund to reflect the impact of changing interest rates.

Non-Qualified Annuity Contract--An annuity contract funded with money outside a tax qualified retirement plan.

Owner (Joint Owner) or You--The person(s) named in the application who is entitled to exercise all rights and privileges under the Contract, while the Annuitant is living. Joint Owners must be husband and wife as of the date the Contract is issued. The Annuitant will be the Owner unless otherwise indicated in the application. If a Contract is purchased in an IRA, the Owner and the Annuitant must be the same individual and a Joint Owner is not allowed.

Payout Commencement Date--The date on which annuity payouts or periodic withdrawals begin under a payout option. The Payout Commencement Date must be at least one year after the Effective Date of the Contract. If you do not indicate a Payout Commencement Date on your application, annuity payouts will begin on the first day of the month of the Annuitant's 91st birthday.

Premium Tax--A tax charged by a state or other governmental authority. Varying by state, the current range of Premium Taxes is 0% to 3.5% and may be assessed at the time you make a Contribution or when annuity payments begin.

Request--Any written, telephoned, or computerized instruction in a form satisfactory to Great-West and Schwab received at the Annuity Administration Department (or other annuity service center subsequently named) from you, your designee (as specified in a form acceptable to Great-West and Schwab) or the Beneficiary (as applicable) as required by any provision of the Contract.

Surrender Charge--A maximum charge of three percent will be assessed if funds are withdrawn in the first three Contract years.

Surrender Value--The value of your annuity account with any applicable Market Value Adjustment, less any applicable Surrender Charge on the Effective Date of the surrender, less Premium Tax, if any.

Transaction Date--The date on which any Contribution or Request from you will be processed. Contributions and Requests received after 4:00 p.m. EST/EDT will be deemed to have been received on the next business day. Requests will be processed on each day that the New York Stock Exchange is open for trading.

Transfer--Moving money among the Guaranteed Periods.

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Summary


The Schwab Fixed Annuity allows you to accumulate assets on a tax-deferred basis by investing in a fixed investment option (the Guarantee Period Fund). The Guarantee Period Fund is comprised of Guarantee Periods, each of which has its own stated rate of interest and its own maturity date.

You may be subject to a Market Value Adjustment which may increase or decrease the amount Transferred or withdrawn from the value of a Guarantee Period if the Guarantee Period is broken prior to the Guarantee Period Maturity Date. A negative adjustment may result in an effective interest rate lower than the stated rate of interest for the applicable Guarantee Period and the Contractual Guarantee of a Minimum Rate of Interest and the value of the Contribution(s) allocated to the Guarantee Period being less than the Contribution(s) made.

The Schwab Fixed Annuity can be purchased on a non-qualified basis or purchased and used in connection with an IRA. You can also purchase it through a 1035 Exchange from another insurance contract.

Tax deferral under IRAs arises under the Code. Tax deferral under non-qualified Contracts arises under the Contract.

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To contact Schwab:
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Schwab Insurance & Annuity Service Center

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P.O. Box 7666
San Francisco, CA 94120-7666
--------------------------------------------------------------------------------
800-838-0650

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Your initial  Contribution must be at least $5,000;  $2,000 if an IRA; $1,000 if you are setting up an Automatic Contribution Plan. Subsequent Contributions must be either $500; or $100 if made through an Automatic Contribution Plan.

The money you contribute to the Contract will be invested at your direction.

Prior to the Payout Commencement Date, you can withdraw all or a part of your Annuity Account Value. There is a maximum Surrender Charge of three percent if funds are withdrawn in the first three Contract years. Certain withdrawals may be subject to federal income tax as well as a federal penalty tax.

When you're ready to start taking money out of your Contract, you can select from a variety of payout options, including fixed annuity payouts as well as periodic payouts.

If the Annuitant dies before the Annuity Commencement Date, we will pay the Death Benefit to the Beneficiary you select. If the Owner dies before the entire value of the Contract is distributed, the remaining value will be distributed according to the rules outlined in the "Death Benefit" section on page x.

There is no annual contract maintenance charge.

You may cancel your Contract during the "free look period" by sending it to the Annuity Administration Department. If you are replacing an existing insurance contract with the Contract, the free look period may be extended based on your state of residence. We will refund the greater of:

o Contributions received, less surrenders, withdrawals and distributions, or o The Annuity Account Value

This summary highlights some of the more significant aspects of The Schwab Fixed Annuity. You'll find more detailed information about these topics throughout the prospectus and in your Contract. Please keep them both for future reference.

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Fee Table

The purpose of this table is to help you understand the various costs and expenses in connection with investing in the Contract. The information set forth should be considered together with the narrative provided under the heading "Charges and Deductions." In addition to the expenses listed below, Premium Tax may be applicable.

Sales load                                                    None
Surrender fee                                             Maximum 3%
Annual Contract Maintenance Charge                        None
Transfer fee                                              $10.00
(no transfer fee is charged for the
first 12 transfers in any calendar year)

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Great-West Life & Annuity Insurance Company

Great-West is a stock life insurance company that was originally organized under the laws of the state of Kansas as the National Interment Association. Our name was changed to Ranger National Life Insurance Company in 1963 and to
Insuramerica Corporation prior to changing to our current name in 1982. In September of 1990, we re-domesticated under the laws of the state of Colorado.

We are authorized to do business in 49 states, the District of Columbia, Puerto Rico, U.S. Virgin Islands and Guam.

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The Guarantee Period Fund

Amounts allocated to the Guarantee Period Fund will be deposited to, and accounted for, in a non-unitized market value separate account. As a result, you do not participate in the performance of the assets through unit values.

The assets accrue solely to the benefit of Great-West and any gain or loss in the separate account is borne entirely by Great-West. You will receive the Contract guarantees made by Great-West for amounts you contribute to the Guarantee Period Fund.

When you contribute or Transfer amounts to the Guarantee Period Fund, you select a new Guarantee Period from those available. All Guarantee Periods will have a term of at least one year. Contributions allocated to the Guarantee Period Fund will be credited on the Transaction Date we receive them.

Each Guarantee Period will have its own stated rate of interest and maturity date determined by the date the Guarantee Period is established and the term you choose.

Currently, Guarantee Periods with annual terms of 1 to 10 years are offered only in those states where the Guarantee Period Fund is available. The Guarantee Periods may change in the future, but this will not have an impact on any Guarantee Period already in effect.

The value of amounts in each Guarantee Period equals Contributions plus interest earned, less any Premium Tax, amounts distributed, withdrawn (in whole or in part), amounts Transferred or applied to an annuity option, periodic withdrawals and charges deducted under the Contract. If a Guarantee Period is broken, a Market Value Adjustment may be assessed (please see "Breaking a Guarantee Period" on page xx). Any amount withdrawn or Transferred prior to the Guarantee Period Maturity Date will be paid in accordance with the Market Value Adjustment formula. You can read more about Market Value Adjustments on page xx.

Investments of the Guarantee Period Fund

We use various techniques to invest in assets that have similar characteristics to our general account assets--especially cash flow patterns. We will primarily invest in investment-grade fixed income securities including:

o    Securities   issued   by  the   U.S.   Government   or  its   agencies   or
     instrumentalities,  which  may  or  may  not  be  guaranteed  by  the  U.S.
     Government.

o Debt securities which have an investment grade, at the time of purchase, within the four highest grades assigned by Moody's Investment Services, Inc. (Aaa, Aa, A or Baa), Standard & Poor's Corporation (AAA, AA, A or BBB) or any other nationally recognized rating service.

o Other debt instruments, including, but not limited to, issues of banks or bank holding companies and of corporations, which obligations--although not rated by Moody's, Standard & Poor's, or other nationally recognized rating firms--are deemed by us to have an investment quality comparable to securities which may be purchased as stated above.

o Commercial paper, cash or cash equivalents and other short-term investments having a maturity of less than one year which are considered by us to have investment quality comparable to securities which may be purchased as stated above.

In addition, we may invest in futures and options solely for non-speculative hedging purposes. We may sell a futures contract or purchase a put option on futures or securities to protect the value of securities held in or to be sold for the general account or the non-unitized separate if the securities prices are anticipated to decline. Similarly, if securities prices are expected to rise, we may purchase a futures contract or a call option against anticipated positive cash flow or may purchase options on securities.

The above information generally describes the investment strategy for the Guarantee Period Fund. However, we are not obligated to invest the assets in the Guarantee Period Fund according to any particular strategy, except as may be required by Colorado and other state insurance laws. And, the stated rate of interest that we establish will not necessarily relate to the performance of the non-unitized market value separate account.

Subsequent Guarantee Periods

Before annuity payouts begin, you may reinvest the value of amounts in a maturing Guarantee Period in a new Guarantee Period of any length we offer at that time. On the quarterly statement issued to you prior to the end of any Guarantee Period, we will notify you of the upcoming maturity of a Guarantee Period. The Guarantee Period available for new Contributions may be changed at any time, including between the date we notify you of a maturing Guarantee Period and the date a new Guarantee Period begins.

If you do not tell us where you would like the amounts in a maturing Guarantee Period allocated by the maturity date, we will automatically allocate the amount to a Guarantee Period of the same length as the maturing period. If the term previously chosen is no longer available, the amount will be allocated to the next shortest available Guarantee Period term. If none of the above are available, the value of matured Guarantee Periods will be allocated to the Schwab Money Market Sub-Account.

No Guarantee Period may mature later than six months after your Payout Commencement Date. For example, if a 3-year Guarantee Period matures and the Payout Commencement Date begins 1 3/4 years from the Guarantee Period maturity date, the matured value will be transferred to a 2-year Guarantee Period.

Breaking a Guarantee Period

If you begin annuity payouts, Transfer or withdraw prior to the Guarantee Period maturity date, you are breaking a Guarantee Period. When we receive a request to break a Guarantee Period and you have another Guarantee Period that is closer to its maturity date, we will break that Guarantee Period first.

If you break a Guarantee Period, you may be assessed an interest rate adjustment called a Market Value Adjustment.

Interest Rates

The declared annual rates of interest are guaranteed throughout the Guarantee Period. For Guarantee Periods not yet in effect, Great-West may declare interest rates different than those currently in effect. When a subsequent Guarantee Period begins, the rate applied will be equal to or more than the rate currently in effect for new Contracts with the same Guarantee Period.

The stated rate of interest must be at least equal to the Guaranteed Interest Rate, but Great-West may declare higher rates. The Guaranteed Interest Rate is based on the applicable state standard non-forfeiture law. The standard nonforfeiture rate in all states is 3%, except in for Florida, Mississippi and Oklahoma, it's 0%.

The determination of the stated interest rate is influenced by, but does not necessarily correspond to, interest rates available on fixed income investments which Great-West may acquire using funds deposited into the Guarantee Period Fund. In addition, Great-West considers regulatory and tax requirements, sales commissions and administrative expenses, general economic trends and competitive factors in determining the stated interest rate.

Market Value Adjustment

Amounts you allocate to the Guarantee Period Fund may be subject to an interest rate adjustment called a Market Value Adjustment if, six months or more before the Guarantee Period Fund's maturity date, you:

o surrender your investment in the Guarantee Period Fund, o transfer money from the Guarantee Period Fund, o partially withdraw money from the Guarantee Period Fund,

o apply amounts from the Guarantee Period Fund to purchase an annuity to receive payouts from your account, or

o take a distribution from the Guarantee Period Fund upon the death of the Owner or the Annuitant.

The Market Value Adjustment will not apply to any Guarantee Period having fewer than six months prior to the Guarantee Period maturity date in each of the following situations: o Transfer to another Guarantee Period offered under this Contract o Surrenders, partial withdrawals, annuitization or periodic withdrawals o A single sum payout upon death of the Owner or Annuitant

A Market Value Adjustment may increase or decrease the amount payable on the above-described distributions. The formula for calculating Market Value Adjustments is detailed in Appendix A. Appendix A also includes examples of how Market Value Adjustments work.

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Application and Initial Contributions

The first step to purchasing The Schwab Variable Annuity is to complete your Contract application and submit it with your initial minimum Contribution of $5,000; $2,000 if an IRA; or $1,000 if you are setting up an Automatic Contribution Plan. Initial Contributions can be made by check (payable to GWL&A) or transferred from a Schwab brokerage account.

If your application is complete, your Contract will be issued and your Contribution will be credited within two business days after receipt at the Annuity Administration Department. Acceptance is subject to sufficient information in a form acceptable to us. We reserve the right to reject any application or Contribution.

If your application is incomplete, the Annuity Administration Department will complete the application from information Schwab has on file or contact you by telephone to obtain the required information. If the information necessary to complete your application is not received within five business days, we will return to you both your check and the application. If you provide consent we will retain the initial Contribution and credit it as soon as we have completed your application.

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Free Look Period

During the free look period (ten-days or longer where required by law), you may cancel your Contract. During the free look period, all Contributions will be allocated to one or more of the available Guarantee Periods in accordance with your instructions in the application and will be effective upon the Transaction Date.

Contracts returned during the free look period will be void from the date we issued the Contract and the greater of the following will be refunded: o Contributions less withdrawals and distributions, or o The Annuity Account Value.

If you exercise the free look privilege, you must return the Contract to Great-West or to the Annuity Administration Department.

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Subsequent Contributions

Once your application is complete and we have received your initial Contribution, you can make subsequent Contributions at any time prior to the Payout Commencement Date, as long as the Annuitant is living. Additional Contributions must be at least $500; or $100 if made via an Automatic
Contribution Plan. Total Contributions may exceed $1,000,000 with our prior approval.

Subsequent Contributions can be made by check or via an Automatic Contribution plan directly from your bank or savings account. You can designate the date you'd like your subsequent Contributions deducted from your account each month. If you make subsequent Contributions by check, your check should be payable to GWL&A.

You'll receive a confirmation of each Contribution you make upon its acceptance.

Great-West reserves the right to modify the limitations set forth in this section.

--------------------------------------------------------------------------------
Annuity Account Value

Before the date annuity payouts begin, your Annuity Account Value is the sum of your Fixed Account under your Contract.

Unlike a brokerage account, amounts held under a Contract are not covered by the Securities Investor Protection Corporation ("SIPC").

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Transfers

Prior to the Annuity Commencement Date you may Transfer all or part of your Annuity Account Value among the available Guarantee Periods by telephone, by sending a Request to the Annuity Administration Department or by calling our touch-tone account and trading service.

Your Request must specify:
o the amounts being Transferred,
o the Guarantee Period(s) from which the Transfer is to be made, and o the Guarantee Period(s) that will receive the Transfer.

Currently, there is no limit on the number of Transfers you can make during any calendar year. However, we reserve the right to limit the number of Transfers you make.

There is no charge for the first twelve Transfers each calendar year, but there will be a charge of $10 for each additional Transfer made. The charge will be deducted from the amount Transferred. All Transfers made on a single Transaction Date will count as only one Transfer toward the twelve free Transfers.

A Transfer generally will be effective on the date the Request for Transfer is received by the Annuity Administration Department if received before 4:00 p.m. Eastern time. Under current tax law, there will not be any tax liability to you if you make a Transfer.

When you make a Transfer from amounts in a Guarantee Period before the Guarantee Period maturity date, the amount Transferred may be subject to a Market Value Adjustment as discussed on page xx. If you request in advance to Transfer amounts from a maturing Guarantee Period upon maturity, your Transfer will not count toward the 12 free Transfers and no Transfer fees will be charged.

Possible Restrictions

We reserve the right without prior notice to modify, restrict, suspend or eliminate the Transfer privileges (including telephone Transfers) at any time. We reserve the right to require that all Transfer requests be made by you and not by your designee and to require that each Transfer request be made by a separate communication to us. We also reserve the right to require that each Transfer request be submitted in writing and be signed by you

--------------------------------------------------------------------------------
Cash Withdrawals

You may withdraw all or part of your Annuity Account Value at any time during the life of the Annuitant and prior to the date annuity payouts begin by submitting a written withdrawal request to the Annuity Administration Department. Withdrawals are subject to the rules below and federal or state laws, rules or regulations may also apply. The amount payable to you if you surrender your Contract is your Annuity Account Value, with any applicable Market Value Adjustment and with any applicable Surrender Charge, on the Effective Date of the surrender, less any applicable Premium Tax. No withdrawals may be made after the date annuity payouts begin.

If you request a partial withdrawal, your Annuity Account Value will be reduced by the dollar amount withdrawn. A Market Value Adjustment may apply. Market Value Adjustments are discussed on page xx.

Partial withdrawals are unlimited. However, you must specify the Guarantee Period(s) from which the withdrawal is to be made. After any partial withdrawal, if your remaining Annuity Account Value is less than $2,000, then a full surrender may be required. The minimum partial withdrawal (before application of the MVA) is $500.

The following terms apply to withdrawals:

o Partial withdrawals or surrenders are not permitted after the date annuity payouts begin.

o A partial withdrawal or a surrender will be effective upon the Transaction Date. o A partial withdrawal or a surrender may be subject to the Market Value Adjustment provisions, and the Guarantee Period Fund provisions of the Contract.

o A partial withdrawal may be subject to a Surrender Charge.

Withdrawal requests must be in writing with your original signature. If your instructions are not clear, your request will be denied and no withdrawal or partial withdrawal will be processed.

After a withdrawal of all of your Annuity Account Value, or at any time that your Annuity Account Value is zero, all your rights under the Contract will terminate.

Withdrawals to Pay Investment Manager or Financial Advisor Fees

You may request partial withdrawals from your Annuity Account Value and direct us to remit the amount withdrawn directly to your designated Investment Manager or Financial Advisor (collectively "Consultant"). A withdrawal request for this purpose must meet the $500 minimum withdrawal requirements and comply with all terms and conditions applicable to partial withdrawals, as described above. Tax consequences of withdrawals are detailed below, but you should consult a competent tax advisor prior to authorizing a withdrawal from your Annuity Account to pay Consultant fees.

Tax Consequences of Withdrawals

Withdrawals made for any purpose may be taxable--including payments made by us directly to your Consultant.

In addition, the Code may require us to withhold federal income taxes from withdrawals and report such withdrawals to the IRS. If you request partial withdrawals to pay Consultant fees, your Annuity Account Value will be reduced by the sum of the fees paid to the Consultant and the related withholding.

You may elect, in writing, to have us not withhold federal income tax from withdrawals, unless withholding is mandatory for your Contract. If you are younger than 59 1/2, the taxable portion of any withdrawal is generally considered to be an early withdrawal and is subject to an additional federal penalty tax of 10%.

Some states also require withholding for state income taxes. For details about state withholding, please see "Federal Tax Matters" on page XX.

If you are interested in this Contract as an IRA, please refer to Section 408 of the Code for limitations and restrictions on cash withdrawals.

--------------------------------------------------------------------------------
Telephone Transactions

You may make Transfer requests by telephone. Telephone Transfer requests received before 4:00 p.m. Eastern time will be made on that day. Calls completed after 4:00 p.m. Eastern time will be made on the next business day we and the NYSE are open for business.

We will use reasonable procedures to confirm that instructions communicated by telephone are genuine, such as: o requiring some form of personal identification prior to acting on instructions, o providing written confirmation of the transaction and/or o tape recording the instructions given by telephone.

If we follow such procedures we will not be liable for any losses due to unauthorized or fraudulent instructions.

We reserve the right to suspend telephone transaction privileges at any time, for some or all Contracts, and for any reason. Withdrawals are not permitted by telephone.

--------------------------------------------------------------------------------
Death Benefit

Before the date when annuity payouts begin, the Death Benefit, if any, will be equal to the greater of:

o the Annuity Account Value with an MVA, if applicable, as of the date the request for payout is received, less any Premium Tax, or

o    the  sum  of  Contributions,   less  partial  withdrawals  and/or  periodic
     withdrawals, less any Premium Tax.

The Death Benefit will become payable following our receipt of the Beneficiary's claim in good order. When an Owner or the Annuitant dies before the Annuity Commencement Date and a Death Benefit is payable to a Beneficiary, the Death Benefit proceeds will remain invested according to the allocation instructions given by the Owner(s) until new allocation instructions are requested by the Beneficiary or until the Death Benefit is actually paid to the Beneficiary.

The amount of the Death Benefit will be determined as of the date payouts begin.

Subject to the distribution rules below, payout of the Death Benefit may be made as follows:

o    payout in a single sum that may be subject to a Market Value Adjustment, or

o payout under any of the annuity options provided under this Contract that may be subject to a Market Value Adjustment

o payout on the Guarantee Period Maturity Date in order that the payment will not be subject to a Market Value Adjustment

Any payment within 6 months of the Guarantee Period Maturity Date will not be subject to a Market Value Adjustment.

In any event, no payout of benefits provided under the Contract will be allowed that does not satisfy the requirements of the Code and any other applicable federal or state laws, rules or regulations.

Beneficiary

You may select one or more Beneficiaries. If more than one Beneficiary is selected, they will share equally in any Death Benefit payable unless you indicate otherwise. You may change the Beneficiary any time before the Annuitant's death.

A change of Beneficiary will take effect as of the date the request is processed by the Annuity Administration Department, unless a certain date is specified by the Owner. If the Owner dies before the request is processed, the change will take effect as of the date the request was made, unless we have already made a payout or otherwise taken action on a designation or change before receipt or processing of such request. A Beneficiary designated irrevocably may not be changed without the written consent of that Beneficiary, except as allowed by law.

The interest of any Beneficiary who dies before the Owner or the Annuitant will terminate at the death of the Beneficiary. The interest of any Beneficiary who dies at the time of, or within 30 days after the death of an Owner or the Annuitant will also terminate if no benefits have been paid to such Beneficiary, unless the Owner otherwise indicates by request. The benefits will then be paid as though the Beneficiary had died before the deceased Owner or Annuitant. If no Beneficiary survives the Owner or Annuitant, as applicable, we will pay the Death Benefit proceeds to the Owner's estate.

If the Beneficiary is not the Owner's surviving spouse, she/he may elect, not later than one year after the Owner's date of death, to receive the Death Benefit in either a single sum or payout under any of the variable or fixed annuity options available under the Contract, provided that:

o such annuity is distributed in substantially equal installments over the life or life expectancy of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary and

o such distributions begin not later than one year after the Owner's date of death. If an election is not received by Great-West from a non-spouse Beneficiary and substantially equal installments begin no later than one year after the Owner's date of death, then the entire amount must be distributed within five years of the Owner's date of death. The Death Benefit will be determined as of the date the payouts begin.

If a corporation or other non-individual entity is entitled to receive benefits upon the Owner's death, the Death Benefit must be completely distributed within five years of the Owner's date of death.

Distribution of Death Benefit
Death of Annuitant

Upon the death of the Annuitant while the Owner is living, and before the Annuity Commencement Date, we will pay the Death Benefit to the Beneficiary unless there is a Contingent Annuitant.

If a Contingent Annuitant was named by the Owner(s) prior to the Annuitant's death, and the Annuitant dies before the Annuity Commencement Date while the Owner and Contingent Annuitant are living, no Death Benefit will be payable and the Contingent Annuitant will become the Annuitant.

If the Annuitant dies after the date annuity payouts begin and before the entire interest has been distributed, any benefit payable must be distributed to the Beneficiary according to and as rapidly as under the payout option which was in effect on the Annuitant's date of death.

If the deceased Annuitant is an Owner, or if a corporation or other non-individual is an Owner, the death of the Annuitant will be treated as the death of an Owner and the Contract will be subject to the "Death of Owner" provisions described below.

Death of Owner Who Is Not the Annuitant

If there is a Joint Owner who is the surviving spouse and the Beneficiary of the deceased Owner, the Joint Owner becomes the Owner and Beneficiary and the Death Benefit will be paid to the Joint Owner or the Joint Owner may elect to take the Death Benefit or to continue the Contract in force.

--------------------------------------------------------------------------------
Contingent Annuitant

While the Annuitant is living, you may, by Request, designate or change a Contingent Annuitant from time to time. A change of Contingent Annuitant will take effect as of the date the Request is processed at the

 Annuity

Administration Department, unless a

certain date is specified by the Owner(s). Please note, you are not required to designate a Contingent Annuitant.


If the Owner dies after annuity payouts commence and before the entire interest has been distributed while the Annuitant is living, any benefit payable will continue to be distributed to the Annuitant as rapidly as under the payout option applicable on the Owner's date of death. All rights granted the Owner under the Contract will pass to any surviving Joint Owner and, if none, to the Annuitant.

In all other cases, we will pay the Death Benefit to the Beneficiary even if a Joint Owner (who was not the Owner's spouse on the date of the Owner's death), the Annuitant and/or the Contingent Annuitant are alive at the time of the Owner's death, unless the sole Beneficiary is the deceased Owner's surviving spouse who may elect to become the Owner and Annuitant and to continue the Contract in force.

Death of Owner Who Is the Annuitant

If there is a Joint Owner who is the surviving spouse of the deceased Owner and a Contingent Annuitant, the Joint Owner becomes the Owner and the Beneficiary, the Contingent Annuitant will become the Annuitant, and the Contract will continue in force.

If there is a Joint Owner who is the surviving spouse and the Beneficiary of the deceased Owner but no Contingent Annuitant, the Joint Owner will become the Owner, Annuitant and Beneficiary and may elect to take the Death Benefit or continue the Contract in force.

In all other cases, we will pay the Death Benefit to the Beneficiary, even if a Joint Owner (who was not the Owner's spouse on the date of the Owner's death), Annuitant and/or Contingent Annuitant are alive at the time of the Owner's death, unless the sole Beneficiary is the deceased Owner's surviving spouse who may elect to become the Owner and Annuitant and to continue the Contract in force.

--------------------------------------------------------------------------------
Charges and Deductions

No amounts will be deducted from your Contributions except for any applicable Premium Tax. As a result, the full amount of your Contributions (less any applicable Premium Tax) are invested in the Contract.

As more fully described below, charges under the Contract are assessed only as deductions for:

o Certain Transfers,
o Surrender Charges, and
o Premium Tax, if applicable

Transfer Fee

There will be a $10 charge for each Transfer in excess of 12 Transfers in any calendar year. We do not expect a profit from the Transfer fee.

Surrender Charge

We may deduct a maximum Surrender Charge of three percent (3%) from amounts withdrawn or distributed within the first three Contract years. The Surrender Charge applies to the amounts withdrawn or distributed after they have been adjusted by any applicable Market Value Adjustment. The applicable Surrender Charge will decrease over time as indicated in the table below.

           Years Completed                    Percentage of Distribution

-------------------------------------- -----------------------------------------
                  1                                       3%
                  2                                       2%
                  3                                       1%
                 4+                                       0%
Premium Tax

We may be required to pay state Premium Taxes or retaliatory taxes currently ranging from 0% to 3.5% in connection with Contributions or values under the Contracts. Depending upon applicable state law, we will deduct charges for the Premium Taxes we incur with respect to your Contributions, from amounts withdrawn, or from amounts applied on the Payout Commencement Date. In some states, charges for both direct Premium Taxes and retaliatory Premium Taxes may be imposed at the same or different times with respect to the same Contribution, depending on applicable state law.

Other Taxes

Under present laws, we will incur state or local taxes (in addition to the Premium Tax described above) in several states. No charges are currently made for taxes other than Premium Tax. However, we reserve the right to deduct charges in the future for federal, state, and local taxes or the economic burden resulting from the application of any tax laws that we determine to be attributable to the Contract.

--------------------------------------------------------------------------------
Payout Options

During the Distribution Period, you can choose to receive payouts in four ways--through periodic withdrawals,fixed annuity payouts or in a single, lump-sum payment.

You may change the Payout Commencement Date within 60 days prior to commencement of payouts or your Beneficiary may change it upon the death of the Owner.

If this is an IRA, payouts which satisfy the minimum distribution requirements of the Code must begin no later than April 1 of the calendar year following the calendar year in which you become age 70 1/2.

Periodic Withdrawals

You may request that all or part of the Annuity Account Value be applied to a periodic withdrawal option. The amount applied to a periodic withdrawal is the Annuity Account Value with any applicable MVA, less any applicable Surrender Charge, less Premium Tax, if any.

In requesting periodic withdrawals, you must elect: o The withdrawal frequency of either 1-, 3-, 6- or 12-month intervals o A minimum withdrawal amount of at least $100 o The calendar day of the month on which withdrawals will be made

o One of the periodic withdrawal payout options discussed below-- you may change the withdrawal option and/or the frequency once each calendar year

Your withdrawals may be prorated across the Guarantee Period Fund (if applicable in proportion to their assets. Or, they can be made specifically from a Guarantee Period(s) until they are depleted. Then, we will automatically prorate the remaining withdrawals against any remaining Guarantee Period(s) assets unless you request otherwise.

While periodic withdrawals are being received:

o You may continue to exercise all contractual rights, except that no Contributions may be made. o A Market Value Adjustment, if applicable, will be assessed for periodic withdrawals from Guarantee Periods six or more months prior to its Guarantee Period Maturity Date.
o You may keep the same Guarantee Periods as were in force before periodic withdrawals began. o Surrender Charges and/or any other charges and fees under the Contract continue to apply. o Maturing Guarantee Periods renew into the shortest Guarantee Period then available.

Periodic withdrawals will cease on the earlier of the date:

o the amount elected to be paid under the option selected has been reduced to zero.

o the Annuity Account Value is zero.
o You request that withdrawals stop.
o The Owner or the Annuitant dies.

If periodic withdrawals stop, you may resume making Contributions. However, we may limit the number of times you may restart a periodic withdrawal program.

Periodic withdrawals made for any purpose may be taxable, subject to withholding and to the 10% federal penalty tax if you are younger than age 59 1/2. IRAs are subject to complex rules with respect to restrictions on and taxation of distributions, including penalty taxes.

--------------------------------------------------------------------------------
If you choose to receive payouts from your Contract through periodic withdrawals, you may select from the following payout options: o Income for a specified period (at least 36 months)--You elect the length of time over which withdrawals will be made. The amount paid will vary based on the duration you choose.
--------------------------------------------------------------------------------
o Income of a specified amount (at least 36 months)--You elect the dollar amount of the withdrawals. Based on the amount elected, the duration may vary.

--------------------------------------------------------------------------------
o Interest only--Your withdrawals will be based on the amount of interest credited to the Guarantee Period Fund between withdrawals.

--------------------------------------------------------------------------------
o Minimum distribution--If you are using this Contract as an IRA, you may request minimum distributions as specified under Code Section 401(a)(9).

--------------------------------------------------------------------------------
o Any other form of periodic withdrawal acceptable to Great-West which is for a period of at least 36 months.

--------------------------------------------------------------------------------

In accordance with the provisions outlined in this section, you may request a periodic withdrawal to remit fees paid to your Investment Manager or Financial Advisor. There may be income tax consequences to any periodic withdrawal made for this purpose. Please see "Cash Withdrawals" on page XX.

Annuity Payout Information

You can choose the date you'd like annuity payouts to start either when you purchase the Contract or at a later date. The date you choose must be at least one year after your initial Contribution. If you do not select a payout start date, payouts will begin on the first day of the month of the Annuitant's 91st birthday. You can change your selection at any time up to 30 days before the annuity date you selected.

If you have not elected a payout option within 30 days of the Annuity Commencement Date, your Annuity Account Value will be paid out as a fixed life annuity with a guarantee period of 20 years.

The  amount  to be  paid  out is  the  Annuity  Account  Value  on  the  Annuity
Commencement Date. The minimum amount that may be withdrawn from the Annuity Account Value to purchase an annuity payout option is $2,000 with a Market Value Adjustment, if applicable. If after the Market Value Adjustment, your Annuity Account Value is less than $2,000, we may pay the amount in a single sum subject to the Contract provisions applicable to a partial withdrawal.

--------------------------------------------------------------------------------
You may select from the following payout options:

o Income of specified amount--The amount applied under this option may be paid in equal annual, semi-annual, quarterly or monthly installments in the dollar amount elected for not more than 240 months.

o Income for a specified period--Payouts are paid annually, semi-annually, quarterly or monthly, as elected, for a selected number of years not to exceed 240 months.

o Fixed life annuity with guaranteed period--This option provides monthly payouts during a guaranteed period or for the lifetime of the Annuitant, whichever is longer. The guaranteed period may be 5, 10, 15 or 20 years.

o Fixed life annuity--This option provides for monthly payouts during the lifetime of the Annuitant. The annuity ends with the last payout due prior to the death of the Annuitant. Since no minimum number of payouts is guaranteed, this option may offer the maximum level of monthly payouts. It is possible that only one payout may be made if the Annuitant died before the date on which the second payout is due.

o Any other form of a fixed annuity acceptable to us.

--------------------------------------------------------------------------------

A portion or the entire amount of the annuity payouts may be taxable as ordinary income. If, at the time the annuity payouts begin, we have not received a proper written election not to have federal income taxes withheld, we must by law withhold such taxes from the taxable portion of such annuity payouts and remit that amount to the federal government (an election not to have taxes withheld is not permitted for certain Qualified Contracts). State income tax withholding may also apply. Please see "Federal Tax-Matters" below for details.

Annuity IRAs

The  annuity  date  and  options   available  for  IRAs  may  be  controlled  by
endorsements, the plan documents, or applicable law.

Under the Code, a Contract purchased and used in connection with an Individual Retirement Account or with certain other plans qualifying for special federal income tax treatment is subject to complex "minimum distribution" requirements. Under a minimum distribution plan, distributions must begin by a specific date and the entire interest of the plan participant must be distributed within a certain specified period of time. The application of the minimum distribution requirements vary according to your age and other circumstances.

--------------------------------------------------------------------------------
Seek Tax Advice

The following discussion of the federal income tax consequences is only a brief summary and is not intended as tax advice. The federal income tax consequences discussed here reflect our understanding of current law and the law may change. Federal estate tax consequences and state and local estate, inheritance, and other tax consequences of ownership or receipt of distributions under a Contract depend on your individual circumstances or the circumstances of the person who receives the distribution. A tax adviser should be consulted for further information.

--------------------------------------------------------------------------------
Federal Tax Matters

The following discussion is a general description of federal income tax considerations relating to the Contracts and is not intended as tax advice. This discussion assumes that the Contract qualifies as an annuity contract for federal income tax purposes. This discussion is not intended to address the tax consequences resulting from all situations. If you are concerned about these tax implications relating to the ownership or use of the Contract, you should consult a competent tax adviser before initiating any transaction.

--------------------------------------------------------------------------------
Because tax laws, rules and regulations are constantly changing, we do not make any guarantees about the Contract's tax status.

--------------------------------------------------------------------------------

This discussion is based upon our understanding of the present federal income tax laws as they are currently interpreted by the Internal Revenue Service. No representation is made as to the likelihood of the continuation of the present federal income tax laws or of the current interpretation by the Internal Revenue Service. Moreover, no attempt has been made to consider any applicable state or other tax laws.

The Contract may be purchased on a non-tax qualified basis ("Non-Qualified Contract") or purchased and used in connection with IRAs. The ultimate effect of federal income taxes on the amounts held under a Contract, on annuity payouts, and on the economic benefit to you, the Annuitant, or the Beneficiary may depend on the type of Contract, and on the tax status of the individual concerned.

Certain requirements must be satisfied in purchasing an Annuity IRA and receiving distributions from an Annuity IRA in order to continue receiving favorable tax treatment. As a result, purchasers of Annuity IRAs should seek competent legal and tax advice regarding the suitability of the Contract for their situation, the applicable requirements and the tax treatment of the rights and benefits of the Contract. The following discussion assumes that an Annuity IRA is purchased with proceeds and/or Contributions that qualify for the intended special federal income tax treatment.

Taxation of Annuities

Section 72 of the Code governs taxation of annuities. You, as a "natural person" will not generally be taxed on increases, if any, in the value of your Annuity Account Value until a distribution occurs by withdrawing all or part of the Annuity Account Value (for example, withdrawals or annuity payouts under the annuity payout option elected). However, under certain circumstances, you may be subject to taxation currently. In addition, an assignment, pledge, or agreement to assign or pledge any portion of the Annuity Account Value generally will be treated as a distribution. The taxable portion of a distribution (in the form of a single sum payout or an annuity) is taxable as ordinary income. An IRA Contract may not be assigned as collateral.

If the Contract is not owned by a natural person (for example, a corporation or certain trusts), you generally must include in income any increase in the excess of the Annuity Account Value over the "investment in the Contract" (discussed below) during each taxable year. The rule does not apply where the non-natural person is the stated Owner of a Contract and the beneficial Owner is a natural person.

The rule also does not apply where:

o The annuity Contract is acquired by the estate of a decedent. o The Contract is held under an IRA. o The Contract is a qualified funding asset for a structured settlement.

o The Contract is purchased on behalf of an employee upon termination of a qualified plan.

The following discussion generally applies to a Contract owned by a natural person.

Withdrawals

In the case of a withdrawal under an IRA, including withdrawals under the periodic withdrawal option, a portion of the amount received may be non-taxable. The amount of the non-taxable portion is generally determined by the ratio of the "investment in the Contract" to the individual's total accrued benefit under the plan. The "investment in the Contract" generally equals the amount of any nondeductible Contributions paid by or on behalf of any individual. Special tax rules may be available for certain distributions from an IRA.

With respect to Non-Qualified Contracts, partial withdrawals, including periodic withdrawals, are generally treated as taxable income to the extent that the Annuity Account Value immediately before the withdrawal exceeds the "investment in the Contract" at that time. If a partial withdrawal is made from a Guarantee Period which is subject to a Surrender Charge or a Market Value Adjustment, then the Annuity Account Value immediately before the withdrawal will not be altered to take into account the Surrender Charge or the Market Value Adjustment. As a result, for purposes of determining the taxable portion of the partial withdrawal, the Annuity Account Value will not reflect the amount, if any, deducted from or added to the Guarantee Period due to the Surrender Charge or the Market Value Adjustment. Full surrenders are treated as taxable income to the extent that the amount received exceeds the "investment in the Contract." The taxable portion of any annuity payout is taxed at ordinary income tax rates.

Annuity payouts

Although the tax consequences may vary depending on the annuity form elected under the Contract, in general, only the portion of the annuity payout that represents the amount by which the Annuity Account Value exceeds the "investment in the Contract" will be taxed. After the investment in the Contract is recovered, the full amount of any additional annuity payouts is taxable. For fixed annuity payouts, in general there is no tax on the portion of each payout which represents the same ratio that the "investment in the Contract" bears to the total expected value of the annuity payouts for the term of the payouts. However, the remainder of each annuity payout is taxable. Once the investment in the Contract has been fully recovered, the full amount of any additional annuity payouts is taxable.

Penalty tax

For distributions from a Non-Qualified Contract, there may be a federal income tax penalty imposed equal to 10% of the amount treated as taxable income. In general, however, there is no penalty tax on distributions: o Made on or after the date on which the Owner reaches age 59 1/2.

o Made as a result of death or disability of the Owner.

o Received in substantially equal periodic payouts (at least annually) for your life (or life expectancy) or joint lives (or the joint life expectancies) of you and the Beneficiary.

Other   exemptions  or  tax  penalties  may  apply  to   distributions   from  a
Non-Qualified Contract or certain distributions from an IRA. For more details regarding these exemptions or penalties consult a competent tax adviser.

Taxation of Death Benefit Proceeds

Amounts may be distributed from the Contract because of the death of an Owner or the Annuitant. Generally such amounts are included in the income of the recipient as follows:

If distributed in a lump sum, they are taxed in the same manner as a full surrender, as described above.

If distributed under an annuity form, they are taxed in the same manner as annuity payouts, as described above.

Distribution at death

In order to be treated as an annuity contract, the terms of the Contract must provide the following two distribution rules:

If the Owner dies before the date annuity payouts start, your entire interest must generally be distributed within five years after the date of your death. If payable to a designated Beneficiary, the distributions may be paid over the life of that designated Beneficiary or over a period not extending beyond the life expectancy of that Beneficiary, so long as payouts start within one year of your death. If the sole designated Beneficiary is your spouse, the Contract may be continued in the name of the spouse as Owner.

If the Owner dies on or after the date annuity payouts start, and before the entire interest in the Contract has been distributed, the remainder of your interest will be distributed on the same or on a more rapid schedule than that provided for in the method in effect on the date of death.

If the Owner is not an individual, then for purposes of the distribution at death rules, the Primary Annuitant is considered the Owner. In addition, when the Owner is not an individual, a change in the Primary Annuitant is treated as the death of the Owner.

Distributions made to a Beneficiary upon the Owner's death from an IRA must be made pursuant to the rules in Section 401(a)(9) of the Code.

Transfers, Assignments or Exchanges

A transfer of ownership of a Contract, the designation of an Annuitant, Payee or other Beneficiary who is not also the Owner, or the exchange of a Contract may result in adverse tax consequences that are not discussed in this Prospectus.

Multiple Contracts

All deferred, Non-Qualified Annuity Contracts that are issued by Great-West (or our affiliates) to the same Owner during any calendar year will be treated as one annuity contract for purposes of determining the taxable amount.

Withholding

Annuity distributions generally are subject to withholding at rates that vary according to the type of distribution and the recipient's tax status. Recipients, however, generally are provided the opportunity to elect not to have tax withheld from distributions. Certain distributions from IRAs are subject to mandatory federal income tax withholding.

Section 1035 Exchanges

Section 1035 of the Code provides that no gain or loss shall be recognized on the exchange of one insurance contract for another. Generally, contracts issued in an exchange for another annuity contract are treated as new for purposes of the penalty and distribution at death rules.

Individual Retirement Annuities

The  Contract  may be used with IRAs as  described  in Section  408 of the Code.
Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity. Also, certain kinds of distributions from certain types of qualified and non-qualified retirement plans may be "rolled over" following the rules set out in the Code. If you purchase this Contract for use with an IRA, you will be provided with supplemental information. And, you have the right to revoke your purchase within seven days of purchase of the IRA Contract.

If a Contract is purchased to fund an IRA, the Annuitant must also be the Owner. In addition, if a Contract is purchased to fund an IRA, minimum distributions must commence not later than April 1st of the calendar year following the calendar year in which you attain age 70 1/2. You should consult your tax adviser concerning these matters.

Various tax penalties may apply to Contributions in excess of specified limits, distributions that do not satisfy specified requirements, and certain other transactions. The Contract will be amended as necessary to conform to the requirements of the Code if there is a change in the law. Purchasers should seek competent advice as to the suitability of the Contract for use with IRAs.

When you make your initial Contribution, you must specify whether you are purchasing a Non-Qualified Contract or an IRA. If the initial Contribution is made as a result of an exchange or surrender of another annuity contract, we may require that you provide information with regard to the federal income tax status of the previous annuity contract.

We will require that you purchase separate Contracts if you want to invest money qualifying for different annuity tax treatment under the Code. For each separate Contract you will need to make the required minimum initial Contribution. Additional Contributions under the Contract must qualify for the same federal income tax treatment as the initial Contribution under the Contract. We will not accept an additional Contribution under a Contract if the federal income tax treatment of the Contribution would be different from the initial Contribution.

If a Contract is issued in connection with an employer's Simplified Employee Pension plan, Owners, Annuitants and Beneficiaries are cautioned that the rights of any person to any of the benefits under the Contract will be subject to the terms and conditions of the plan itself, regardless of the terms and conditions of the Contract.

--------------------------------------------------------------------------------
Assignments or Pledges

Generally, rights in the Contract may be assigned or pledged for loans at any time during the life of the Annuitant. However, if the Contract is an IRA, you may not assign the Contract as collateral.

If a non-IRA Contract is assigned, the interest of the assignee has priority over your interest and the interest of the Beneficiary. Any amount payable to the assignee will be paid in a single sum.

A copy of any assignment must be submitted to the Annuity Administration Department. All assignments are subject to any action taken or payout made by Great-West before the assignment was processed. We are not responsible for the validity or sufficiency of any assignment.

If any portion of the Annuity Account Value is assigned or pledged for a loan, it may be treated as a distribution. Please consult a competent tax adviser for further information.

--------------------------------------------------------------------------------
Distribution of the Contracts

Charles Schwab & Co., Inc. (Schwab) is the principal underwriter and distributor of the Contracts. Schwab is registered with the Securities and Exchange Commission as a broker/dealer and is a member of the National Association of Securities Dealers, Inc. (NASD). Its principal offices are located at 101 Montgomery, San Francisco, California 94104, telephone 800-838-0650.

Certain administrative services are provided by Schwab to assist Great-West in processing the Contracts. These services are described in written agreements between Schwab and Great-West. Great-West has agreed to indemnify Schwab (and its agents, employees, and controlling persons) for certain damages arising out of the sale of the Contracts, including those arising under the securities laws.

                             SELECTED FINANCIAL DATA

The following is a summary of certain financial data of GWL&A. This summary has been derived in part from, and should be read in conjunction with, GWL&A's
Consolidated Financial Statements.

[Millions]

                                                                    Years Ended December 31,
                                             -----------------------------------------------------------------------
INCOME STATEMENT                          1999            1998             1997            1996            1995
                                       ----------------------------------------------- --------------  -------------
         DATA

 Premiums                           $      1,163    $        995    $        833     $        829    $        732
 Fee income                                  635             516             420              347             335
 Net investment income                       876             897             882              835             835
 Realized investment
  gains (losses)                               1              38              10              (21)              8
                                       ----------------------------------------------- --------------  -------------
          Total Revenues                         2,675          2,446          2,145           1,990         1,910

 Policyholder benefits                     1,582           1,462           1,385            1,356           1,269
                                       ------------    ------------    -------------   -------------   -------------
 Operating expenses                          804             688             552              469             464
                                             -----------    -----------    -----------    -----------   ------------
          Total benefits and

  expenses                                 2,386           2,150           1,937            1,825           1,733
                                       ----------------------------------------------- --------------  -------------
 Income from operations                      289             296             208              165             177
 Income tax expense                           83              99              49               30              49
                                       ----------------------------------------------- --------------  -------------
 Net Income                         $        206    $        197    $        159     $        135    $        128
                                       =============================================== ==============  =============

           Deposits for investment-
    type contracts                  $        634    $      1,344    $        658     $        815    $        868
  Deposits to separate

    accounts                               2,583           2,208           2,145            1,438           1,165
  Self-funded premium
    equivalents                            2,979           2,606           2,039            1,940           2,140

                                                                          December 31,
                                             -----------------------------------------------------------------------
                                          1999            1998             1997            1996            1995
                                       ----------------------------------------------- --------------  -------------

         BALANCE SHEET DATA
 Investment assets                  $     13,058    $     13,671    $     13,206     $     12,717    $     12,473
 Separate account assets                  12,780          10,100           7,847            5,485           3,999
 Total assets                             27,393          25,123          22,078           19,351          17,682
 Total policy benefit
  liabilities                             12,386          12,583          11,706           11,600          11,408
 Due to Parent Corporation                    35              52             118              120             122
          Due to GWL&A Financial                   175


                                       40

          Total shareholder's equity             1,167          1,199         1,186           1,034            993

Management's Discussion and Analysis of Financial Condition and Results of Operations

The Company

Great-West Life & Annuity Insurance Company (the "Company") is a stock life insurance company originally organized in 1907. The Company is domiciled in Colorado.

The  Company  is a  wholly-owned  subsidiary  of GWL&A  Financial  Inc.  ("GWL&A
Financial"), a Delaware holding company. GWL&A Financial is an indirect wholly-owned subsidiary of The Great-West Life Assurance Company ("Great-West Life"), a Canadian life insurance company. Great-West Life is a subsidiary of Great-West Lifeco Inc. ("Great-West Lifeco"), a Canadian holding company.
Great-West Lifeco is a subsidiary of Power Financial Corporation ("Power Financial"), a Canadian holding company with substantial interests in the financial services industry. Power Financial Corporation is a subsidiary of Power Corporation of Canada ("Power Corporation"), a Canadian holding and management company. Mr. Paul Desmarais, through a group of private holding companies, which he controls, has voting control of Power Corporation.

Shares of Great-West Lifeco, Power Financial and Power Corporation are traded publicly in Canada.

The Company is authorized to engage in the sale of life insurance, accident and health insurance and annuities. It is qualified to do business in all states in the United States except New York, and in the District of Columbia, Puerto Rico, Guam and the U.S. Virgin Islands. The Company conducts business in New York through its subsidiary, First Great-West Life & Annuity Insurance Company. The Company is also a licensed reinsurer in the State of New York. As of December 31, 1998, the Company ranked among the top 25 of all U.S. life insurance companies in terms of admitted assets.

The Company operates in the following two business segments:

Employee Benefits                          life, health and 401(k) products for group clients

Financial Services                         savings products for both public and non-profit employers and individuals
                                           (including 401, 403(b), 408 and 457 plans), and
                                           life insurance products for individuals and
                                           businesses

The following discussion contains forward-looking statements. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments. In particular, statements using verbs such as "expect," "anticipate," "believe" or words of similar import generally involve forward-looking statements. Without limiting the foregoing, forward-looking statements include statements which represent the Company's beliefs concerning future or projected levels of sales of the Company's products, investment spreads or yields, or the earnings or profitability of the Company's activities. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company's control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Whether or not actual results differ materially from forward-looking statements may depend on numerous foreseeable and unforeseeable events or developments, some of which may be national in scope, such as general economic conditions and interest rates, some of which may be related to the insurance industry generally, such as pricing competition, regulatory developments and industry consolidation, and others of which may relate to the Company specifically, such as credit, volatility and other risks associated with the Company's investment portfolio, and other factors. Readers are also directed to consider other risks and uncertainties discussed in documents filed by the Company and certain of its subsidiaries with the Securities and Exchange Commission.

Management's discussion and analysis of financial condition and results of operations of the Company for the three years ended December 31, 1999 follows.

COMPANY RESULTS OF OPERATIONS

1.  Consolidated Results

The Company's consolidated net income increased $8.8 million or 5% in 1999 when compared to the year ended December 31, 1998, reflecting improved results in the Employee Benefits segment, offset by a slight decrease in the Financial Services segment. The Employee Benefits segment contributed $9.5 million to the improved consolidated results compared to the Financial Services segment which recorded a $0.7 million decrease. Of total consolidated net income in 1999 and 1998, the Employee Benefits segment contributed 57% and 54%, respectively, while the Financial Services segment contributed 43% and 46%, respectively.

The Company's consolidated net income increased $38.1 million or 24% in 1998 when compared to the year ended December 31, 1997. In 1998, the Employee Benefits segment contributed $8.8 million or 23% to the overall growth and the Financial Services segment contributed $29.3 million or 77% to the overall growth.

Pursuant to a required change in accounting policy, the Company capitalized $18.4 million of software development costs (see Note 1 to the consolidated financial statements), which increased the 1999 consolidated net income.

The Company's 1999 and 1997 consolidated net income increased by $8.3 million and $21.1 million, respectively, due to changes in income tax provisions for these years. The current income tax provisions were decreased by $17.2 million and $42.2 million for 1999 and 1997, respectively, due to the release of a contingent liability relating to taxes of Great-West Life's U.S. branch associated with the blocks of business that had been transferred from Great-West Life's U.S. branch to the Company, as discussed below.

Of the amount released in 1999 and 1997, $8.9 million and $15.1 million, respectively, was attributable to participating policyholders and, therefore, had no effect on the net income of the Company.

In 1989, Great-West Life began a series of transactions to transfer its U.S. business from its U.S. branch to the Company; this process was essentially completed in 1993. The objective of these transactions was to transfer to the Company all of the risks and rewards of Great-West Life's U.S.-related business. The transfers of insurance contracts and related assets were accomplished through several reinsurance agreements executed by the Company and Great-West Life's U.S. branch during these years. As part of this transfer of Great-West Life's U.S. business, the Company in 1993 entered into a tax agreement with Great-West Life in order to transfer the tax liabilities associated with the insurance contracts and related assets that had been transferred.

In addition to the contingent tax liability release described above, the Company's income tax provision for 1997 also reflected an increase for additional contingent items related to open tax years where it was determined to be probable that additional tax liabilities could be owed based on changes in facts and circumstances. The increase in 1997 was $16.0 million, of which $10.1 million was attributable to participating policyholders and, therefore, had no effect on the net income of the Company.

In 1999 total revenues increased $228.9 million or 9% to $2.7 billion when compared to the year ended December 31, 1998. The growth in revenues in 1999 was comprised of increased premium income of $168.3 million, increased fee income of $119.1 million, decreased net investment income of $21.4 million and decreased realized gains on investments of $37.1 million. In 1998 total revenues increased $301.1 million or 14% to $2.4 billion when compared to the year ended December 31, 1997. The growth in revenues in 1998 was comprised of increased premium income of $161.7 million, increased fee income of $95.3 million, increased net investment income of $15.7 million and increased realized gains on investments of $28.4 million.

The increased premium income in 1999 was comprised of growth in Employee Benefits premium income of $243.5 million, offset by a decrease in Financial Services premium income of $75.2 million. The growth in premium income in the Employee Benefits segment primarily reflected an increase of $205.9 million of premium income derived from Alta Health & Life Insurance Company ("Alta"), formerly known as Anthem Health & Life Insurance Company, which the Company acquired in July 1998 (see Other Matters). The decrease of $75.2 million in Financial Services premium income was due primarily to reinsurance transactions in 1998 of $46.2 million. There were no significant reinsurance transactions in 1999. The increased premium income in 1998 was comprised of growth in Employee Benefits premium income of $281.8 million, offset by a decrease in Financial Services premium income of $120.1 million. The growth in premium income in the Employee Benefits segment primarily reflected $209.5 million of premium income derived from the acquisition of Alta. The decrease of $120.2 million in Financial Services premium income was primarily due to reinsurance transactions in 1997 of $155.8 million versus only $46.2 million in premiums due to reinsurance transactions in 1998.

The increased fee income in 1999 was comprised of growth in Employee Benefits fee income and Financial Services fee income of $103.9 million and $15.2 million, respectively. The growth in Employee Benefits fee income reflected an increase of $42.0 million of fee income derived from Alta during 1999. The remaining increase was the result of new group health sales and increased fees on 401(k) variable funds related to growth in equity markets. The increase in fee income in 1998 was comprised of Employee Benefits fee income and Financial Services fee income of $86.6 million and $8.7 million, respectively. The growth in Employee Benefits fee income reflected $31.6 million of fee income derived from the acquisition of Alta. The remaining increase was the result of new group health sales and increased fees on 401(k) variable funds related to growth in equity markets.

Realized investment gains decreased from a realized investment gain of $38.2 million in 1998 to a realized investment gain of $1.1 million in 1999. Realized investment gains were $9.8 million in 1997. The increase in interest rates in 1999 contributed to $7.8 million of fixed maturity losses, while the decrease in interest rates in 1998 and 1997 resulted in gains on sales of fixed maturities totaling $38.4 and $16.0 million, respectively. Increases (decreases) in the provision for asset losses of $(7.0) and $0.6 million, respectively, were recognized in 1999 and 1998.

Total benefits and expenses increased $235.7 million or 11% in 1999 when compared to the year ended December 31, 1998. The increase in 1999 was due to Alta, which resulted in an increase in benefits and expenses of $245.3 million. Excluding Alta, benefits and expenses would have decreased $9.6 million or 0.4% in 1999. The decrease included the effect of a change in accounting policy, which resulted in the capitalization of $18.4 million of software costs in 1999. Overall, total benefits and expenses have increased due to higher costs of managed care operations. The increase of $213.9 from 1997 to 1998 was a combination of the acquisition of Alta, which resulted in benefits and expenses increasing $258.3, partially offset by a decrease in policyholder benefits related to reinsurance transactions of $109.4 million.

In June 1997, the Company recaptured all the remaining pieces of an individual participating block of business previously reinsured to Great-West Life. The Company recorded various assets and liabilities related to the recapture as discussed in Note 3 to the Consolidated Financial Statements. In recording the recapture, both life insurance premiums and benefits were increased by the amount recaptured ($155.8 million). Consequently, the net income of the Company was not impacted by the reinsurance transaction.

Income tax expense decreased $15.6 million or 16% in 1999 when compared to the year ended December 31, 1998, which reflects a net $17.2 million release of contingent tax liabilities relating to prior open tax years, as discussed above. Income tax expense increased $49.0 million or 98% in 1998 when compared to the year ended December 31, 1997. The increase in income tax expense from 1997 to 1998 reflected higher earnings in 1998, as well as the fact that the 1997 income tax provision included a net $26.2 release of contingent tax liabilities relating to prior open tax years, as discussed above. Excluding these contingent tax releases, the Company's income tax expense increased 2% and 30% in 1999 and 1998, respectively. See Note 10 to the Consolidated Financial Statements for a discussion of the Company's effective tax rates.

In evaluating its results of operations, the Company also considers net changes in deposits received for investment-type contracts, deposits to separate accounts and self-funded equivalents. Self-funded equivalents represent paid claims under minimum premium and administrative services only contracts, which amounts approximate the additional premiums that would have been earned under such contracts if they had been written as traditional indemnity or HMO programs.

Deposits for investment-type contracts decreased $709.6 million or 53% in 1999 when compared to the year ended December 31, 1998. Deposits for investment-type contracts increased $686.0 million or 104% in 1998 when compared to the year ended December 31, 1997. The decrease in 1999 was primarily due to two indemnity reinsurance agreements with Great-West Life whereby the Company reinsured by coinsurance certain Great-West Life individual non-participating life insurance policies during 1998. This transaction increased deposits by $519.6 million in 1998 and accounted for (73)% and 76% of the increase (decrease) in 1999 and 1998, respectively.

Deposits for separate accounts increased $374.4 million or 17% in 1999 when compared to the year ended December 31, 1998. This was due primarily to $200 million of BOLI deposits associated with the variable life product, and a continuing movement toward variable funds and away from guaranteed interest rate options. Deposits for separate accounts increased $63.7 million or 3% in 1998 when compared to the year ended December 31, 1997. This increase in 1998 reflected a continuing movement toward variable funds and away from guaranteed interest rate options.

Self-funded premium equivalents increased $372.7 million or 14% in 1999 when compared to the year ended December 31, 1998. The increase in 1999 was primarily due to an increase in self-funded premium equivalents from Alta of $155.2 million, with the remainder coming from the growth in business. Self-funded premium equivalents increased $567.1 million or 28% in 1998 when compared to the year ended December 31, 1997. Approximately half of the 1998 increase ($281.3 million) was due to the acquisition of Alta, with the remainder coming from sales growth.

Total assets increased $2.3 billion or 9% in 1999 when compared to the year ended December 31, 1998. Separate account assets increased $2.7 billion primarily due to the strength of the equity markets in the United States. The $0.4 billion decrease in the general account reflected the continuing movement away from guaranteed products.

2.   Other Matters

Effective January 1, 2000, the Company coinsured the majority of General American Life Insurance Company's ("General American") group life and health insurance business, which primarily consists of administrative services only and stop loss policies. This added over 900,000 medical members representing approximately $1.7 billion of premium and premium equivalents. The agreement will convert to an assumption reinsurance agreement by January 1, 2001, subject to regulatory approval. On January 1, 2000, the Company assumed approximately $150 million of policy reserves and miscellaneous liabilities in exchange for an equal amount of cash and other assets from General American.

On October 6, 1999, the Company entered into an agreement with Allmerica Financial Corporation ("Allmerica") to acquire Allmerica's group life and health insurance business on March 1, 2000. This acquisition is anticipated to add 300,000 medical members and approximately $800 million of premium and premium equivalents. This business primarily consists of administrative services only and stop loss policies. The in-force business is expected to be underwritten and retained by the Company upon each policy renewal date. The purchase price is based on a percentage of the premium and administrative fees in force at March 1, 2000 and March 1, 2001.

On July 8, 1998, the Company acquired the outstanding common stock of Alta, which was a subsidiary of Anthem, Inc. (the Blue Cross and Blue Shield licensee for Indiana, Kentucky, Ohio, and Connecticut). The cost of the acquisition was $82.7 million. The purchase price was based on adjusted book value and was subject to further adjustments. The acquisition was accounted for as a purchase and was financed through internally generated funds. The fair value of tangible assets acquired and liabilities assumed was $379.9 million and $317.4 million, respectively. The goodwill representing the purchase price in excess of fair value of net assets acquired is included in other assets and is being amortized over 30 years on a straight-line basis.

The majority of Alta's customers are in the Company's target market of small to mid-size employers who prefer to self-fund their benefit plans. New and existing customers have been migrated to the Company's One Health Plan network, which provided substantial new growth for the One Health Plan subsidiary organization.

Life and health premium and fee income for Alta totaled $489.0 million and $241.1 million for the periods ended December 31, 1999 and 1998, respectively, while self-funded premium equivalents were $436.5 million and $281.3 million for the years ended December 31, 1999 and 1998, respectively. The Company recorded small losses associated with Alta operations in 1999 and 1998, respectively. The results of Alta since the date of acquisition are included in the Employee Benefits segment.

EMPLOYEE BENEFITS RESULTS OF OPERATIONS

The following is a summary of certain financial data of the Employee Benefits segment:

         (Millions)                                                  Years Ended December 31,
                                                           ----------------------------------------------
         INCOME STATEMENT                                      1999             1998             1997
                                                           -------------     ------------     -----------
         DATA

          Premiums                                      $        990     $         747    $         465
          Fee income                                             549               445              358
          Net investment income                                   80                95              100
                                                           -------------     ------------     -----------
          Realized investment gains (losses)                      (1)                8                3
                                                           -------------     ------------     -----------
          Total Revenues                                       1,618             1,295              926

          Policyholder benefits                                  789               590              371
                                                           -------------     ------------     -----------
                                                           -------------     ------------     -----------
          Operating expenses                                     661               547              428
                                                           -------------     ------------     -----------
                                                           -------------     ------------     -----------
          Total benefits and  expenses                         1,450             1,137              799
                                                           -------------     ------------     -----------
          Income from operations                                 168               158              127
          Income tax expense                                      51                51               29
                                                           -------------     ------------     -----------
          Net Income                                    $        117     $         107    $          98
                                                           =============     ============     ===========

          Deposits for investment-type
             contracts                                  $         26     $          37    $          25
          Deposits to separate accounts                        1,745             1,568            1,403
          Self-funded premium equivalents                      2,979             2,606            2,039

During 1999, the Employee Benefits segment experienced:

o significant growth in 401(k) assets under administration,

o increased sales offset by some deterioration in customer retention in group life and health,

o favorable morbidity results, and
o license approval for one additional HMO subsidiary, for a total of 15 fully operational HMOs.

Net income for Employee Benefits increased 9% in 1999 and 9% in 1998. The improvement in earnings in 1999 reflected increased fee income from variable 401(k) assets, improved group morbidity experience and the capitalization of $17.1 million of software costs in 1999, offset by a decrease in realized gains. The improvement in earnings in 1998 reflected increased fee income from variable 401(k) assets and improved group mortality experience. The changes in income tax provisions discussed above under "Company Results of Operations" resulted in an increase in net income for the Employee Benefits segment of $4.7 million in 1999.

401(k) premiums and deposits for 1999 and 1998 increased 11% and 14%, respectively, as the result of higher recurring deposits from existing customers and new sales. Assets under administration (including third-party administration) in 401(k) increased 26% over 1998 to $8.5 billion and 26% from 1997 to 1998, primarily due to strong equity markets.

Equivalent premium revenue and fee income for group life and health increased 19% from 1998 levels as the result of a combination of price increases and the Alta acquisition. From 1997 to 1998, equivalent premium revenue and fee income had increased 32% as a result of a combination of increased sales and the Alta acquisition.

1.  Group Life and Health

The Employee Benefits segment experienced a net increase of 468 group health care customers (employer groups) during 1999 (versus 593 in 1998). Much of the health care growth can be attributed to the introduction of new HMOs in markets with high sales potential, and the Company's ability to offer a choice of managed care products.

To position itself for the future, the Employee Benefits segment is focused on putting in place the products, strategies and processes that will strengthen its competitive position in the evolving managed care environment.

The Company experienced a 6% decrease in total health care membership from 2,266,700 at the end of 1998 to 2,130,400 at year-end 1999 as the result of certain large case terminations. Gatekeeper (i.e., POS and HMO) members grew 5% from 522,300 in 1998 to 549,900 in 1999. The Company expects this segment of the business to grow as additional HMO licenses are obtained and additional Alta members are converted.

Total health care membership increased from 1997 to 1998 by 35% (Alta accounted for 76% of this growth). Gatekeeper members grew 26% from 414,500 in 1997 to 522,300 in 1998, including 61,800 Alta members. Excluding the Alta acquisition, gatekeeper members increased 19%.

2.  401(k)

The number of new 401(k) case sales (employer groups), including third-party administration business generated through the Company's marketing and administration arrangement with New England, decreased 2% to 811 in 1999 from 828 in 1998 (1,235 in 1997). The 401(k) block of business under administration totaled 6,400 employer groups and more than 500,000 individual participants, compared to 6,100 employer groups and 475,000 individual participants in 1998, and 5,700 employer groups and 430,000 individual participants in 1997.

During 1999, the in-force block of 401(k) business continued to perform well, with customer retention of 92.9% versus 93.0% in 1998. This, combined with strong equity markets, resulted in a 26% increase in assets under management during 1999 and 1998, respectively.

In addition to the Company's internally-managed funds, the Company offers externally-managed funds from recognized mutual funds companies such as AIM, Fidelity, Putnam, American Century, Founders and T. Rowe Price. This strategy, supported by participant education efforts, is validated by the fact that 99% of assets contributed in 1999 were allocated to variable funds.

To promote long-term asset retention, the Company enhanced a number of products and services including prepackaged "lifestyle" funds (The Profile Series), expense reductions for high-balance accounts, a rollover IRA product, more effective enrollment communications, one-on-one retirement planning assistance and personal plan illustrations.

3.  Outlook

The Alta, General American, and Allmerica acquisitions will help to provide the Company with critical mass to compete in the consolidating health care market. Through a combination of internal growth and new business acquisitions, the Company expects to grow from 2.1 million members to 3.4 million members by the end of the first quarter of 2001. The Company's life and health and 401(k) sales are projected to double from 1999 results. In order to remain competitive, a focused effort on provider contracting will be essential to ensure competitive morbidity results. A continuing focus on expense levels and synergies will ensure competitive administrative expenses. The ongoing consolidation of the Company's benefit payment offices will remain an important operational issue from both a cost and quality perspective.

The Company will continue the expansion of its One Health Plan managed care subsidiaries. In 2000, it is anticipated that three new licensed HMOs, in Kansas, Missouri and Pennsylvania, will be approved. This will bring the total number of licensed One Health Plan HMOs to 18, which will provide current customers with a comprehensive national managed care network.

Delivering cost-effective, value-added services via the Internet will continue to be a focus for the Company. The Company has already introduced online enrollment capability for 401(k) participants, and later in 2000 it will introduce the same capability for life and health members. In addition, the Company has signed an agreement with an online investment advisor to provide 401(k) participants with personal investment advice via the Internet. This action, combined with a very competitive product portfolio should result in an increase in new case sales.

FINANCIAL SERVICES RESULTS OF OPERATIONS

The following is a summary of certain financial data of the Financial Services segment:

         (Millions)                                                 Years Ended December 31,
                                                        -------------------------------------------------
         INCOME STATEMENT                                   1999              1998              1997
                                                        --------------     ------------     -------------
         DATA

          Premiums                                   $        173      $         248    $         368
          Fee income                                           86                 71               62
          Net investment income                               796                802              782
                                                        --------------     ------------     -------------
          Realized investment gains (losses)                    2                 30                7
                                                        --------------     ------------     -------------
          Total Revenues                                    1,057              1,151            1,219

          Policyholder benefits                               793                872            1,014
                                                        --------------     ------------     -------------
          Operating expenses                                  143                141              124
                                                        --------------     ------------     -------------
          Total benefits and expenses                         936              1,013            1,138
                                                        --------------     ------------     -------------
          Income from operations                              121                138               81
          Income tax expense                                   32                 48               20
                                                        --------------     ------------     -------------
          Net Income                                 $         89      $          90    $          61
                                                        ==============     ============     =============

          Deposits for investment-type
            contracts                                $        608      $       1,307    $         633
          Deposits to separate accounts                       838                640              742

During 1999, the Financial Services segment experienced:

o significant growth in participants and separate account funds primarily attributable to the public/non-profit business,

o very strong persistency in all lines of business, and increased sales of BOLI.

Net income for Financial Services decreased 1% in 1999 and increased 48% in 1998. The earnings in 1999 were favorably impacted by improved investment margins and increased fee income, but were adversely impacted by the large decrease in realized investment gains. The improvement in earnings in 1998 reflected higher earnings from an increased asset base, an increase in investment margins, and larger capital gains on fixed maturities. The changes in income tax provisions discussed above under "Company Results of Operations" resulted in an increase in net income for the Financial Services segment of $3.6 million in 1999.

1.  Savings

Premiums decreased $2.5 million or 14%, from $16.8 million in 1998 to $14.3 million in 1999. Premiums decreased $5.8 million or 26%, from $22.6 million in 1997 to $16.8 million in 1998. The decrease in both years is attributable to the continuing trend of policyholders selecting variable annuity options (separate accounts) as opposed to the more traditional fixed annuity products with life contingencies.

Fee income related to savings products increased $10.3 million or 15%, from $71.0 million in 1998 to $81.3 million in 1999. Fee income increased $8.6 million or 14%, from $62.4 million in 1997 to $71.0 million in 1998. The growth in fee income in 1999 and 1998 was the result of new sales and increased fees on variable funds related to growth in equity markets.

Deposits for investment-type contracts decreased $3.1 million or 1%, from $239.0 million in 1998 to $235.9 million in 1999. Deposits for investment-type contracts increased $20.4 million or 9%, from $218.6 million in 1997 to $239.0 million in 1998.

Deposits to separate accounts decreased $2.9 million or 0.4%, from $640.6 million in 1998 to $637.7 million in 1999. Deposits to separate accounts decreased $101.5 million or 14%, from $742.1 million in 1997 to $640.6 million in 1998. The decrease in 1998 was the result of 1997 being inflated by the receipt of a large single deposit in the amount of $120.0 million.

The Financial Services segment's core savings business is in the public/non-profit pension market. The assets of the public/non-profit business, including separate accounts but excluding Guaranteed Investment Contracts ("GICs"), increased 2% and 9% during 1999 and 1998 to $7.9 billion and $7.8 billion, respectively. Much of the growth came from the variable annuity business, which was driven by premiums and deposits and strong investment returns in the equity markets. The increase was offset by a decrease primarily due to one major case moving to an independent money manager. The Company did maintain the administrative services contract and fee income associated with this client.

The Financial Services segment's savings business experienced strong growth in 1999. The number of new participants in 1999 was 214,100 compared to 151,300 in 1998 (129,200 in 1997), bringing the total lives under administration to 806,700 in 1999 and 642,500 in 1998.

The Financial Services segment again experienced a very high retention rate on public/non-profit contract renewals, renewing 100% of contracts that were eligible for renewal during the year. Part of this customer loyalty comes from initiatives to provide high-quality service while controlling expenses.

The Company continued to limit sales of GICs and to allow this block of business to contract in response to the highly competitive GIC market. As a result, GIC assets decreased 62% in 1999, to $104.7 million. In 1998, GIC assets decreased 33% from 1997, to $274.8 million.

Customer demand for investment diversification continued to grow during 1999. New contributions to variable business represented 64% of the total 1999 premiums versus 63% in 1998. The Company continues to expand the investment products available through Maxim Series Fund, Inc., and through partnership arrangements with external fund managers. Externally-managed funds offered to participants in 1999 included American Century, Ariel, Fidelity, Founders, INVESCO, Janus, Loomis Sayles, Templeton, T. Rowe Price and Vista.

Customer participation in guaranteed separate accounts increased, as many customers prefer the security of fixed income securities and separate account assets. Assets under management for guaranteed separate account funds were $653.7 million in 1999, compared to $562.3 million in 1998 and $466.2 million in 1997.

FASCorp administered records for approximately 1,595,000 participants in 1999 versus 1,307,000 in 1998. FASCorp's fee income was $53.8 million, $44.0 million and $36.1 million at December 31, 1999, 1998 and 1997, respectively.

2.  Life Insurance

The  Company  continued  its  conservative   approach  to  the  manufacture  and
distribution of traditional life insurance products, while focusing on customer retention and expense management.

Individual life insurance revenue premiums and deposits of $735.3 million in 1999 decreased 43% from 1998 primarily due to reinsurance transactions with Great-West Life, which resulted in $565.8 million of premiums and deposits in 1998. Excluding these reinsurance transactions, individual life insurance revenue premiums and deposits increased 0.1% from 1998. Individual life insurance revenue premiums and deposits of $1.3 billion in 1998 increased 71% from 1997 primarily due to reinsurance transactions with Great-West Life, which resulted in $565.8 million of premiums and deposits in 1998 versus $155.8 million in 1997. Excluding these reinsurance transactions, individual life insurance revenue premiums and deposits increased 14% from 1997 to 1998. The Company also experienced strong BOLI sales in 1998 which more than offset reductions in COLI premiums.

In 1996, the U.S. Congress enacted legislation to phase out the tax deductibility of interest on policy loans on COLI products. Since then, renewal premiums and deposits for COLI products have decreased to $128.5 million in 1999 from $139.8 million in 1998 and $299.8 million in 1997, and the Company expects this decline to continue. As a result of these legislative changes, the Company has shifted its emphasis from COLI to new sales in the BOLI market. This product provides long-term benefits for bank employees and was not affected by the 1996 legislative changes. BOLI premiums and deposits were $436.3 million during 1999, compared to $408.3 million in 1998 and $179.3 million in 1997. The Company continues working closely with existing COLI customers to determine the options available to them and is confident that the effect of the legislative changes will not be material to the Company's operations.

3.  Outlook

During 2000, the Company expects to continue its growth of the third party administration business through FASCorp. The savings business will continue to improve customer service and, at the same time, lower unit costs through the use of Internet services.

The Company will continue to emphasize the development of the institutional life insurance and annuity markets. Internet sales and service is also expected to play a significant role in the life insurance business lines. Increased emphasis was placed on improving Internet functionality during 1999, and it will continue to be a focus in the coming year in the bank and institutional markets.

Strong sales are expected in the BOLI market - the Company's new variable life product has been well received in the market as the separate account option limits credit risk.

INVESTMENT OPERATIONS

The Company's primary investment objective is to acquire assets whose durations and cash flows reflect the characteristics of the Company's liabilities, while meeting industry, size, issuer and geographic diversification standards. Formal liquidity and credit quality parameters have also been established.

The Company follows rigorous procedures to control interest rate risk and observes strict asset and liability matching guidelines. These guidelines ensure that even under changing market conditions, the Company's assets will meet the cash flow and income requirements of its liabilities. Through dynamic modeling, using state-of-the-art software to analyze the effects of a wide range of possible market changes upon investments and policyholder benefits, the Company ensures that its investment portfolio is appropriately structured to fulfill financial obligations to its policyholders.

A summary of the Company's general account invested assets follows:

[Millions]
                                                                                           1999            1998
                                                                                        ------------    ------------

         Fixed maturities, available for sale, at fair value                         $        6,728  $       6,937
         Fixed maturities, held-to-maturity, at amortized cost                               2,260           2,200
         Mortgage loans                                                                        975           1,133
         Real estate and common stock                                                          173             122
         Short-term investments                                                                241             420
         Policy loans                                                                         2,681          2,859
                                                                                        ------------    ------------
             Total invested assets                                                   $     13,058    $      13,671
                                                                                        ============    ============

1.  Fixed Maturities

Fixed maturity investments include public and privately placed corporate bonds, government bonds and mortgage-backed and asset-backed securities. The Company's strategy related to mortgage-backed and asset-backed securities is to focus on those with lower volatility and minimal credit risk. The Company does not invest in higher risk collateralized mortgage obligations such as interest-only and principal-only strips, and currently has no plans to invest in such securities.

Private placement investments, which are primarily in the held-to-maturity category, are generally less marketable than publicly traded assets, yet they typically offer covenant protection which allows the Company, if necessary, to take appropriate action to protect its investment. The Company believes that the cost of the additional monitoring and analysis required by private placements is more than offset by their enhanced yield.

One of the Company's primary objectives is to ensure that its fixed maturity portfolio is maintained at a high average quality, so as to limit credit risk. If not externally rated, the securities are rated by the Company on a basis intended to be similar to that of the rating agencies.

The distribution of the fixed maturity portfolio (both available for sale and held to maturity) by credit rating is summarized as:

         Credit Rating                                                             1999                1998
                                                                             -----------------   -----------------
         AAA                                                                       48.9%               45.6%
         AA                                                                         8.9                 9.4
         A                                                                         19.6                23.8
         BBB                                                                       22.3                20.7
         BB and Below (non-investment grade)                                        0.3                 0.5
                                                                             -----------------   -----------------
            TOTAL                                                                 100.0%              100.0%

At December 31, 1999 and 1998, the Company owned no bonds in default.

2.  Mortgage Loans

During 1999, the mortgage portfolio declined 14% to $1.0 billion, net of impairment reserves. The Company has not actively sought new loan opportunities since 1989 and, as such, has experienced an ongoing reduction in this portfolio's balance.

The Company follows a comprehensive approach to the management of mortgage loans which includes ongoing analysis of key mortgage characteristics such as debt service coverage, net collateral cash flow, property condition, loan to value ratios and market conditions. Collateral valuations are performed for those mortgages which, after review, are determined by management to present possible risks and exposures. These valuations are then incorporated into the determination of the Company's allowance for credit losses.

The average balance of impaired loans increased to $43.9 million in 1999 compared with $31.2 million in 1998, and there were no foreclosures in 1999, compared to $3.0 million in 1998. The low levels of problematic mortgages relative to the Company's overall balance sheet are due to the ongoing decrease in the size of the mortgage portfolio, the Company's active loan management program and overall strength in market conditions.

Occasionally, the Company elects to restructure certain loans if the economic benefits to the Company are believed to be more advantageous than those achieved by acquiring the collateral through foreclosure. At December 31, 1999 and 1998, the Company's loan portfolio included $75.7 million and $52.9 million, respectively, of non-impaired restructured loans.

3.  Real Estate and Common Stock

The Company's real estate portfolio is composed primarily of the Head Office property ($91.1 million) and properties acquired through the foreclosure of troubled mortgages ($10.1 million). The Company operates a wholly-owned real estate subsidiary, which attempts to maximize the value of these properties through rehabilitation, leasing and sale. The Company added a third tower to its Head Office complex during the first quarter of 2000.

The common stock portfolio is composed of mutual fund seed money and some private equity investments. The Company anticipates a limited participation in the stock markets in 2000.

4.  Derivatives

The Company uses certain derivatives, such as futures, options and swaps, for purposes of hedging interest rate and foreign exchange risk. These derivatives, when taken alone, may subject the Company to varying degrees of market and credit risk; however, when used for hedging, these instruments typically reduce risk. The Company controls the credit risk of its financial contracts through credit approvals, limits and monitoring procedures. The Company has also developed controls within its operations to ensure that only Board authorized transactions are executed. Note 6 to the Consolidated Financial Statements contains a summary of the Company's outstanding financial hedging derivatives.

5.  Outlook

General economic conditions continued to remain strong during 1999. The Company does not expect to recognize any asset writedowns or restructurings in 2000 that would result in a material adverse effect upon the Company's financial condition.

LIQUIDITY AND CAPITAL RESOURCES

The Company's operations have liquidity requirements that vary among the principal product lines. Life insurance and pension plan reserves are primarily long-term liabilities. Accident and health reserves, including long-term disability, consist of both short-term and long-term liabilities. Life insurance and pension plan reserve requirements are usually stable and predictable, and are supported primarily by long-term, fixed income investments. Accident and health claim demands are stable and predictable but generally shorter term, requiring greater liquidity.

Generally, the Company has met its operating requirements by maintaining appropriate levels of liquidity in its investment portfolio and utilizing positive cash flows from operations. Liquidity for the Company has remained strong, as evidenced by significant amounts of short-term investments and cash, which totaled $498.6 million and $596.3 million as of December 31, 1999 and 1998, respectively.

Funds provided from premiums and fees, investment income and maturities of investment assets are reasonably predictable and normally exceed liquidity requirements for payment of claims, benefits and expenses. However, since the timing of available funds cannot always be matched precisely to commitments, imbalances may arise when demands for funds exceed those on hand. Also, a demand for funds may arise as a result of the Company taking advantage of current investment opportunities. The Company's capital resources represent funds available for long-term business commitments and primarily consist of retained earnings and proceeds from the issuance of commercial paper and equity securities. Capital resources provide protection for policyholders and the financial strength to support the underwriting of insurance risks, and allow for continued business growth. The amount of capital resources that may be needed is determined by the Company's senior management and Board of Directors as well as by regulatory requirements. The allocation of resources to new long-term business commitments is designed to achieve an attractive return, tempered by considerations of risk and the need to support the Company's existing business.

The Company's financial strength provides the capacity and flexibility to enable it to raise funds in the capital markets through the issuance of commercial paper. The Company continues to be well capitalized, with sufficient borrowing capacity to meet the anticipated needs of its business. The Company had no commercial paper outstanding at December 31, 1999, compared with $39.7 million at December 31, 1998. The commercial paper has been given a rating of A-1+ by Standard & Poor's Corporation and a rating of P-1 by Moody's Investors Service, each being the highest rating available. In addition, the Company issued a surplus note to GWL&A Financial in 1999. The surplus note bears interest at 7.25% and is due June 30, 2048.

ACCOUNTING PRONOUNCEMENTS

The Financial Accounting Standards Board has issued Statement No. 133, "Accounting for Derivative Instruments and for Hedging Activities", which, as amended, is required to be adopted in years beginning after June 15, 2000. This Statement provides a comprehensive and consistent standard for the recognition and measurement of derivatives and hedging activities. Although management has not completed its analysis of the impact of this Statement, management does not anticipate that the adoption of the new Statement will have a significant effect on earnings or the financial position of the Company because of the Company's minimal use of derivatives.

See the Note 1 to the Consolidated Financial Statements for additional information regarding accounting pronouncements.

REGULATION

1.  Insurance Regulation

The business of the Company is subject to comprehensive state and federal regulation and supervision throughout the United States, which primarily provides safeguards for policyholders rather than investors. The laws of the various state jurisdictions establish supervisory agencies with broad administrative powers with respect to such matters as admittance of assets, premium rating methodology, policy forms, establishing reserve requirements and solvency standards, maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, the type, amounts and valuation of investments permitted and HMO operations.

The Company's operations and accounts are subject to examination by the Colorado Insurance Division and other regulators at specified intervals. The latest financial examination by the Colorado Insurance Division was completed in 1997, and covered the five year period ending December 31, 1995. This examination produced no significant adverse findings regarding the Company.

The National Association of Insurance Commissioners has adopted risk-based capital rules and other financial ratios for life insurance companies. Based on the Company's December 31, 1999 statutory financial reports, the Company has risk-based capital well in excess of that required and was within the usual ranges of all ratios.

2.  Insurance Holding Company Regulations

The Company is subject to and complies with insurance holding company regulations in Colorado. These regulations contain certain restrictions and reporting requirements for transactions between an insurer and its affiliates, including the payments of dividends. They also regulate changes in control of an insurance company.

3.  Securities Laws

The Company is subject to various levels of regulation under federal securities laws. The Company's broker-dealer subsidiaries are regulated by the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. The Company's investment advisor subsidiary and transfer agent subsidiary are regulated by the SEC. Certain of the Company's separate accounts, mutual funds and variable insurance and annuity products are registered under the Investment Company Act of 1940 and the Securities Act of 1933.

4.  Guaranty Funds

Under insurance guaranty fund laws existing in all states, insurers doing business in those states can be assessed (up to prescribed limits) for certain obligations of insolvent insurance companies. The Company has established a reserve of $7.1 million as of December 31, 1999 to cover future assessments of known insolvencies. The Company has historically recovered more than half of the guaranty fund assessments through statutorily permitted premium tax offsets. The Company has a prepaid asset associated with guaranty fund assessments of $3.4 million at December 31, 1999.

5.  Canadian Regulation

Because the Company is an indirect subsidiary of Great-West Life, which is a Canadian company, the Office of the Superintendent of Financial Institutions Canada conducts periodic examinations of the Company and approves certain investments in subsidiary companies.

6.  Potential Legislation

United States legislation and administrative developments in various areas, including pension regulation, financial services regulation, health care legislation and the insurance industry could significantly and adversely affect the Company in the future. Congress has from time to time considered legislation relating to health care reform and managed care issues (including patients' rights, privacy of medical records and managed care plan or enterprise liability), changes in the deferral of taxation on the accretion of value within certain annuities and life insurance products, changes in regulation for the Employee Retirement Income Security Act of 1974, as amended, and changes as to the availability of Section 401(k) for individual retirement accounts.

It is not possible to predict whether future legislation or regulation adversely affecting the business of the Company will be enacted and, if enacted, the extent to which such legislation or regulation will have an effect on the Company and its competitors.

GWL&A is rated by a number of nationally recognized rating agencies. The ratings represent the opinion of the rating agencies on the financial strength of GWL&A and its ability to meet the obligations of its insurance policies.

Rating Agency                           Measurement                                             Rating
-------------------------------------   ----------------------------------------------------    --------------

A.M. Best Company                       Financial Condition and Operating Performance           A++ *

Duff & Phelps Corporation               Claims Paying Ability                                   AAA *

Standard & Poor's Corporation           Claims Paying Ability                                   AA+ **

Moody's Investors Service               Insurance Financial Strength                            Aa2 ***

*     Highest ratings available.
** Second highest rating out of 19 rating categories. *** Third highest rating out of 19 rating categories.

MISCELLANEOUS

No customer accounted for 10% or more of GWL&A's consolidated revenues in 1999. In addition, no segment of GWL&A's business is dependent on a single customer or a few customers, the loss of which would have a significant effect on GWL&A or any of its business segments. The loss of business from any one, or a few, independent brokers or agents would not have a material adverse effect on GWL&A or any of its business segments.

GWL&A had approximately 6,900 employees at December 31, 1999.

The Head Office of the Company consists of a 752,000 square foot office complex located in Greenwood Village, Colorado. The office complex is owned by a subsidiary of the Company. The Company leases sales and claims offices throughout the United States.

DIRECTORS AND EXECUTIVE OFFICERS

Following is information concerning GWL&A's directors and executive officers, together with their principal occupation for the past five years. Unless otherwise indicated, all of the directors and executive officers have been engaged for not less than five years in their present principal occupations or in another executive capacity with the companies or firms identified.

Directors are elected annually to serve until the following annual meeting of shareholders.

The appointments of executive officers are confirmed annually.

Director                                           Served as                   Principal Occupation(s) For
                                                 Director From                       Last Five Years

James Balog                                           1993          Company Director
(1)(2)

James W. Burns, O.C.                                  1991          Chairman of the Boards of Great-West Lifeco,
(1)(2)(4)                                                           Great-West Life, London Insurance Group Inc. and
                                                                    London Life Insurance Company; Deputy Chairman,
                                                                    Power Corporation

Orest T. Dackow                                       1991          President and Chief Executive Officer, Great-West
(1)(2)(4)                                                           Lifeco

Andre Desmarais                                       1997          President and Co-Chief Executive Officer, Power
(1)(2)(4)(5)                                                        Corporation; Deputy Chairman, Power Financial
Paul Desmarais, Jr.                                   1991          Chairman and Co-Chief Executive Officer, Power
(1)(2)(4)(5)                                                        Corporation; Chairman, Power Financial

Robert G. Graham                                      1991          Company Director since January 1996; previously
(1)(2)(4)                                                           Chairman and Chief Executive Officer, Inter-City
                                                                    Products Corporation (a company engaged in the
                                                                    manufacture and distribution of air conditioning,
                                                                    heating and related products)

Robert Gratton                                        1991          Chairman of the Board of GWL&A; President and
(1)(2)(4)                                                           Chief Executive Officer, Power Financial

N. Berne Hart                                         1991          Company Director
(1)(2)(3)

Kevin P. Kavanagh                                     1986          Company Director; Chancellor, Brandon University
(1)(3)(4)

William Mackness                                      1991          Company Director since July 1995; previously
(1)(2)                                                              Dean, Faculty of Management, University of
                                                                    Manitoba

William T. McCallum                                   1990          President and Chief Executive Officer of GWL&A;
(1)(2)(4)                                                           President and Chief Executive Officer, United
                                                                    States Operations, Great-West Life

Jerry E.A. Nickerson                                  1994          Chairman of the Board, H.B. Nickerson & Sons
(3)(4)                                                              Limited (a management and holding company)

The Honourable                                        1991          Vice-Chairman, Power Corporation; Member of the
P. Michael Pitfield, P.C., Q.C.                                     Senate of Canada
(1)(2)(4)

Michel Plessis-Belair, F.C.A.                         1991          Vice-Chairman and Chief Financial Officer, Power
(1)(2)(3)(4)                                                        Corporation; Executive Vice-President and Chief
                                                                    Financial Officer, Power Financial




Director                                           Served as                   Principal Occupation(s) For
                                                 Director From                       Last Five Years

Brian E. Walsh                                        1995          Co-Founder and Managing Partner, Veritas Capital
(1)(2)                                                              Management,  LLC (a merchant  banking  company)  since
                                                                    September  1997; previously Partner, Trinity L.P.
                                                                    (an investment company) from January 1996;
                                                                    previously  Managing Director and Co-Head,  Global
                                                                    Investment Bank, Bankers
                                                                    Trust Company (an investment/commercial bank)

(1)      Member of the Executive Committee
(2)      Member of the Investment and Credit Committee
(3)      Member of the Audit Committee
(4)      Also a director of Great-West Life
(5)      Mr. Andre Desmarais and Mr. Paul Desmarais, Jr. are brothers.

The following lists directorships held by the directors of the Company, on companies whose securities are traded publicly in the United States or that are investment companies registered under the Investment Company Act of 1940.

J. Balog                                                      Transatlantic Holdings
                                                                                                 Phoenix

Investment Partners

A. Desmarais                                The Seagram Company Limited
P. Desmarais, Jr.                   Rhodia, S.A.

EXECUTIVE OFFICERS

Executive Officer                        Served as Executive                   Principal Occupation(s) For
                                             Officer From                            Last Five Years

William T. McCallum President and                1984              President and Chief Executive Officer of GWL&A;
Chief Executive Officer                                            President and Chief Executive Officer, United
                                                                   States Operations, Great-West Life

Mitchell T.G. Graye                              1997              Executive Vice President and Chief Financial
Executive Vice President and Chief                                 Officer of GWL&A; Executive Vice President and
Financial Officer                                                  Chief Financial Officer, United States, Great-West
                                                                   Life

James D. Motz                                    1992              Executive Vice President, Employee Benefits of
Executive Vice President,                                          GWL&A and Great-West Life
Employee Benefits

Douglas L. Wooden                                1991              Executive Vice President, Financial Services of
Executive Vice President,                                          GWL&A and Great-West Life
Financial Services

Michael R. Bracco                                1999              Senior Vice President, Employee Benefits of GWL&A
Senior Vice President, Employee                                    and Great-West Life since September 1996;
Benefits                                                           previously Manager, Bain & Company (a strategy
                                                                   consulting company)

John A. Brown                                    1992              Senior Vice President, Healthcare Markets of GWL&A
Senior Vice President, Healthcare                                  and Great-West Life
Markets

Donna A. Goldin                                  1996              Executive Vice President and Chief Operating
Executive Vice President and Chief                                 Officer, One Corporation since June 1996;
Operating Officer,                                                 previously Executive Vice President and Chief
One Corporation                                                    Operating Officer, Harris Methodist Health Plan (a
                                                                   health maintenance organization) from March 1995;
                                                                   previously Executive Vice President and Chief
                                                                   Operating Officer, Private Healthcare Systems,
                                                                   Inc. (a managed care company)

Mark S. Hollen                                   2000              Senior Vice President, FASCorp of GWL&A and
Senior Vice President, FASCorp                                     Great-West Life

John T. Hughes                                   1989              Senior Vice President, Chief Investment Officer of
Senior Vice President,                                             GWL&A; Senior Vice President, Chief Investment
Chief Investment Officer                                           Officer, United States, Great-West Life

D. Craig Lennox                                  1984              Senior Vice President, General Counsel and
Senior Vice President, General                                     Secretary of GWL&A; Senior Vice President and
Counsel and Secretary                                              Chief U.S. Legal Officer, Great-West Life

Steve H. Miller                                  1997              Senior Vice President, Employee Benefits Sales of
Senior Vice President, Employee                                    GWL&A and Great-West Life
Benefits Sales

Charles P. Nelson                                1998              Senior Vice President,
Senior Vice President,                                             Public/Non-Profit Markets of GWL&A and Great-West
Public/Non-Profit Markets                                          Life

Martin Rosenbaum                                 1997              Senior Vice President, Employee Benefits of GWL&A
Senior Vice President, Employee                                    and Great-West Life
Benefits

Gregory E. Seller                                1999              Senior Vice President, Government Markets of GWL&A
Senior Vice President, Government                                  and Great-West Life
Markets

Robert K. Shaw                                   1998              Senior Vice President, Individual Markets of GWL&A
Senior Vice President, Individual                                  and Great-West Life
Markets

George D. Webb                                   1999              Senior Vice President, Public/Non-Profit
Senior Vice President,                                             Operations of GWL&A and Great-West Life since July
Public/Non-Profit Operations                                       1999; previously Principal, William M. Mercer

                                                                   Investment Consulting, Inc.

EXECUTIVE COMPENSATION

The following table sets out all compensation paid to the individuals who were, at December 31, 1998, the Chief Executive Officer and the other four most highly compensated executive officers of GWL&A (collectively the "Named Executive Officers") for services rendered to GWL&A and its subsidiaries, and Great-West Life, in all capacities for fiscal years ended 1997, 1998 and 1999, respectively.

                           SUMMARY COMPENSATION TABLE

====================================================================================== ===============================
                                                 Annual compensation                   Long-term compensation awards
-------------------------------------------------------------------------------------- -------------------------------
------------------------------- ----------------- --------------- -------------------- -------------------------------
Name and                              Year            Salary             Bonus                  Options (1)
principal position                                     ($)                ($)                       (#)
------------------------------- ----------------- --------------- -------------------- -------------------------------
------------------------------- ----------------- --------------- -------------------- -------------------------------
W.T. McCallum                         1999           955,303            680,000                  100,000(2)
President and                         1998           651,667            432,250                      -
Chief Executive Officer               1997           608,708            406,250                 600,000 (3)
------------------------------- ----------------- --------------- -------------------- -------------------------------
------------------------------- ----------------- --------------- -------------------- -------------------------------
D.L. Wooden                           1999           365,000            219,000                      -
Executive Vice President,             1998           330,000            198,000                      -
Financial Services                    1997           300,000            150,000                 300,000 (3)
------------------------------- ----------------- --------------- -------------------- -------------------------------
------------------------------- ----------------- --------------- -------------------- -------------------------------
J.D. Motz                             1999           385,000            192,500                      -
Executive Vice President,             1998           350,000            157,500                      -
Employee Benefits                     1997           300,000            151,300                 100,000 (2)
                                                                                                300,000 (3)

------------------------------- ----------------- --------------- -------------------- -------------------------------
------------------------------- ----------------- --------------- -------------------- -------------------------------
J.T. Hughes                           1999           350,000            185,500                      -
Senior Vice President, Chief          1998           338,000            185,900                      -
Investment Officer                    1997           324,000            162,000                      -
------------------------------- ----------------- --------------- -------------------- -------------------------------
------------------------------- ----------------- --------------- -------------------- -------------------------------
M.T.G. Graye Executive Vice           1999           315,000            189,000                      -
President and Chief Financial         1998           275,000            151,250                  18,000 (2)
Officer                                                                                          18,000 (3)
                                      1997           219,469            117,958                 132,000 (3)
=============================== ================= =============== ==================== ===============================

(1) The options set out are options for common shares of Great-West Lifeco which are granted by Great-West Lifeco pursuant to the Great-West Lifeco Stock Option Plan ("Lifeco Options").

(2) These Lifeco Options become exercisable 20% per year commencing on the first anniversary of the grant and expire ten years after the date of the grant.

(3) All or portions of these Lifeco Options become exercisable if certain financial targets are attained. If exercisable, the exercise period runs from April 1, 2002 to June 26, 2007.

OPTIONS

The following table describes options granted to the Named Executive Officers during the most recently completed fiscal year. All options are Lifeco Options granted pursuant to the Great-West Lifeco Stock Option Plan. Lifeco Options are issued with an exercise price in Canadian dollars. Canadian dollar amounts have been translated to U.S. dollars at a rate of 1/1.44.

                        OPTION GRANTS IN LAST FISCAL YEAR

============================================================================================== =============================
                                                                                               Potential realizable value
                                                                                               at assumed annual rates of
                                      Individual grants                                        stock price appreciation
                                                                                               for option term
---------------------------------------------------------------------------------------------- -----------------------------

                                          Percent of
                                         total options
                           Options        granted to      Exercise or
         Name              granted       employees in      base price      Expiration date          5%            10%
                             (#)          fiscal year      ($/share)                               ($)            ($)

----------------------- --------------- ---------------- --------------- --------------------- ------------- ---------------
W.T. McCallum              100,000           11.01           15.37           June 9, 2009        967,000       2,450,000
----------------------- --------------- ---------------- --------------- --------------------- ------------- ---------------



Prior to April 24,1996,  the Named Executive Officers  participated in the Power
Financial Employee Share Option Plan pursuant to which options to acquire common shares of Power Financial ("PFC Options") were granted. The following table describes all PFC Options exercised in 1999, and all unexercised PFC Options held as of December 31, 1999, by the Named Executive Officers. PFC Options are issued with an exercise price in Canadian dollars. Canadian dollar amounts have been translated to U.S. dollars at a rate of 1/1.44.

                       AGGREGATED PFC OPTION EXERCISES IN

                                LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
============================================================== ================================= ==================================
                                                                Unexercised options at fiscal          Value of unexercised
                                                                           year-end               in-the-money options at fiscal
                                                                             (#)                             year-end
                                                                                                                ($)
-------------------------------------------------------------- --------------------------------- ----------------------------------
                               Shares
                              acquired             Value

Name                         on exercise         realized         Exercisable Unexercisable          Exercisable Unexercisable
                                 (#)                ($)
------------------------ -------------------- ---------------- ---------------- ---------------- ---------------- -----------------
D.L. Wooden                       -                  -             176,000             -            2,309,809            -
                         -------------------- ---------------- ---------------- ---------------- ---------------- -----------------
------------------------ -------------------- ---------------- ---------------- ---------------- ---------------- -----------------
M.T.G. Graye                   70,000            1,150,716          70,000             -              919,813            -
======================== ==================== ================ ================ ================ ================ =================

Commencing April 24,1996, the Named Executive Officers began participating in the Great-West Lifeco Stock Option Plan. The following table describes all
Lifeco Options exercised in 1999, and all unexercised Lifeco Options held as of December 31, 1999, by the Named Executive Officers. Lifeco Options are issued with an exercise price in Canadian dollars. Canadian dollar amounts have been translated to U.S. dollars at a rate of 1/1.44.

                      AGGREGATED LIFECO OPTION EXERCISES IN

                                LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
============================================================== ================================= ==================================
                                                                Unexercised options at fiscal          Value of unexercised
                                                                           year-end               in-the-money options at fiscal
                                                                             (#)                             year-end
                                                                                                                ($)
-------------------------------------------------------------- --------------------------------- ----------------------------------
                               Shares
                              acquired             Value

Name                         on exercise         realized         Exercisable Unexercisable          Exercisable Unexercisable
                                 (#)                ($)
------------------------ -------------------- ---------------- ---------------- ---------------- ---------------- -----------------
W.T. McCallum                     -                  -         360,000          940,000          3,717,991        5,528,894
                                                               ----------------                                   -----------------
------------------------ -------------------- ---------------- ---------------- ---------------- ---------------- -----------------
D.L. Wooden                       -                  -         120,000          380,000          1,239,331        2,308,855
                                                               ----------------                                   -----------------
------------------------ -------------------- ---------------- ---------------- ---------------- ---------------- -----------------
J.D. Motz                         -                  -         160,000          440,000          1,575,242        2,812,722
------------------------ -------------------- ---------------- ---------------- ---------------- ---------------- -----------------
------------------------ -------------------- ---------------- ---------------- ---------------- ---------------- -----------------
J.T. Hughes                       -                  -         96,000           64,000           991,464          660,976
                                                               ----------------                                   -----------------
------------------------ -------------------- ---------------- ---------------- ---------------- ---------------- -----------------
M.T.G. Graye                      -                  -         82,800           217,200          825,726          900,072
======================== ==================== ================ ================ ================ ================ =================





PENSION PLAN TABLE

The following table sets out the pension benefits payable to the Named Executive
Officers by Great-West Life or GWL&A.

                               PENSION PLAN TABLE

============================== ==============================================================================
                                                             Years of service

                               ------------------------------------------------------------------------------
Remuneration
($)
                                    15                        20             25
                               30               35
------------------------------ ------------------------------------------------------------------------------
400,000                         120,000        160,000      200,000      240,000        240,000
------------------------------ ------------------------------------------------------------------------------
500,000                         150,000        200,000      250,000      300,000        300,000
------------------------------ ------------------------------------------------------------------------------
600,000                         180,000        240,000      300,000      360,000        360,000
------------------------------ ------------------------------------------------------------------------------
700,000                         210,000        280,000      350,000      420,000        420,000
------------------------------ ------------------------------------------------------------------------------
800,000                         240,000        320,000      400,000      480,000        480,000
------------------------------ ------------------------------------------------------------------------------
------------------------------ ------------------------------------------------------------------------------
900,000                        270,000         360,000      450,000      540,000       540,000
------------------------------ ------------------------------------------------------------------------------
------------------------------ ------------------------------------------------------------------------------
1,000,000                      300,000         400,000      500,000      600,000       600,000
============================== ==============================================================================

The Named Executive Officers have the following years of service.

Name                                                    Years of Service

W.T. McCallum                                                  34
D.L. Wooden                                                     9
J.D. Motz                                                      29
J.T. Hughes                                                    10
M.T.G. Graye                                                    6

For W.T. McCallum, the benefits shown are payable commencing December 31, 2000, and remuneration is the average of the highest 36 consecutive months of compensation during the last 84 months of employment. For M.T.G. Graye, J.T. Hughes, J.D. Motz and D.L. Wooden, the benefits shown are payable upon the attainment of age 62, and remuneration is the average of the highest 60 consecutive months of compensation during the last 84 months of employment. Compensation includes salary and bonuses prior to any deferrals. The normal form of pension is a life only annuity. Other optional forms of pension payment are available on an actuarially equivalent basis. The benefits listed in the table are subject to deduction for social security and other retirement benefits.

COMPENSATION OF DIRECTORS

For each director of GWL&A who is not also a director of Great-West Life, GWL&A pays an annual fee of $17,500, and a meeting fee of $1,000 for each meeting of the Board of Directors or a committee thereof attended. For each director of GWL&A who is also a director of Great-West Life, GWL&A pays a meeting fee of $1,000 for each meeting of the Board of Directors or a committee thereof attended which is not coincident with a Great-West Life meeting. In addition, all directors are reimbursed for incidental expenses.

The above amounts are paid in the currency of the country of residence of the director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Executive compensation is determined by GWL&A's Board of Directors. W.T. McCallum, President and Chief Executive Officer of GWL&A, is a member of the Board of Directors. Mr. McCallum participated in executive compensation matters generally but was not present when his own compensation was discussed or determined.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Set forth below is certain information, as of March 1, 2000, concerning beneficial ownership of the voting securities of GWL&A by entities and persons who beneficially own more than 5% of the voting securities of GWL&A. The determinations of "beneficial ownership" of voting securities are based upon Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This rule provides that securities will be deemed to be "beneficially owned" where a person has, either solely or in conjunction with others, (1) the power to vote or to direct the voting of securities and/or the power to dispose or to direct the disposition of, the securities or (2) the right to acquire any such power within 60 days after the date such "beneficial ownership" is determined.

(1) 100% of GWL&A's 7,032,000 outstanding common shares are owned by GWL&A Financial Inc., 8515 East Orchard Road, Englewood, Colorado 80111.

100% of the outstanding common shares of GWL&A Financial Inc. are owned by GWL&A Financial (Nova Scotia) Co., Suite 800, 1959 Upper Water Street, Halifax, Nova Scotia, Canada B3J 2X2.

100% of the outstanding common shares of GWL&A Financial (Nova Scotia) Co. are owned by The Great-West Life Assurance Company, 100 Osborne Street North, Winnipeg, Manitoba, Canada R3C 3A5.

100% of the outstanding common shares of The Great-West Life Assurance Company are owned by Great-West Lifeco Inc., 100 Osborne Street North, Winnipeg, Manitoba, Canada R3C 3A5.

81.2% of the outstanding common shares of Great-West Lifeco Inc. are controlled by Power Financial Corporation, 751 Victoria Square, Montreal, Quebec, Canada H2Y 2J3.

67.4% of the outstanding common shares of Power Financial Corporation are owned by 171263 Canada Inc., 751 Victoria Square, Montreal, Quebec, Canada H2Y 2J3.

100% of the outstanding common shares of 171263 Canada Inc. are owned by 2795957 Canada Inc., 751 Victoria Square, Montreal, Quebec, Canada H2Y 2J3.

100% of the outstanding common shares of 2795957 Canada Inc. are owned by Power Corporation of Canada, 751 Victoria Square, Montreal, Quebec, Canada H2Y 2J3.
Mr. Paul Desmarais, 751 Victoria Square, Montreal, Quebec, Canada H2Y 2J3, through a group of private holding companies, which he controls, has voting control of Power Corporation of Canada.

As a result of the chain of ownership  described in  paragraphs  (1) through (9)
above, each of the entities and persons listed in paragraphs (1) through (9) would be considered under Rule 13d-3 of the Exchange Act to be a "beneficial owner" of 100% of the outstanding voting securities of GWL&A.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets out the number of equity securities, and exercisable options (including options which will become exercisable within 60 days) for equity securities, of the Company or any of its parents or subsidiaries, beneficially owned, as of March 1, 2000, by (i) the directors of the Company;
(ii) the Named Executive Officers; and (iii) the directors and executive officers of the Company as a group.

------------------------------ ----------------------------------------------------------------------------------------
                               Power-Corporation Inc.                                         Power Financial Corporation
                               of Canada

                               ----------------------------------------------------------------------------------------
                               -------------------- --------------------- -----------------------
                               (1)                   (2)                  (3)
                               ------------------------------------------ ---------------------------------------------
                               -------------------- --------------------- -----------------------

                                    Directors

-----------------------------------------------------------------------------------------------------------------------
------------------------------ ------------------------------------------ ---------------------------------------------
J. Balog                                -                     -                    -
------------------------------ ------------------------------------------ ---------------------------------------------
------------------------------ ------------------------------------------ ---------------------------------------------
J. W. Burns                          153,659                8,000               400,640
                                                                            200,000 options
------------------------------ ------------------------------------------ ---------------------------------------------
------------------------------ ------------------------------------------ ---------------------------------------------
O.T. Dackow                           78,398                  -                    -
                                 300,000 options
------------------------------ ------------------------------------------ ---------------------------------------------
------------------------------ ------------------------------------------ ---------------------------------------------
A. Desmarais                          51,659               21,600               140,800
                                                                           1,658,000 options
------------------------------ ------------------------------------------ ---------------------------------------------
------------------------------ ------------------------------------------ ---------------------------------------------
P. Desmarais, Jr.                     43,659                  -                1,448,000
------------------------------ ------------------------------------------ ---------------------------------------------
------------------------------ ------------------------------------------ ---------------------------------------------
R.G. Graham                             -                     -                    -
------------------------------ ------------------------------------------ ---------------------------------------------





------------------------------ -------------------- --------------------- -----------------------
                               Great-West Lifeco    Power Financial       Power Corporation of
                               Inc.                 Corporation           Canada
------------------------------ -------------------- --------------------- -----------------------
------------------------------ -------------------- --------------------- -----------------------
                               (1)                  (2)                   (3)
------------------------------ -------------------- --------------------- -----------------------
------------------------------ -------------------- --------------------- -----------------------

          Directors

------------------------------ -------------------- --------------------- -----------------------
------------------------------ ------------------------------------------ ---------------------------------------------
R. Gratton                           330,000               310,000               5,000
                                                      5,280,000 options     300,000 options
------------------------------ ------------------------------------------ ---------------------------------------------
------------------------------ ------------------------------------------ ---------------------------------------------
N.B. Hart                               -                     -                    -
------------------------------ ------------------------------------------ ---------------------------------------------
------------------------------ ------------------------------------------ ---------------------------------------------
K. P. Kavanagh                        18,500                  -                    -
------------------------------ ------------------------------------------ ---------------------------------------------
------------------------------ ------------------------------------------ ---------------------------------------------
W. Mackness                             -                   4,000                  -
------------------------------ ------------------------------------------ ---------------------------------------------
------------------------------ ------------------------------------------ ---------------------------------------------
W.T. McCallum                         82,800               80,000                  -
                                 360,000 options
------------------------------ ------------------------------------------ ---------------------------------------------
------------------------------ ------------------------------------------ ---------------------------------------------
J.E.A. Nickerson                        -                   4,000                4,000
------------------------------ ------------------------------------------ ---------------------------------------------
------------------------------ ------------------------------------------ ---------------------------------------------
P.M. Pitfield                         90,000               75,000               100,000
                                                                            309,000 options
------------------------------ ------------------------------------------ ---------------------------------------------
------------------------------ ------------------------------------------ ---------------------------------------------
M. Plessis-Belair                     20,000                2,000                15,800
                                                                            223,300 options
------------------------------ ------------------------------------------ ---------------------------------------------
------------------------------ ------------------------------------------ ---------------------------------------------
B.E. Walsh                              -                     -                    -
------------------------------ ------------------------------------------ ---------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

Named Executive Officers

-----------------------------------------------------------------------------------------------------------------------
------------------------------ ------------------------------------------ ---------------------------------------------
W.T. McCallum                         82,800               80,000                  -
                                 360,000 options
------------------------------ ------------------------------------------ ---------------------------------------------
------------------------------ ------------------------------------------ ---------------------------------------------
D.L. Wooden                      120,000 options       176,000 options             -
------------------------------ ------------------------------------------ ---------------------------------------------
------------------------------ ------------------------------------------ ---------------------------------------------
J.D. Motz                             12,549                  -                    -
                                 160,000 options
------------------------------ ------------------------------------------ ---------------------------------------------
------------------------------ ------------------------------------------ ---------------------------------------------
J.T. Hughes                           10,471                  -                    -
                                  96,000 options
------------------------------ ------------------------------------------ ---------------------------------------------
------------------------------ ------------------------------------------ ---------------------------------------------
M.T.G. Graye                           747                 70,000                  -
                                  86,400 options       70,000 options
------------------------------ ------------------------------------------ ---------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

Directors and Executive Officers as a Group

-----------------------------------------------------------------------------------------------------------------------
------------------------------ -------------------- --------------------- -----------------------
                                     990,785              734,600               2,114,240
                                1,516,800 options    5,526,000 options      2,690,300 options
------------------------------ -------------------- --------------------- -----------------------

(1) All holdings are common shares, or where indicated, exercisable options for common shares, of Great-West Lifeco Inc.

(2) All holdings are common shares, or where indicated, exercisable options for common shares, of Power Financial Corporation.

(3) All holdings are subordinate voting shares, or where indicated, exercisable options for subordinate voting shares, of Power Corporation of Canada.

The number of common shares and exercisable options for common shares of Power Financial Corporation held by R. Gratton represents 1.6% of the total number of common shares and exercisable options for common shares of Power Financial Corporation outstanding. The number of common shares and exercisable options for common shares of Power Financial Corporation held by the directors and executive officers as a group represents 1.8% of the total number of common shares and exercisable options for common shares of Power Financial Corporation outstanding. The number of subordinate voting shares and exercisable options for subordinate voting shares of Power Corporation of Canada held by the directors and executive officers as a group represents 2.1 % of the total number of subordinate voting shares and exercisable options for subordinate voting shares of Power Corporation of Canada outstanding. None of the remaining holdings set out above exceed 1% of the total number of shares and exercisable options for shares of the class outstanding.

------------------------------------------------------------------------
Rights Reserved by Great-West

We reserve the right to make certain changes we believe would best serve the interests of Owners and Annuitants or would be appropriate in carrying out the purposes of the Contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority. Approval may not be required in all cases, however. Examples of the changes we may make include:

To make any changes required by the Code or by any other applicable law in order to continue treatment of the Contract as an annuity.

To change the time or time of day at which a valuation date is deemed to have ended.

To make any other necessary technical changes in the Contract in order to conform with any action the above provisions permit us to take, including changing the way we assess charges, without increasing them for any outstanding Contract beyond the aggregate amount guaranteed.

-------------------------------------------------------------------------------

Currently, Great-West is not currently a party to, and its property is not currently subject to, any material legal proceedings. The lawsuits to which Great-West is a party are, in the opinion of management, in the ordinary course of business, and are not expected to have a material adverse effect on the financial results, conditions or prospects of Great-West.

--------------------------------------------------------------------------------

Advice regarding certain legal matters concerning the federal securities laws applicable to the issue and sale of the Contract has been provided by Jorden Burt Boros Cicchetti Berenson & Johnson LLP.

--------------------------------------------------------------------------------
Experts

The consolidated financial statements of Great-West Life & Annuity Insurance Company at December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1998 included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

--------------------------------------------------------------------------------
Available Information

We have filed a registration statement ("Registration Statement") with the Commission under the 1933 Act relating to the Contracts offered by this Prospectus. This Prospectus has been filed as a part of the Registration Statement and does not contain all of the information contained in the Registration Statement and its exhibits. Additionally, statements in this Prospectus about the content of the Contract and other legal instruments are summaries. Please refer to the Registration Statement and its exhibits for further information. Great-West is also subject to the informational requirements of the Securities Exchange Act of 1934, as amended and in accordance with that act Great-West has filed reports and other information with the Commission. You can review the Registration Statement and its exhibits and other reports and information filed with the Commission at the Commission's offices located at 450 Fifth Street, N.W., Washington, D.C. The Commission maintains a Web Site that contains reports and information statements and other information regarding Great-West, at the following address http://www.sec.gov.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Appendix A--Market Value Adjustments

The amount available for a full surrender, partial withdrawal or Transfer equals the amount requested plus the Market Value Adjustment (MVA). The MVA is calculated by multiplying the amount requested by the Market Value Adjustment Factor (MVAF).

The MVA formula

The MVA is determined using the following formula:

MVA = (amount applied) x (Market Value Adjustment Factor) The Market Value Adjustment Factor is:

{[(1 + i)/(1 + j +.10%)] N/12} - 1

Where:

i is the U.S. Treasury Strip ask side yield as published in the Wall Street Journal on the last business day of the week prior to the date the stated rate of interest was established for the Guarantee Period. The term of i is measured in years and equals the term of the Guarantee Period

j is the U.S. Treasury Strip ask side yield as published in the Wall Street Journal on the last business day of the week prior to the week the Guarantee Period is broken. The term of j equals the remaining term to maturity of the Guarantee Period, rounded up to the higher number of years

N is the number of complete months remaining until maturity

The MVA will equal 0 if:

if i and j differ by less than .10%

N is less than 6.

Examples

Following are four examples of Market Value Adjustments illustrating (1) increasing interest rates, (2) decreasing interest rates, (3) flat interest rates (i and j are within .10% of each other), and (4) less than 6 months to maturity.

Example 1--Increasing Interest Rates

------------------------- -------------------------------------
------------------------  $25,000 on November 1, 1996
Deposit
------------------------- -------------------------------------
------------------------- -------------------------------------
Maturity date             December 31, 2005
------------------------- -------------------------------------
------------------------- -------------------------------------
Interest Guarantee        10 years
Period

------------------------- -------------------------------------
------------------------- -------------------------------------
i                         assumed to be 6.15%
------------------------- -------------------------------------
------------------------- -------------------------------------
Surrender date            July 1, 2000
------------------------- -------------------------------------
------------------------- -------------------------------------
j                         7.00%
------------------------- -------------------------------------
------------------------- -------------------------------------
Amount surrendered        $10,000
------------------------- -------------------------------------
------------------------- -------------------------------------
N                         65
------------------------- -------------------------------------

MVAF = {[(1 + i)/(1 + j + .10%)]N/12} - 1
        = {[1.0615/1.071]65/12} - 1
        = .952885 - 1
        =  -.047115

MVA    = (amount  transferred  or  surrendered) x MVAF = $10,000 x - .047115 = -
       $471.15

Surrender Value = (amount transferred or surrendered + MVA)
                   = ($10,000 + - $471.15)
                   = $9,528.85

Example 2--Decreasing Interest Rates

-------------------------- ------------------------------------
Deposit                    $25,000 on November 1, 1996
-------------------------- ------------------------------------
-------------------------- ------------------------------------
Maturity date              December 31, 2005
-------------------------- ------------------------------------
-------------------------- ------------------------------------
Interest Guarantee Period  10 years

-------------------------- ------------------------------------
-------------------------- ------------------------------------
i                          assumed to be 6.15%
-------------------------- ------------------------------------
-------------------------- ------------------------------------
Surrender date             July 1, 2000
-------------------------- ------------------------------------
-------------------------- ------------------------------------
j                          5.00%
-------------------------- ------------------------------------
-------------------------- ------------------------------------
Amount surrendered         $10,000
-------------------------- ------------------------------------
-------------------------- ------------------------------------
N                          65
-------------------------- ------------------------------------

MVAF = {[(1 + i)/(1 + j + .10%)]N/12} - 1
        = {[1.0615/1.051]65/12} - 1
        = .055323

MVA    = (amount  transferred  or  surrendered)  x MVAF = $10,000 x  .0055323  =
       $553.23

Surrender Value = (amount transferred or surrendered + MVA)
                   = ($10,000 + $553.23)
                   = $10,553.23

Example 3--Flat Interest Rates (i and j are within .10% of each other)
-------------------------- ------------------------------------
Deposit                    $25,000 on November 1, 1996
-------------------------- ------------------------------------
-------------------------- ------------------------------------
Maturity date              December 31, 2005
-------------------------- ------------------------------------
-------------------------- ------------------------------------
Interest Guarantee Period  10 years

-------------------------- ------------------------------------
-------------------------- ------------------------------------
i                          assumed to be 6.15%
-------------------------- ------------------------------------
-------------------------- ------------------------------------
Surrender date             July 1, 2000
-------------------------- ------------------------------------
-------------------------- ------------------------------------
j                          6.24%
-------------------------- ------------------------------------
-------------------------- ------------------------------------
Amount surrendered         $10,000
-------------------------- ------------------------------------
-------------------------- ------------------------------------
N                          65
-------------------------- ------------------------------------

MVAF = {[(1 + i)/(1 + j + .10%)]N/12} - 1
        = {[1.0615/1.0634]65/12} - 1
        = .99036 - 1
        = -.00964

However, [i-j] <.10%, so MVAF = 0

MVA    = (amount transferred or surrendered) x MVAF = $10,000 x 0 = $0

Surrender Value = (amount transferred or surrendered + MVA)
                    = ($10,000 + $0)
                    = $10,000

Example 4--N equals less than 6 months to maturity
-------------------------- ------------------------------------
Deposit                    $25,000 on November 1, 1996
-------------------------- ------------------------------------
-------------------------- ------------------------------------
Maturity date              December 31, 2005
-------------------------- ------------------------------------
-------------------------- ------------------------------------
Interest Guarantee Period  10 years

-------------------------- ------------------------------------
-------------------------- ------------------------------------
i                          assumed to be 6.15%
-------------------------- ------------------------------------
-------------------------- ------------------------------------
Surrender date             July 1, 2005
-------------------------- ------------------------------------
-------------------------- ------------------------------------
j                          7.00%
-------------------------- ------------------------------------
-------------------------- ------------------------------------
Amount surrendered         $10,000
-------------------------- ------------------------------------
-------------------------- ------------------------------------
N                          5
-------------------------- ------------------------------------

MVAF = {[(1 + i)/(1 + j + .10%)]N/12} - 1
        = {[1.0615/1.071]5/12} - 1
        = .99629 - 1
        = -.00371

However, N<6, so MVAF = 0

MVA    = (amount transferred or surrendered) x MVAF = $10,000 x 0 = $0

Surrender Value = (amount transferred or surrendered + MVA)
                   = ($10,000 + $0)
                   = $10,000

56

--------------------------------------------------------------------------------

Consolidated Financial Statements and Independent Auditors' Report

On the following pages, you'll find the consolidated financial statements and the independent auditors' report for Great-West Life & Annuity Insurance Company for the years ended December 1999, 1998 and 1997.

--------------------------------------------------------------------------------

                    GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY
                    (An indirect wholly-owned subsidiary of
                      The Great-West Life Assurance Company)

                    Consolidated Financial Statements for the Years Ended December 31, 1999, 1998, and 1997 and
                    Independent Auditors' Report











INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholder of Great-West Life & Annuity Insurance Company:

     We have audited the accompanying consolidated balance sheets of Great-West Life & Annuity Insurance Company (an indirect wholly-owned subsidiary of The Great-West Life Assurance Company) and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, stockholder's equity, and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Great-West Life & Annuity Insurance Company and subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999 in conformity with generally accepted accounting principles.

     As discussed in Note 1 to the consolidated financial statements, effective January 1, 1999, the Company adopted Statement of Position No. 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for
     Internal Use" and, accordingly, changed its method of accounting for software development costs.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Denver, Colorado
January 31, 2000




GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1999 AND 1998
(Dollars in Thousands)

===================================================================================================================================

                                                                             1999                      1998
                                                                     ----------------------   -----------------------
ASSETS

INVESTMENTS:
  Fixed Maturities:
    Held-to-maturity, at amortized cost (fair value
      $2,238,581 and $2,298,936)                                   $           2,260,581    $           2,199,818
    Available-for-sale, at fair value (amortized cost
      $6,953,383 and $6,752,532)                                               6,727,922                6,936,726
  Common stock, at fair value (cost $43,978 and                                   69,240                   48,640
    $41,932)
  Mortgage loans on real estate, net                                             974,645                1,133,468
  Real estate, net                                                               103,731                   73,042
  Policy loans                                                                 2,681,132                2,858,673
  Short-term investments, available-for-sale (cost
    approximates fair value)                                                     240,804                  420,169
                                                                     ----------------------   -----------------------

         Total Investments                                                    13,058,055               13,670,536

Cash                                                                             257,840                  176,119
Reinsurance receivable
  Related party                                                                    5,015                    5,006
  Other                                                                          168,307                  187,952
Deferred policy acquisition costs                                                282,295                  238,901
Investment income due and accrued                                                137,810                  157,587
Other assets                                                                     308,419                  311,078
Premiums in course of collection                                                 142,199                   84,940
Deferred income taxes                                                            253,323                  191,483
Separate account assets                                                       12,780,016               10,099,543
                                                                     ----------------------   -----------------------








TOTAL ASSETS                                                       $          27,393,279    $          25,123,145
                                                                     ======================   =======================



See notes to consolidated financial statements.






====================================================================================================================================
                                                                                      1999                1998
                                                                                -----------------   -----------------
LIABILITIES AND STOCKHOLDER'S EQUITY
POLICY BENEFIT LIABILITIES:
    Policy reserves
      Related party                                                           $        555,783    $        555,300
      Other                                                                         11,181,900          11,347,548
    Policy and contract claims                                                         391,968             428,798
    Policyholders' funds                                                               185,623             181,779
    Provision for policyholders' dividends                                              70,726              69,530
GENERAL LIABILITIES:
    Due to Parent Corporation                                                           35,979              52,877
    Due to GWL&A Financial                                                             175,035
    Repurchase agreements                                                               80,579             244,258
    Commercial paper                                                                                        39,731
    Other liabilities                                                                  638,469             761,505
    Undistributed earnings on participating business                                   130,638             143,717
    Separate account liabilities                                                    12,780,016          10,099,543
                                                                                -----------------   -----------------
         Total Liabilities                                                          26,226,716          23,924,586
                                                                                -----------------   -----------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY:
    Preferred stock, $1 par value, 50,000,000 shares authorized,
    0 shares issued and outstanding
    Common stock, $1 par value; 50,000,000 shares
      authorized; 7,032,000 shares issued and outstanding                                7,032               7,032
    Additional paid-in capital                                                         700,316             699,556
    Accumulated other comprehensive income (loss)                                      (84,861)             61,560
    Retained earnings                                                                  544,076             430,411
                                                                                -----------------   -----------------
         Total Stockholder's Equity                                                  1,166,563           1,198,559
                                                                                -----------------   -----------------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                                    $     27,393,279    $     25,123,145
                                                                                =================   =================





GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 1999, 1998, AND 1997
(Dollars in Thousands)

===================================================================================================================================

                                                                    1999               1998               1997
                                                               ----------------   ----------------   ----------------
REVENUES:
  Premiums
    Related party (including premiums
       recaptured totaling $0,
      $0, and $155,798)                                     $                  $         46,191   $        155,798
    Other (net of premiums ceded totaling
      $85,803, $86,511 and $61,194)                                1,163,183            948,672            677,381
  Fee income                                                         635,147            516,052            420,730
  Net investment income
    Related party                                                    (10,923)            (9,416)            (8,957)
    Other                                                            886,869            906,776            890,630
  Net realized gains on investments                                    1,084             38,173              9,800
                                                               ----------------   ----------------   ----------------
                                                                   2,675,360          2,446,448          2,145,382
                                                               ----------------   ----------------   ----------------
BENEFITS AND EXPENSES:
  Life and other policy benefits (net of
    reinsurance recoveries totaling $80,681,
    $81,205, and $44,871)                                            970,250            768,474            543,903
  Increase in reserves
    Related party                                                                        46,191            155,798
    Other                                                             33,631             78,851             90,013
  Interest paid or credited to contractholders                       494,081            491,616            527,784
  Provision for policyholders' share of earnings
    on participating business                                         13,716              5,908              3,753
  Dividends to policyholders                                          70,161             71,429             63,799
                                                               ----------------   ----------------   ----------------
                                                                   1,581,839          1,462,469          1,385,050
  Commissions                                                        173,405            144,246            102,150
  Operating expenses (income):
    Related party                                                       (768)            (5,094)            (6,292)
    Other                                                            593,575            518,228            431,714
  Premium taxes                                                       38,329             30,848             24,153
                                                               ----------------   ----------------   ----------------
                                                                   2,386,380          2,150,697          1,936,775
INCOME BEFORE INCOME TAXES                                           288,980            295,751            208,607
                                                               ----------------   ----------------   ----------------
PROVISION FOR INCOME TAXES:
  Current                                                             72,039             81,770             61,644
  Deferred                                                            11,223             17,066            (11,797)
                                                               ----------------   ----------------   ----------------
                                                                      83,262             98,836             49,847
                                                               ----------------   ----------------   ----------------
NET INCOME                                                  $        205,718   $        196,915   $        158,760
                                                               ================   ================   ================


See notes to consolidated financial statements.



GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
YEARS ENDED DECEMBER 31, 1999, 1998, AND 1997
(Dollars in Thousands)

====================================================================================================================================

                                                                                              Accumulated
                                                                                 Additional    Other
                                       Preferred Stock         Common Stock       Paid-in   Comprehensive  Retained
                                ------------------------   --------------------
                                   Shares     Amount         Shares  Amount       Capital   Income (Loss)  Earnings       Total
                                ------------------------   --------------------  --------- ------------------------    ------------
BALANCE, JANUARY 1, 1997          2,000,800    121,800     7,032,000    7,032   $ 664,265     14,951      226,166   $   1,034,214

   Net income                                                                                             158,760         158,760
   Other comprehensive income                                                                 37,856                        37,856
                                                                                                                       ------------
Total comprehensive income                                                                                                196,616
                                                                                                                       ------------
Capital contributions                                                              26,483                                  26,483
Dividends                                                                                                 (71,394)        (71,394)
                                ------------------------   --------------------  --------- ------------------------    ------------
BALANCE, DECEMBER 31, 1997        2,000,800    121,800     7,032,000    7,032     690,748     52,807      313,532       1,185,919




   Net income                                                                                             196,915         196,915
   Other comprehensive income                                                                  8,753                        8,753
                                                                                                                       ------------
Total comprehensive income                                                                                                205,668
                                                                                                                       ------------
Capital contributions                                                               8,808                                   8,808
Dividends                                                                                                 (80,036)        (80,036)
Purchase of preferred shares     (2,000,800)  (121,800)                                                                  (121,800)
                                ------------------------   --------------------  --------- ------------------------    ------------
BALANCE, DECEMBER 31, 1998                0          0     7,032,000    7,032   $ 699,556     61,560      430,411   $   1,198,559

   Net income                                                                                             205,718         205,718
   Other comprehensive loss                                                                 (146,421)                    (146,421)
                                                                                                                       ------------
Total comprehensive loss                                                                                                   59,297
                                                                                                                       ------------
Capital contributions
Dividends                                                                                                 (92,053)        (92,053)
Income tax benefit on stock
  Compensation                                                                        760                                     760
                                ------------------------   --------------------  --------- ------------------------    ------------
BALANCE, DECEMBER 31, 1999                0          0     7,032,000    7,032   $ 700,316    (84,861)     544,076   $   1,166,563
                                ========================   ====================  ========= ========================    ============


See notes to consolidated financial statements.




GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1999, 1998, AND 1997
(Dollars in Thousands)

===================================================================================================================================
                                                                    1999               1998               1997
                                                               ----------------   ----------------   ----------------
OPERATING ACTIVITIES:
  Net income                                                $        205,718   $        196,915   $        158,760
  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Gain allocated to participating
        policyholders                                                 13,716              5,908              3,753
      Amortization of investments                                    (22,514)           (15,068)               409
      Net realized gains on investments                               (1,084)           (38,173)            (9,800)
      Depreciation and amortization                                   47,339             55,550             46,929
      Deferred income taxes                                           11,223             17,066            (11,824)
  Changes in assets and liabilities:
      Policy benefit liabilities                                     650,959            938,444            498,114
      Reinsurance receivable                                          19,636            (43,643)           112,594
      Accrued interest and other receivables                         (37,482)            28,467             30,299
      Other, net                                                    (146,150)          (184,536)            64,465
                                                               ----------------   ----------------   ----------------
         Net cash provided by operating activities                   741,361            960,930            893,699
                                                               ----------------   ----------------   ----------------
INVESTING ACTIVITIES:
  Proceeds from sales, maturities, and
    redemptions of investments:
    Fixed maturities
         Held-to maturity
         Sales                                                                            9,920
         Maturities and redemptions                                  520,511            471,432            359,021
         Available-for-sale
         Sales                                                     3,176,802          6,169,678          3,174,246
         Maturities and redemptions                                  822,606          1,268,323            771,737
    Mortgage loans                                                   165,104            211,026            248,170
    Real estate                                                        5,098             16,456             36,624
    Common stock                                                      18,116              3,814             17,211
  Purchases of investments:
    Fixed maturities
         Held-to-maturity                                           (563,285)          (584,092)          (439,269)
         Available-for-sale                                       (4,019,465)        (7,410,485)        (4,314,722)
    Mortgage loans                                                    (2,720)          (100,240)            (2,532)
    Real estate                                                      (41,482)            (4,581)           (64,205)
    Common stock                                                     (19,698)           (10,020)           (29,608)
                                                               ----------------   ----------------   ----------------
         Net cash provided by (used in)
           investing activities                             $         61,587   $         41,231   $       (243,327)
                                                               ================   ================   ================


                                                     (Continued)


GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1999, 1998, AND 1997
(Dollars in Thousands)

==================================================================================================================================
                                                                    1999               1998               1997
                                                               ----------------   ----------------   ----------------
FINANCING ACTIVITIES:
  Contract withdrawals, net of deposits                     $       (583,900)  $       (507,237)  $       (577,538)
  Due to Parent Corporation                                          (16,898)           (73,779)           (19,522)
  Due to GWL&A Financial                                             175,035
  Dividends paid                                                     (92,053)           (80,036)           (71,394)
  Net commercial paper repayments                                    (39,731)           (14,327)           (30,624)
  Net repurchase agreements (repayments)
    borrowings                                                      (163,680)           (81,280)            38,802
  Capital contributions                                                                   8,808             11,000
  Purchase of preferred shares                                                         (121,800)
  Acquisition of subsidiary                                                             (82,669)
                                                               ----------------   ----------------   ----------------
                                                               ----------------   ----------------   ----------------
         Net cash used in financing activities                      (721,227)          (952,320)          (649,276)
                                                               ----------------   ----------------   ----------------

NET INCREASE IN CASH                                                  81,721             49,841              1,096

CASH, BEGINNING OF YEAR                                              176,119            126,278            125,182
                                                               ----------------   ----------------   ----------------

CASH, END OF YEAR                                           $        257,840   $        176,119   $        126,278
                                                               ================   ================   ================

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION
  Cash paid during the year for:
    Income taxes                                            $         76,150   $        111,493   $         86,829
    Interest                                                          14,125             13,849             15,124



See notes to consolidated financial statements.               (Concluded)





GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1999, 1998, AND 1997
(Amounts in Thousands, except Share Amounts)
===============================================================================

1.       ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

     Organization - Great-West Life & Annuity Insurance Company (the Company) is a wholly-owned subsidiary of GWL&A Financial Inc., a holding company formed in 1998 (GWL&A Financial) and an indirect wholly-owned subsidiary of The Great-West Life Assurance Company (the Parent Corporation). The Company is an insurance company domiciled in the State of Colorado. The Company offers a wide range of life insurance, health insurance, and retirement and investment products to individuals, businesses, and other private and public organizations throughout the United States.

     Basis of Presentation - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The consolidated financial statements include the accounts of the Company and its subsidiaries. All material inter-company transactions and balances have been eliminated in consolidation.

     Certain reclassifications have been made to the 1998 and 1997 financial statements to conform to the 1999 presentation.

         Investments - Investments are reported as follows:

     1. Management determines the classification of fixed maturities at the time of purchase. Fixed maturities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at amortized cost unless fair value is less than cost and the decline is deemed to be other than temporary, in which case they are written down to fair value and a new cost basis is established.

     Fixed maturities not classified as held-to-maturity are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the net unrealized gains and losses reported as accumulated other comprehensive income (loss) in stockholder's equity. The net unrealized gains and losses on derivative financial instruments used to hedge available-for-sale securities are also included in other comprehensive income (loss).

     The amortized cost of fixed maturities classified as held-to-maturity or available-for-sale is adjusted for amortization of premiums and accretion of discounts using the effective interest method over the estimated life of the related bonds. Such amortization is included in net investment income. Realized gains and losses, and declines in value judged to be other-than-temporary are included in net realized gains (losses) on investments.

     2. Mortgage loans on real estate are carried at their unpaid balances adjusted for any unamortized premiums or discounts and any valuation reserves. Interest income is accrued on the unpaid principal balance. Discounts and premiums are amortized to net investment income using the effective interest method. Accrual of interest is discontinued on any impaired loans where collection of interest is doubtful.

     The Company maintains an allowance for credit losses at a level that, in management's opinion, is sufficient to absorb credit losses on its impaired loans. Management's judgement is based on past loss experience, current and projected economic conditions, and extensive situational analysis of each individual loan. The measurement of impaired loans is based on the fair value of the collateral.

     3. Real estate is carried at cost. The carrying value of real estate is subject to periodic evaluation of recoverability.

     4. Investments in common stock are carried at fair value.

     5. Policy loans are carried at their unpaid balances.

     6. Short-term investments include securities purchased with initial maturities of one year or less and are carried at amortized cost. The Company considers short-term investments to be available-for-sale and amortized cost approximates fair value.

     7. Gains and losses realized on disposal of investments are determined on a specific identification basis.

         Cash - Cash includes only amounts in demand deposit accounts.

     Internal Use Software - Effective January 1, 1999, the Company adopted Statement of Position (SOP) No. 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use". SOP 98-1 provides guidance on accounting for costs associated with computer software developed or obtained for internal use. As a result of the adoption of SOP 98-1, the Company capitalized $18,373 in internal use software development costs for the year ended December 31, 1999.

     Deferred Policy Acquisition Costs - Policy acquisition costs, which primarily consist of sales commissions related to the production of new and renewal business, have been deferred to the extent recoverable. Other costs capitalized include expenses associated with the Company's group sales representatives. These costs are variable in nature and are dependent upon sales volume. Deferred costs associated with the annuity products are being amortized over the life of the contracts in proportion to the emergence of gross profits. Retrospective adjustments of these amounts are made when the Company revises its estimates of current or future gross profits. Deferred costs associated with traditional life insurance are amortized over the premium paying period of the related policies in proportion to premium revenues recognized. Amortization of deferred policy acquisition costs
     totaled   $43,512,   $51,724,   and  $44,298  in  1999,   1998,  and  1997,
     respectively.



     Separate Accounts - Separate account assets and related liabilities are carried at fair value. The Company's separate accounts invest in shares of Maxim Series Fund, Inc. and Orchard Series Fund, Inc., both diversified, open-end management investment companies which are affiliates of the Company, shares of other external mutual funds, or government or corporate bonds. Investment income and realized capital gains and losses of the separate accounts accrue directly to the contractholders and, therefore, are not included in the Company's statements of income. Revenues to the Company from the separate accounts consist of contract maintenance fees, administrative fees, and mortality and expense risk charges.

     Life Insurance and Annuity Reserves - Life insurance and annuity policy reserves with life contingencies of $7,169,885 and $6,866,478 at December
     31, 1999 and 1998, respectively, are computed on the basis of estimated mortality, investment yield, withdrawals, future maintenance and settlement expenses, and retrospective experience rating premium refunds. Annuity contract reserves without life contingencies of $4,468,685 and $4,908,964 at December 31, 1999 and 1998, respectively, are established at the contractholder's account value.

     Reinsurance - Policy reserves ceded to other insurance companies are carried as a reinsurance receivable on the balance sheet (see Note 3). The cost of reinsurance related to long-duration contracts is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies.

     Policy and Contract Claims - Policy and contract claims include provisions for reported life and health claims in process of settlement, valued in accordance with the terms of the related policies and contracts, as well as provisions for claims incurred and unreported based primarily on prior experience of the Company.

     Participating Fund Account - Participating life and annuity policy reserves are $4,297,823 and $4,108,314 at December 31, 1999 and 1998, respectively.
     Participating business approximates 31.0%, 32.7%, and 50.5% of the Company's ordinary life insurance in force and 94.0%, 71.9% and 91.1% of ordinary life insurance premium income for the years ended December 31, 1999, 1998 and 1997, respectively.

     The amount of dividends to be paid from undistributed earnings on participating business is determined annually by the Board of Directors. Amounts allocable to participating policyholders are consistent with established Company practice.

     The Company has established a Participating Policyholder Experience Account
     (PPEA) for the benefit of all participating policyholders which is included in the accompanying consolidated balance sheet. Earnings associated with the operation of the PPEA are credited to the benefit of all participating policyholders. In the event that the assets of the PPEA are insufficient to provide contractually guaranteed benefits, the Company must provide such benefits from its general assets.

     The Company has also established a Participation Fund Account (PFA) for the benefit of the participating policyholders previously transferred to the Company from the Parent under an assumption reinsurance transaction. The PFA is part of the PPEA. Earnings derived from the operation of the PFA net of a management fee paid to the Company accrue solely for the benefit of the participating policyholders.


     Recognition of Premium and Fee Income and Benefits and Expenses - Life insurance premiums are recognized when due. Annuity premiums with life contingencies are recognized as received. Accident and health premiums are earned on a monthly pro rata basis. Revenues for annuity and other contracts without significant life contingencies consist of contract charges for the cost of insurance, contract administration, and surrender fees that have been assessed against the contract account balance during the period. Fee income is derived primarily from contracts for claim processing or other administrative services and from assets under management. Fees from contracts for claim processing or other administrative services are recorded as the services are provided. Fees from assets under management, which consist of contract maintenance fees, administration fees and mortality and expense risk charges, are recognized when due. Benefits and expenses on policies with life contingencies impact income by means of the provision for future policy benefit reserves, resulting in recognition of profits over the life of the contracts. The average crediting rate on annuity products was approximately 6.2%, 6.3%, and 6.6% in 1999, 1998, and 1997.

     Income Taxes - Income taxes are recorded using the asset and liability approach, which requires, among other provisions, the recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, all expected future events (other than the enactments or changes in the tax laws or rules) are considered. Although realization is not assured, management believes it is more likely than not that the deferred tax asset, net of a valuation allowance, will be realized.

     Repurchase Agreements and Securities Lending - The Company enters into repurchase agreements with third-party broker/dealers in which the Company sells securities and agrees to repurchase substantially similar securities at a specified date and price. Such agreements are accounted for as collateralized borrowings. Interest expense on repurchase agreements is recorded at the coupon interest rate on the underlying securities. The repurchase fee received or paid is amortized over the term of the related agreement and recognized as an adjustment to investment income.

     The Company requires collateral in an amount greater than or equal to 102% of the borrowing for all securities lending transactions.

     Derivatives - The Company makes limited use of derivative financial instruments to manage interest rate, market, and foreign exchange risk. Such hedging activity consists primarily of interest rate swap agreements, interest rate floors and caps, foreign currency exchange contracts, options and equity swaps. The differential paid or received under the terms of these contracts is recognized as an adjustment to net investment income on the accrual method. Gains and losses on foreign exchange contracts are deferred and recognized in net investment income when the hedged transactions are realized.



     Interest rate swap agreements are used to convert the interest rate on certain fixed maturities from a floating rate to a fixed rate. Interest rate swap transactions generally involve the exchange of fixed and floating rate interest payment obligations without the exchange of the underlying principal amount. Interest rate floors and caps are interest rate protection instruments that require the payment by a counter-party to the Company of an interest rate differential. The differential represents the difference between current interest rates and an agreed-upon rate, the strike rate, applied to a notional principal amount. Foreign currency exchange contracts are used to hedge the foreign exchange rate risk associated with bonds denominated in other than U.S. dollars. Written call options are stock conversion protection agreements that require the counter-party to automatically call the bond for cash when the issuer elects to convert the bond to common stock. Equity swap transactions generally involve the exchange of variable market performance of a basket of securities for a fixed interest rate.

     Although derivative financial instruments taken alone may expose the Company to varying degrees of market and credit risk when used solely for hedging purposes, these instruments typically reduce overall market and interest rate risk. The Company controls the credit risk of its financial contracts through credit approvals, limits, and monitoring procedures. As the Company generally enters into transactions only with high quality institutions, no losses associated with non-performance on derivative financial instruments have occurred or are expected to occur.

     The Financial Accounting Standards Board has issued Statement No. 133, "Accounting for Derivative Instruments and for Hedging Activities", which, as amended, is required to be adopted in years beginning after June 15, 2000. This Statement provides a comprehensive and consistent standard for the recognition and measurement of derivatives and hedging activities. Although management has not completed its analysis of the impact of this Statement, management does not anticipate that the adoption of the new Statement will have a significant effect on earnings or the financial position of the Company because of the Company's minimal use of derivatives.

     Stock Options - The Company applies the intrinsic value measurement approach under APB Opinion No. 25 to stock-based compensation awards to employees.


2.       ACQUISITION

     On July 8, 1998, the Company paid $82,669 in cash to acquire all of the outstanding shares of Alta Health & Life Insurance Company (Alta), formerly known as Anthem Health & Life Insurance Company. The purchase price was based on Alta's adjusted book value, and was subject to further minor adjustments. The results of Alta's operations, which had an insignificant effect on net income in 1998, have been combined with those of the Company since the date of acquisition.



     The acquisition was accounted for using the purchase method of accounting and, accordingly, the purchase price was allocated to the net assets acquired based on their estimated fair values. The fair value of tangible assets acquired and liabilities assumed was $379,934 and $317,440, respectively. The goodwill representing the purchase price in excess of fair value of net assets acquired is included in other assets and is being amortized over 30 years on a straight-line basis.


3.       RELATED-PARTY TRANSACTIONS

     On December 31, 1998, the Company and the Parent Corporation entered into an Indemnity Reinsurance Agreement pursuant to which the Company reinsured by coinsurance certain Parent Corporation individual non-participating life insurance policies. The Company recorded $859 in premium income and increase in reserves, associated with certain policies, as a result of this transaction. Of the $137,638 in reserves that was recorded as a result of this transaction, $136,779 was recorded under SFAS No. 97, "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments" ("SFAS No. 97"), accounting principles. The Company recorded, at the Parent Corporation's carrying amount, which approximates estimated fair value, the following at December 31, 1998 as a result of this transaction:

      Assets                                                       Liabilities and Stockholder's Equity

      Cash                                        $     24,600     Policy reserves                    $     137,638
      Deferred income taxes                              3,816
      Policy loans                                      82,649
      Due from Parent Corporation                       19,753
      Other                                              6,820
                                                    ------------                                         ------------
                                                  $    137,638                                        $     137,638
                                                    ============                                         ============


     ===========================================================================
     In connection with this transaction, the Parent Corporation made a capital contribution of $5,608 to the Company.

     On September 30, 1998, the Company and the Parent Corporation entered into an Indemnity Reinsurance Agreement pursuant to which the Company reinsured by coinsurance certain Parent Corporation individual non-participating life insurance policies. The Company recorded $45,332 in premium income and increase in reserves as a result of this transaction. Of the $428,152 in reserves that was recorded as a result of this transaction, $382,820 was recorded under SFAS No. 97 accounting principles. The Company recorded, at the Parent Corporation's carrying amount, which approximates estimated fair value, the following at September 30, 1998 as a result of this transaction:



                   Assets Liabilities and Stockholder's Equity
      ===========================================

      ===========================================
      Bonds                                       $    147,475     Policy reserves                    $     428,152
      ===========================================
      Mortgages                                         82,637     Due to Parent Corporation                 20,820
      ===========================================
      Cash                                             134,900
      ===========================================
      Deferred policy acquisition costs                  9,724
      ===========================================
      Deferred income taxes                             15,762
      ===========================================
      Policy loans                                      56,209
      ===========================================
      Other                                              2,265
      ===========================================
                                                    ------------                                         ------------
                                                  $    448,972                                        $     448,972
      ===========================================   ============                                         ============

     In connection with this transaction, the Parent Corporation made a capital contribution of $3,200 to the Company.

     On September 30, 1998, the Company purchased furniture, fixtures and equipment from the Parent Corporation for $25,184. In February 1997, the Company purchased its corporate headquarters properties from the Parent Corporation for $63,700.

     On June 30, 1997, the Company recaptured all remaining pieces of an individual participating insurance block of business previously reinsured to the Parent Corporation on December 31, 1992. The Company recorded $155,798 in premium income and increase in reserves as a result of this transaction. The Company recorded, at the Parent Corporation's carrying amount, which approximates estimated fair value, the following at June 30, 1997 as a result of this transaction:

                   Assets Liabilities and Stockholder's Equity
      ====================================

      ====================================
      Cash                                 $       160,000      Policy reserves                    $       155,798
      ====================================
      Bonds                                         17,975      Due to Parent Corporation                   20,373
      ====================================
      Other                                             60      Deferred income taxes                        2,719
      ====================================
                                                                Undistributed earnings on
      ====================================
                                                                  participating business                      (855)
      ====================================
                                             ----------------                                        ----------------
                                           $       178,035                                         $       178,035
      ====================================   ================                                        ================

     In connection with this transaction, the Parent Corporation made a capital contribution of $11,000 to the Company.

     Effective January 1, 1997, all employees of the U.S. operations of the Parent Corporation and the related benefit plans were transferred to the Company. All related employee benefit plan assets and liabilities were also transferred to the Company (see Note 9). The transfer did not have a material effect on the Company's operating expenses as the actual costs associated with the employees and the benefit plans were charged previously to the Company under administrative service agreements between the Company and the Parent Corporation.

     The Company performs administrative services for the U.S. operations of the Parent Corporation. The following represents revenue from the Parent Corporation for services provided pursuant to these service agreements. The amounts recorded are based upon management's best estimate of actual costs incurred and resources expended based upon number of policies and/or certificates in force.


                                                            Years Ended December 31,
                                               ---------------------------------------------------
                                                    1999              1998              1997
                                               ---------------   ---------------   ---------------

 Investment management revenue               $         130     $         475     $         801
 Administrative and underwriting revenue               768             5,094             6,292

     At December 31, 1999 and 1998, due to Parent Corporation includes $10,641 and $17,930 due on demand and $25,338 and $34,947 of notes payable which bear interest and mature on October 1, 2006. These notes may be prepaid in whole or in part at any time without penalty; the issuer may not demand payment before the maturity date. The amounts due on demand to the Parent Corporation bear interest at the public bond rate (6.7% and 6.1% at December 31, 1999 and 1998, respectively) while the note payable bears interest at 5.4%.

     On May 4, 1999, the Company issued a $175,000 subordinated note to GWL&A Financial, the proceeds of which were used for general corporate purposes. The subordinated note bears interest at 7.25% and is due June 30, 2048. Payments of principal and interest under this subordinated note shall be made only with prior written approval of the Commissioner of Insurance of the State of Colorado. Payments of principal and interest on this subordinated note are payable only out of surplus funds of the Company and only at such time as the financial condition of the Company is such that at the time of payment of principal or interest, its surplus after the making of any such payment would exceed the greater of $1,500 or 1.25 times the company action level amount as required by the most recent risk based capital calculations.

     Interest expense attributable to these related party obligations was $11,053, $9,891, and $9,758 for the years ended December 31, 1999, 1998 and
     1997, respectively.


4.       REINSURANCE

     In the normal course of business, the Company seeks to limit its exposure to loss on any single insured and to recover a portion of benefits paid by ceding risks to other insurance enterprises under excess coverage and co-insurance contracts. The Company retains a maximum of $1.5 million of coverage per individual life.

     Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from similar geographic regions, activities, or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. At December 31, 1999 and 1998, the reinsurance receivable had a carrying value of $173,322 and $192,958, respectively.



     The following schedule details life insurance in force and life and accident/health premiums:


                                                       Ceded            Assumed                          Percentage
                                                   Primarily to        Primarily                         of Amount
                                    Gross           the Parent        from Other           Net            Assumed
                                    Amount          Corporation        Companies          Amount           to Net
                                ---------------   ----------------  ----------------  ---------------   -------------
      December 31, 1999:
        Life insurance in force:
          Individual         $     35,362,934  $      5,195,961   $     8,467,877   $    38,634,850        21.9%
          Group                    80,717,198                           2,212,741        82,929,939         2.7%
                                ---------------   ----------------  ----------------  ----------------
               Total         $    116,080,132  $      5,195,961   $    10,680,618   $   121,564,789
                                ===============   ================  ================  ================

        Premium Income:
          Life insurance     $        306,101  $         27,399   $        46,715   $       325,417        14.4%
          Accident/health             801,755            58,247            79,753           823,261         9.7%
                                ---------------   ----------------  ----------------  ----------------
               Total         $      1,107,856  $         85,646   $       126,468   $     1,148,678
                                ===============   ================  ================  ================

      December 31, 1998:
        Life insurance in force:
          Individual         $     34,017,379  $      4,785,079   $     8,948,442   $    38,180,742        23.4%
          Group                    81,907,539                           2,213,372        84,120,911         2.6%
                                ---------------   ----------------  ----------------  ----------------
               Total         $    115,924,918  $      4,785,079   $    11,161,814   $   122,301,653
                                ===============   ================  ================  ================

        Premium Income:
          Life insurance     $        352,710  $         24,720   $        65,452   $       393,442        16.6%
          Accident/health             571,992            61,689            74,284           584,587        12.7%
                                ---------------   ----------------  ----------------  ----------------
               Total         $        924,702  $         86,409   $       139,736   $       978,029
                                ===============   ================  ================  ================

      December 31, 1997:
        Life insurance in force:
          Individual         $     24,598,679  $      4,040,398   $     3,667,235   $    24,225,516        15.1%
          Group                    51,179,343                           2,031,477        53,210,820         3.8%
                                ---------------   ----------------  ----------------  ----------------
               Total         $     75,778,022  $      4,040,398   $     5,698,712   $    77,436,336
                                ===============   ================  ================  ================

        Premium Income:
          Life insurance     $        320,456  $       (127,388)  $        19,923   $       467,767         4.3%
          Accident/health             341,837            32,645            34,994           344,186        10.2%
                                ---------------   ----------------  ----------------  ----------------
               Total         $        662,293  $        (94,743)  $        54,917   $       811,953
                                ===============   ================  ================  ================




5.       NET INVESTMENT INCOME AND NET REALIZED GAINS (LOSSES) ON INVESTMENTS



         Net investment income is summarized as follows:

                                                                               Years Ended December 31,
                                                                  ---------------------------------------------------
                                                                       1999              1998              1997
                                                                  ---------------   ---------------   ---------------
      Investment income:
        Fixed maturities and short-term investments             $      636,946    $      638,079    $      633,975
        Mortgage loans on real estate                                   88,033           110,170           118,274
        Real estate                                                     19,618            20,019            20,990
        Policy loans                                                   167,109           180,933           194,826
        Other                                                              138               285                18
                                                                  ---------------   ---------------   ---------------
                                                                       911,844           949,486           968,083
      Investment expenses, including interest on
        amounts charged by the related parties
        of $11,053, $9,891, and $9,758                                  35,898            52,126            86,410
                                                                  ---------------   ---------------   ---------------
      Net investment income                                     $      875,946    $      897,360    $      881,673
                                                                  ===============   ===============   ===============

         Net realized gains (losses) on investments are as follows:

                                                                               Years Ended December 31,
                                                                  ---------------------------------------------------
                                                                       1999              1998              1997
                                                                  ---------------   ---------------   ---------------
      Realized gains (losses):
        Fixed maturities                                        $       (7,858)   $       38,391    $       15,966
        Mortgage loans on real estate                                    1,429               424             1,081
        Real estate                                                        513                                 363
        Provisions                                                       7,000              (642)           (7,610)
                                                                  ---------------   ---------------   ---------------
      Net realized gains on investments                         $        1,084    $       38,173    $        9,800
                                                                  ===============   ===============   ===============


6.       SUMMARY OF INVESTMENTS

         Fixed maturities owned at December 31, 1999 are summarized as follows:

                                                             Gross           Gross         Estimated
                                           Amortized      Unrealized       Unrealized        Fair          Carrying
                                             Cost            Gains           Losses          Value           Value
                                          ------------   --------------   -------------   ------------    ------------
      Held-to-Maturity:
          U.S. Treasury Securities
            and obligations of U.S.
            Government Agencies         $      63,444  $        448     $        687    $     63,205   $      63,444
          Collateralized mortgage
             obligations                      115,357                          9,360         105,997         115,357
          Public utilities                    223,705         2,773            3,011         223,467         223,705
          Corporate bonds                   1,724,915        19,179           30,753       1,713,341       1,724,915
          Foreign governments                  10,000           213                           10,213          10,000
          State and municipalities            123,160           738            1,540         122,358         123,160
                                          ------------   --------------   -------------   ------------    ------------
                                        $   2,260,581  $     23,351     $     45,351    $  2,238,581   $   2,260,581
                                          ============   ==============   =============   ============    ============



                                                              Gross           Gross         Estimated
                                            Amortized      Unrealized       Unrealized        Fair          Carrying
                                              Cost            Gains           Losses          Value           Value
                                           ------------   --------------   -------------   ------------    ------------
      Available-for-Sale:
        U.S. Treasury Securities
          and obligations of U.S.
          Government Agencies:
            Collateralized mortgage
               obligations               $     752,130  $      2,342     $     21,459    $    733,013   $     733,013
            Direct mortgage pass-
               through certificates            304,099         1,419           11,704         293,814         293,814
            Other                              178,142            77            1,431         176,788         176,788
        Collateralized mortgage
           obligations                         909,105         1,183           39,980         870,308         870,308
        Public utilities                       468,087         1,106           14,242         454,951         454,951
        Corporate bonds                      3,929,160        24,287          148,923       3,804,524       3,804,524
        Foreign governments                     41,224           654            1,256          40,622          40,622
        State and municipalities               371,436           108           17,642         353,902         353,902
                                           ------------   --------------   -------------   ------------    ------------
                                         $   6,953,383  $     31,176     $    256,637    $  6,727,922   $   6,727,922
                                           ============   ==============   =============   ============    ============

         Fixed maturities owned at December 31, 1998 are summarized as follows:

                                                              Gross           Gross         Estimated
                                            Amortized      Unrealized       Unrealized        Fair          Carrying
                                              Cost            Gains           Losses          Value           Value
                                           ------------   --------------   -------------   ------------    ------------
      Held-to-Maturity:
          U.S. Treasury Securities
            and obligations of U.S.
            Government Agencies          $      34,374  $      1,822     $               $     36,196   $      34,374
          Collateralized mortgage
             obligations                        10,135                            194           9,941          10,135
          Public utilities                     213,256        12,999              460         225,795         213,256
          Corporate bonds                    1,809,957        78,854            3,983       1,884,828       1,809,957
          Foreign governments                   10,133           782                           10,915          10,133
          State and municipalities             121,963         9,298                          131,261         121,963
                                           ------------   --------------   -------------   ------------    ------------
                                         $   2,199,818  $    103,755     $      4,637    $  2,298,936   $   2,199,818
                                           ============   ==============   =============   ============    ============

                                                              Gross           Gross         Estimated
                                            Amortized      Unrealized       Unrealized        Fair          Carrying
                                              Cost            Gains           Losses          Value           Value
                                           ------------   --------------   -------------   ------------    ------------
      Available-for-Sale:
        U.S. Treasury Securities
          and obligations of U.S.
          Government Agencies:
            Collateralized mortgage
               obligations               $     863,479  $     39,855     $      1,704    $    901,630   $     901,630
            Direct mortgage pass-
               through certificates            467,100         4,344              692         470,752         470,752
            Other                              191,138         1,765              788         192,115         192,115
        Collateralized mortgage
          obligations                          926,797        16,260            1,949         941,108         941,108
        Public utilities                       464,096        14,929               36         478,989         478,989
        Corporate bonds                      3,557,209       123,318           17,420       3,663,107       3,663,107
        Foreign governments                     56,505         2,732                           59,237          59,237
        State and municipalities               226,208         4,588            1,008         229,788         229,788
                                           ------------   --------------   -------------   ------------    ------------
                                         $   6,752,532  $    207,791     $     23,597    $  6,936,726   $   6,936,726
                                           ============   ==============   =============   ============    ============

     The collateralized mortgage obligations consist primarily of sequential and planned amortization classes with final stated maturities of two to thirty years and average lives of less than one to fifteen years. Prepayments on all mortgage-backed securities are monitored monthly and amortization of the premium and/or the accretion of the discount associated with the purchase of such securities is adjusted by such prepayments.

     See Note 8 for additional information on policies regarding estimated fair value of fixed maturities.

     The amortized cost and estimated fair value of fixed maturity investments at December 31, 1999, by projected maturity, are shown below. Actual maturities will likely differ from these projections because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                  Held-to-Maturity                      Available-for-Sale
                                        -------------------------------------   ------------------------------------
                                           Amortized           Estimated           Amortized           Estimated
                                              Cost             Fair Value             Cost            Fair Value
                                        -----------------   -----------------   -----------------   ----------------
      Due in one year or less         $        221,172    $        220,644    $        323,466    $        334,701
      Due after one year
        through five years                     945,199             941,685           1,286,402           1,251,690
      Due after five years
        through ten years                      684,729             677,531             716,353             684,513
      Due after ten years                      118,170             121,921             690,073             650,432
      Mortgage-backed
        securities                             115,357             105,997           1,965,334           1,897,135
      Asset-backed securities                  175,954             170,803           1,971,755           1,909,451
                                        -----------------   -----------------   -----------------   ----------------
                                      $      2,260,581    $      2,238,581    $      6,953,383    $      6,727,922
                                        =================   =================   =================   ================

     Proceeds from sales of securities available-for-sale were $3,176,802, $6,169,678, and $3,174,246 during 1999, 1998, and 1997, respectively. The realized gains on such sales totaled $10,080, $41,136, and $20,543 for 1999, 1998, and 1997, respectively. The realized losses totaled $19,720, $8,643, and $10,643 for 1999, 1998, and 1997, respectively. During the years 1999, 1998, and 1997, held-to-maturity securities with and amortized cost of $0, $9,920 and $0 were sold due to deterioration with insignificant gains and losses.

     At December 31, 1999 and 1998, pursuant to fully collateralized securities lending arrangements, the Company had loaned $0 and $115,168 of fixed maturities, respectively.



     The Company engages in hedging activities to manage interest rate, market and foreign exchange risk. The following table summarizes the 1999 financial hedge instruments:

                                          Notional                 Strike/Swap
      December 31, 1999                    Amount                     Rate                          Maturity
      -----------------------------    ---------------    ------------------------------    -------------------------

      Interest Rate Caps            $      1,362,000          7.64% - 11.82% (CMT)                6/00 - 12/04
      Interest Rate Swaps                    217,528               4.94%-6.8%                    02/00 - 12/06
      Foreign Currency
        Exchange Contracts                    19,478                   N/A                       03/00 - 07/06
      Equity Swap                            104,152              5.15% - 5.93%                      01/01
      Options                                 54,100                 Various                     01/02 - 12/02

         The following table summarizes the 1998 financial hedge instruments:

                                          Notional                 Strike/Swap
      December 31, 1998                    Amount                     Rate                          Maturity
      -----------------------------    ----------------   ------------------------------    -------------------------
      Interest Rate Floor           $         100,000             4.50% (LIBOR)                      11/99
      Interest Rate Caps                    1,070,000         6.75% - 11.82% (CMT)               12/99 - 10/03
      Interest Rate Swaps                     242,451             4.95% - 9.35%                  08/99 - 02/03
      Foreign Currency
        Exchange Contracts                     34,123                  N/A                       05/99 - 07/06
      Equity Swap                              95,652                 4.00%                          12/99

         LIBOR    - London Interbank Offered Rate
         CMT      - Constant Maturity Treasury Rate

     The Company has established specific investment guidelines designed to emphasize a diversified and geographically dispersed portfolio of mortgages collateralized by commercial and industrial properties located in the United States. The Company's policy is to obtain collateral sufficient to provide loan-to-value ratios of not greater than 75% at the inception of the mortgages. At December 31, 1999, approximately 34% of the Company's mortgage loans were collateralized by real estate located in California.

     The following represents impairments and other information with respect to impaired mortgage loans:

                                                                                     1999                1998
      ======================================================================    ----------------    ----------------

      ======================================================================
      Loans with related allowance for credit losses of
      ======================================================================
        $14,727 and $2,492                                                   $          25,877   $         13,192
      ======================================================================
      Loans with no related allowance for credit losses                                 17,880             10,420
      ======================================================================
      Average balance of impaired loans during the year                                 43,866             31,193
      ======================================================================
      Interest income recognized (while impaired)                                        1,877              2,308
      ======================================================================
      Interest income received and recorded (while impaired)
      ======================================================================
        using the cash basis method of recognition                                       1,911              2,309
      ======================================================================


     As part of an active loan management policy and in the interest of maximizing the future return of each individual loan, the Company may from time to time modify the original terms of certain loans. These restructured loans, all performing in accordance with their modified terms, aggregated $75,691 and $52,913 at December 31, 1999 and 1998, respectively.

       The following table presents changes in allowance for credit losses:

                                                                       1999              1998              1997
                                                                  ---------------   ---------------   ---------------

      Balance, beginning of year                                $       67,242    $       67,242    $       65,242
      Provision for loan losses                                         (7,000)              642             4,521
      Chargeoffs                                                             -              (787)           (2,521)
      Recoveries                                                         1,000               145
                                                                  ---------------   ---------------   ---------------
      Balance, end of year                                      $       61,242    $       67,242    $       67,242
                                                                  ===============   ===============   ===============


7.       COMMERCIAL PAPER

     The Company has a commercial paper program that is partially supported by a $50,000 standby letter-of-credit. At December 31, 1999, no commercial paper was outstanding. At December 31, 1998, commercial paper outstanding had maturities ranging from 69 to 118 days and interest rates ranging from 5.10% to 5.22%.


8.       ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

                                                                           December 31,
                                               ---------------------------------------------------------------------
                                                             1999                                1998
                                               ---------------------------------    --------------------------------
                                                  Carrying          Estimated         Carrying          Estimated
                                                   Amount          Fair Value          Amount          Fair Value
                                               ---------------    --------------    --------------    --------------
      ASSETS:
         Fixed maturities and
           short-term investments            $     9,229,307   $      9,207,307  $      9,556,713  $      9,655,831
         Mortgage loans on real
           Estate                                    974,645            968,964         1,133,468         1,160,568
         Policy loans                              2,681,132          2,681,132         2,858,673         2,858,673
         Common stock                                 69,240             69,240            48,640            48,640

      LIABILITIES:
         Annuity contract reserves
           without life contingencies              4,468,685          4,451,465         4,908,964         4,928,800
         Policyholders' funds                        185,623            185,623           181,779           181,779
         Due to Parent Corporation                    35,979             33,590            52,877            52,877
         Due to GWL&A Financial                      175,035            137,445               - -               - -
         Repurchase agreements                        80,579             80,579           244,258           244,258
         Commercial paper                           - -                - -                 39,731            39,731




                                                                           December 31,
                                               ---------------------------------------------------------------------
                                                             1999                                1998
                                               ---------------------------------    --------------------------------
                                                  Carrying          Estimated         Carrying          Estimated
                                                   Amount          Fair Value          Amount          Fair Value
                                               ---------------    --------------    --------------    --------------
      HEDGE CONTRACTS:
         Interest rate floor                        - -                - -                     17                17
         Interest rate caps                            4,140              4,140               971               971
         Interest rate swaps                          (1,494)            (1,494)            6,125             6,125
         Foreign currency exchange
           contracts                                     (10)               (10)              689               689
         Equity swap                                  (7,686)            (7,686)           (8,150)           (8,150)
         Options                                      (6,220)            (6,220)         - -               - -

     The estimated fair values of financial instruments have been determined using available information and appropriate valuation methodologies. However, considerable judgement is required to interpret market data to develop estimates of fair value. Accordingly, the estimates presented are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

     The estimated fair value of fixed maturities that are publicly traded are obtained from an independent pricing service. To determine fair value for fixed maturities not actively traded, the Company utilized discounted cash flows calculated at current market rates on investments of similar quality and term.

     Mortgage loans fair value estimates generally are based on discounted cash flows. A discount rate "matrix" is incorporated whereby the discount rate used in valuing a specific mortgage generally corresponds to that mortgage's remaining term. The rates selected for inclusion in the discount rate "matrix" reflect rates that the Company would quote if placing loans representative in size and quality to those currently in the portfolio.

     Policy loans accrue interest generally at variable rates with no fixed maturity dates and, therefore, estimated fair value approximates carrying value.

     The fair value of annuity contract reserves without life contingencies is estimated by discounting the cash flows to maturity of the contracts, utilizing current crediting rates for similar products.

     The estimated fair value of policyholders' funds is the same as the carrying amount as the Company can change the crediting rates with 30 days notice.

     The estimated fair value of due to Parent Corporation is based on discounted cash flows at current market rates on high quality investments.

     The fair value of due to GWL&A Financial reflects the price determined in the public market at December 31, 1999.



     The carrying value of repurchase agreements and commercial paper is a reasonable estimate of fair value due to the short-term nature of the liabilities.



     The estimated fair value of financial hedge instruments, all of which are held for other than trading purposes, is the estimated amount the Company would receive or pay to terminate the agreement at each year-end, taking into consideration current interest rates and other relevant factors. Included in the net loss position for interest rates swaps are $772 and $0 of unrealized losses in 1999 and 1998, respectively. Included in the net gain position for foreign currency exchange contracts are $518 and $932 of loss exposures in 1999 and 1998, respectively.

     The carrying amounts for receivables and liabilities reported in the balance sheet approximate fair value due to their short term nature.


9.       EMPLOYEE BENEFIT PLANS

     Effective January 1, 1997, all employees of the U.S. operations of the Parent Corporation and the related benefit plans were transferred to the Company. See Note 3 for further discussion.

     The Company's Parent had previously accounted for the pension plan under the Canadian Institute of Chartered Accountants (CICA) guidelines and had recorded a prepaid pension asset of $19,091. As U.S. generally accepted accounting principles do not materially differ from these CICA guidelines and the transfer was between related parties, the prepaid pension asset was transferred at carrying value. As a result, the Company recorded the following effective January 1, 1997:

      Prepaid pension cost                 $        19,091      Undistributed earnings on          $         3,608
      ====================================
                                                                  Participating business
      ====================================
                                                                Stockholder's equity                        15,483
      ====================================
                                             ----------------                                        ----------------
                                           $        19,091                                         $        19,091
      ====================================   ================                                        ================


     The following table summarizes changes for the three years December 31, 1999, in the benefit obligations and in plan assets for the Company's defined benefit pension plan and post-retirement medical plan. There is no additional minimum pension liability required to be recognized. There were no amendments to the plans due to the acquisition of Alta.



                                                                                          Post-Retirement
                                                Pension Benefits                           Medical Plan
                                      --------------------------------------   --------------------------------------
                                         1999         1998          1997          1999         1998          1997
                                      -----------   ----------   -----------   -----------   ----------    ----------
Change in benefit obligation
Benefit obligation at beginning
  of year                           $  131,305    $  115,057   $   96,417    $   19,944    $   19,454   $    16,160
Service cost                             7,853         6,834        5,491         2,186         1,365         1,158
Interest cost                            8,359         7,927        7,103         1,652         1,341         1,191
Addition of former Alta employees        4,155
Actuarial (gain) loss                  (22,363)        5,117        9,470         3,616        (1,613)        1,500
Prior service for former Alta
  employees                                                                       2,471
Benefits paid                           (3,179)       (3,630)      (3,424)         (641)         (603)         (555)
                                      -----------   ----------   -----------   -----------   ----------    ----------
Benefit obligation at end of year      126,130       131,305      115,057        29,228        19,944        19,454
                                      -----------   ----------   -----------   -----------   ----------    ----------

Change in plan assets
Fair value of plan assets at
  beginning of year                 $  183,136    $  162,879   $  138,221    $             $            $
Actual return on plan assets            12,055        23,887       28,082
Addition of former Alta employees
  and other adjustments                     81
Benefits paid                           (3,179)       (3,630)      (3,424)
                                      -----------   ----------   -----------   -----------   ----------    ----------
Fair value of plan assets at
  end of year                          192,093       183,136      162,879
                                      -----------   ----------   -----------   -----------   ----------    ----------

Funded status                           65,963        51,831       47,822       (29,228)      (19,944)      (19,454)
Unrecognized net actuarial
  (gain) loss                          (30,161)      (11,405)      (6,326)        3,464          (113)        1,500
Unrecognized prior service cost          3,614                                    2,310
Unrecognized net obligation or
  (asset) at transition                (18,170)      (19,684)     (21,198)       13,736        14,544        15,352
                                      -----------   ----------   -----------   -----------   ----------    ----------
Prepaid (accrued) benefit cost      $   21,246    $   20,742   $   20,298    $   (9,718)   $   (5,513)  $    (2,602)
                                      ===========   ==========   ===========   ===========   ==========    ==========

         Weighted-average
         assumptions as of
December 31
Discount rate                            7.50%         6.50%         7.00%        7.50%          6.50%        7.00%
Expected return on plan assets           8.50%         8.50%         8.50%        8.50%          8.50%        8.50%
Rate of compensation increase            5.00%         4.00%         4.50%        5.00%          4.00%        4.50%

         Components of net
         periodic benefit
Cost
Service cost                        $    7,853    $    6,834   $     5,491   $    2,186    $    1,365   $     1,158
Interest cost                            8,360         7,927         7,103        1,652         1,341         1,191
Expected return on plan assets         (15,664)      (13,691)      (12,286)
Amortization of transition              (1,514)       (1,514)       (1,514)         808           808           808
obligation
Amortization of unrecognized prior
  service cost                             541                                      162
Amortization of gain from earlier
  periods                                  (80)                                      38
                                      -----------   ----------                 -----------   ----------    ----------
                                      -----------   ----------   -----------   -----------   ----------    ----------
Net periodic (benefit) cost         $     (504)   $     (444)  $    (1,206)  $    4,846    $    3,514   $     3,157
                                      ===========   ==========   ===========   ===========   ==========    ==========

     The Company-sponsored post-retirement medical plan (medical plan) provides health benefits to retired employees. The medical plan is contributory and contains other cost sharing features, which may be adjusted annually for the expected general inflation rate. The Company's policy will be to fund the cost of the medical plan benefits in amounts determined at the discretion of management. The Company made no contributions to this plan in 1999, 1998, or 1997.

     Assumed health care cost trend rates have a significant effect on the amounts reported for the medical plan. For measurement purposes, a 7.5% annual rate of increase in the per capita cost of covered health care benefits was assumed. A one-percentage-point change in assumed health care cost trend rates would have the following effects:



                                                                           1-Percentage             1-Percentage
                                                                               Point                    Point
                                                                             Increase                 Decrease
                                                                        --------------------     --------------------
      Increase (decrease) on total of service and interest cost
        on components                                                $             1,678     $             (1,285)
      Increase (decrease) on post-retirement benefit obligation                    7,897                   (6,186)

     The Company sponsors a defined contribution 401(k) retirement plan which provides eligible participants with the opportunity to defer up to 15% of base compensation. The Company matches 50% of the first 5% of participant pre-tax contributions. For employees hired after January 1, 1999, the Company matches 50% of the first 8% of participant pre-tax contributions. Company contributions for the years ended December 31, 1999, 1998, and 1997 totaled $5,504, $3,915, and $3,475, respectively.

     The Company has a deferred compensation plan providing key executives with the opportunity to participate in an unfunded, deferred compensation program. Under the program, participants may defer base compensation and bonuses, and earn interest on their deferred amounts. The program is not qualified under Section 401 of the Internal Revenue Code. The total of participant deferrals, which is reflected in other liabilities, was $17,367, $16,102, and $13,952 for years ending December 31, 1999, 1998, and
     1997, respectively. The participant deferrals earn interest at a rate based on the average ten-year composite government securities rate plus 1.5%. The interest expense related to the plan for the years ending December 31, 1999, 1998, and 1997 were $1,231, $1,185, and $1,019, respectively.

     The Company also provides a supplemental executive retirement plan (SERP) to certain key executives. This plan provides key executives with certain benefits upon retirement, disability, or death based upon total compensation. The Company has purchased individual life insurance policies with respect to each employee covered by this plan. The Company is the owner and beneficiary of the insurance contracts. The incremental expense for this plan for 1999, 1998, and 1997 was $3,002, $2,840, and $2,531,
     respectively. The total liability of $14,608, $11,323, and $8,828 as of December 31, 1999, 1998, and 1997 is included in other liabilities.


10.      FEDERAL INCOME TAXES

     The following is a reconciliation between the federal income tax rate and the Company's effective rate:

                                                                       1999             1998            1997
                                                                    ------------    -------------    ------------
      Federal tax rate                                                    35.0   %        35.0    %       35.0    %
      Change in tax rate resulting from:
        Settlement of Parent tax exposures                                (5.9)                          (20.2)
        Provision for contingencies                                       (0.5)                            7.7
        Policyholder share of earnings                                     1.7             0.7             0.6
        Other, net                                                        (1.5)           (2.3)            0.8
                                                                    ------------    -------------    ------------
      Total                                                               28.8   %        33.4    %       23.9    %
                                                                    ============    =============    ============

     The Company's income tax provision was favorably impacted in 1999 and 1997 by releases of contingent liabilities relating to taxes of the Parent Corporation's U.S. branch associated with blocks of business that were transferred from the Parent Corporation's U.S. branch to the Company from 1989 to 1993; the Company had agreed to the transfer of these tax liabilities as part of the transfer of this business. The release recorded in 1999 reflected the resolution of certain tax issues with the Internal Revenue Service (IRS) relating to the 1992 - 1993 audit years. The release recorded in 1997 reflected the resolution of certain tax issues with the IRS relating to the 1990-1991 audit years. The release totaled $17,150 for 1999 and $42,150 for 1997; however, $8,900 of the 1999 release and $15,100 of the 1997 release was attributable to participating policyholders and therefore had no effect on the net income of the Company since that amount was credited to the provision for policyholders' share of earnings (losses).

     In addition to this release of contingent tax liabilities, the Company's income tax provision for 1997 also reflects increases for other contingent items relating to open tax years where the Company determined it was probable that additional taxes could be owed based on changes in facts and circumstances. The increase in 1997 was $16,000, of which $10,100 was attributable to participating policyholders and therefore had no effect on the net income of the Company. This increase in contingent tax liabilities has been reflected as a component of the deferred income tax provisions as the Company does not expect near term resolution of these contingencies.

     Excluding the effect of the 1999 and 1997 tax items discussed above, the effective tax rate for 1999 and 1997 was 35.2% and 36.4%.

     Temporary differences which give rise to the deferred tax assets and liabilities as of December 31, 1999 and 1998 are as follows:

                                                                 1999                              1998
                                                   ---------------------------------   ------------------------------
                                                      Deferred          Deferred         Deferred         Deferred
                                                        Tax               Tax               Tax             Tax
                                                       Asset           Liability           Asset         Liability
                                                   ---------------   ---------------   --------------   -------------
      Policyholder reserves                      $       131,587   $                 $     143,244    $
      Deferred policy acquisition costs                                     49,455                             39,933
      Deferred acquisition cost proxy
        tax                                              103,529                           100,387
      Investment assets                                   69,561                                               19,870
      Net operating loss carryforwards                       444                             2,867
      Other                                                                    582           6,566
                                                   ---------------   ---------------   --------------   -------------
               Subtotal                                  305,121            50,037         253,064             59,803
      Valuation allowance                                 (1,761)                           (1,778)
                                                   ---------------   ---------------   --------------   -------------
               Total Deferred Taxes              $       303,360   $        50,037   $     251,286    $        59,803
                                                   ===============   ===============   ==============   =============

     Amounts included in investment assets above include $58,711 and $(34,556) related to the unrealized gains/(losses) on the Company's fixed maturities available-for-sale at December 31, 1999 and 1998, respectively.



     The Company will file a consolidated tax return for 1999. Losses incurred by subsidiaries in prior years cannot be offset against operating income of the Company. At December 31, 1999, the Company's subsidiaries had approximately $1,271 of net operating loss carryforwards, expiring through the year 2014. The tax benefit of subsidiaries' net operating loss carryforwards are included in the deferred tax assets at December 31, 1999 and 1998, respectively.

     The Company's valuation allowance was increased (decreased) in 1999, 1998, and 1997 by $(17), $(1,792), and $34, respectively, as a result of the re-evaluation by management of future estimated taxable income in its subsidiaries.

     Under pre-1984 life insurance company income tax laws, a portion of life insurance company gain from operations was not subject to current income taxation but was accumulated, for tax purposes, in a memorandum account designated as "policyholders' surplus account." The aggregate accumulation in the account is $7,742 and the Company does not anticipate any transactions which would cause any part of the amount to become taxable. Accordingly, no provision has been made for possible future federal income taxes on this accumulation.


11.      COMPREHENSIVE INCOME

     Effective January 1, 1998, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 130 "Reporting Comprehensive Income". This Statement established new rules for reporting and display of comprehensive income and its components; however, the adoption of this Statement had no impact on the Company's net income or stockholder's equity. This Statement requires unrealized gains or losses on the Company's available-for-sale securities and related offsets for reserves and deferred policy acquisition costs, which prior to adoption were reported separately in stockholder's equity, to be included in other comprehensive income. The 1997 financial statements have been reclassified to conform to the requirements of Statement No. 130.

         Other comprehensive loss at December 31, 1999 is summarized as follows:

                                                              Before-Tax         Tax (Expense)         Net-of-Tax
      ==================================================
                                                                Amount            or Benefit             Amount
      ==================================================    ----------------    ----------------    -----------------
      Unrealized gains on available-for-sale
      ==================================================
      securities:
      ==================================================
         Unrealized holding gains (losses) arising
      ==================================================
            during the period                            $       (303,033)   $        106,061    $        (196,972)
      ==================================================
         Less:  reclassification adjustment for
      ==================================================
            (gains) losses realized in net income                  (9,958)              3,485               (6,473)
      ==================================================
                                                            ----------------    ----------------    -----------------
         Net unrealized gains (losses)                           (312,991)            109,546             (203,445)
      ==================================================
      ==================================================
      Reserve and  DAC adjustment                                  87,729             (30,705)              57,024
                                                            ----------------    ----------------    -----------------
                                                            ----------------    ----------------    -----------------
      Other comprehensive loss                           $       (225,262)   $         78,841    $        (146,421)
      ==================================================    ================    ================    =================




         Other comprehensive income at December 31, 1998 is summarized as follows:

                                                              Before-Tax         Tax (Expense)         Net-of-Tax
                                                                Amount            or Benefit             Amount
                                                            ----------------    ---------------- -- -----------------
      Unrealized gains on available-for-sale
      securities:
         Unrealized holding gains (losses) arising
            during the period                            $         39,430    $        (13,800)   $          25,630
         Less:  reclassification adjustment for
            (gains) losses realized in net income                 (14,350)              5,022               (9,328)
                                                            ----------------    ----------------    -----------------
         Net unrealized gains                                      25,080              (8,778)              16,302
      Reserve and  DAC adjustment                                 (11,614)              4,065               (7,549)
                                                            ----------------    ----------------    -----------------
                                                            ----------------    ----------------    -----------------
      Other comprehensive income                         $         13,466    $         (4,713)   $           8,753
                                                            ================    ================    =================


         Other comprehensive income at December 31, 1997 is summarized as follows:

                                                              Before-Tax         Tax (Expense)         Net-of-Tax
      ==================================================
                                                                Amount            or Benefit             Amount
      ==================================================    ----------------    ----------------    -----------------
      Unrealized gains on available-for-sale
      ==================================================
      securities:
      ==================================================
         Unrealized holding gains (losses) arising
      ==================================================
            during the period                            $         80,821    $        (28,313)   $          52,508
      ==================================================
         Less:  reclassification adjustment for
      ==================================================
            (gains) losses realized in net income                   2,012                (704)               1,308
      ==================================================
                                                            ----------------    ----------------    -----------------
         Net unrealized gains                                      82,833             (29,017)              53,816
      ==================================================
      ==================================================
      Reserve and  DAC adjustment                                 (24,554)              8,594              (15,960)
                                                            ----------------    ----------------    -----------------
                                                            ----------------    ----------------    -----------------
      Other comprehensive income                         $         58,279    $        (20,423)   $          37,856
      ==================================================    ================    ================    =================


12.      STOCKHOLDER'S EQUITY, DIVIDEND RESTRICTIONS, AND OTHER MATTERS

     Effective September 30, 1998, the Company purchased all of its outstanding series of preferred stock, which were owned by the Parent Corporation, for $121,800. At December 31, 1999 and 1998, the Company has 1,500 authorized shares each of Series A, Series B, Series C and Series D cumulative preferred stock; and 2,000,000 authorized shares of non-cumulative preferred stock.

     The Company's net income and capital and surplus, as determined in accordance with statutory accounting principles and practices for December 31 are as follows:

                             1999               1998              1997
                          --------------   ---------------   ---------------
                          (Unaudited)
      Net income             253,123     $      225,863    $      181,312
      Capital and surplus  1,007,245            727,124           759,429

     The maximum amount of dividends which can be paid to stockholders by insurance companies domiciled in the State of Colorado are subject to restrictions relating to statutory surplus and statutory net gain from operations. Statutory surplus and net gains from operations at December 31, 1999 were $1,007,245 and $245,148 (unaudited), respectively. The Company should be able to pay up to $245,148 (unaudited) of dividends in 2000.



     Dividends of $0, $6,692, and $8,854 were paid on preferred stock in 1999, 1998, and 1997, respectively. In addition, dividends of $92,053, $73,344, and $62,540 were paid on common stock in 1999, 1998, and 1997, respectively. Dividends are paid as determined by the Board of Directors.


13.      STOCK OPTIONS

     Great-West Lifeco Inc. (Lifeco) is the parent of the Parent Corporation. Lifeco has a stock option plan (the Lifeco plan) that provides for the granting of options for common shares of Lifeco to certain officers and employees of Lifeco and its subsidiaries, including the Company. Options may be awarded at no less than the market price on the date of the grant. Termination of employment prior to vesting results in forfeiture of the options, unless otherwise determined by a committee that administers the Lifeco plan. As of December 31, 1999, 1998, and 1997, stock available for award to Company employees under the Lifeco plan aggregated 885,150, 1,424,400, and 3,440,000 shares.

     The plan provides for the granting of options with varying terms and vesting requirements. The basic options under the plan become exercisable twenty percent per year commencing on the first anniversary of the grant and expire ten years from the date of grant. Options granted in 1998 and 1997 to Company employees totaling 278,000 and 1,832,000, respectively, become exercisable if certain long-term cumulative financial targets are attained. If exercisable, the exercise period runs from April 1, 2002 to June 26, 2007. Additional options granted in 1998 totaling 380,000 become exercisable if certain sales or financial targets are attained. During 1999 and 1998, 11,250 and 30,000 of these options vested and accordingly, the Company recognized compensation expense of $23 and $116, respectively. If exercisable, the exercise period runs from the date that the particular options become exercisable until January 27, 2008.

     The following table summarizes the status of, and changes in, Lifeco options granted to Company employees which are outstanding and the weighted-average exercise price (WAEP) for the years ended December 31. As the options granted relate to Canadian stock, the values, which are presented in U.S. dollars, will fluctuate as a result of exchange rate fluctuations:

                                            1999                         1998                         1997
                                  --------------------------   --------------------------   -------------------------
                                    Options         WAEP         Options         WAEP         Options         WAEP
                                  -------------   ----------   -------------   ----------   -------------   ---------
      Outstanding, Jan. 1,           6,544,824  $    8.07         5,736,000  $    7.71        4,104,000   $    6.22
        Granted                        575,500      16.48           988,000      13.90        1,932,000       11.56
        Exercised                      234,476       5.69            99,176       5.93           16,000        5.95
        Expired or canceled            318,750      13.81            80,000      13.05          284,000        6.17
                                  -------------   ----------   -------------   ----------   -------------   ---------
      Outstanding, Dec. 31,          6,567,098       9.04         6,544,824       8.07        5,736,000        7.71
                                  =============   ==========   =============   ==========   =============   =========

      Options exercisable
        at year-end                  2,215,998  $    6.31         1,652,424  $    5.72          760,800   $    5.96
                                  =============   ==========   =============   ==========   =============   =========

      Weighted average fair
      value of options
      granted during year       $    5.23                    $    4.46                    $    2.83
                                  =============                =============                =============



     The following table summarizes the range of exercise prices for outstanding
     Lifeco common stock options granted to Company employees at December 31, 1999:

                                                   Outstanding                                Exercisable
      ========================   ------------------------------------------------   ---------------------------------
                                                                      Average                             Average
      ========================
             Exercise                                  Average        Exercise                           Exercise
      ========================
            Price Range              Options            Life           Price            Options            Price
      ------------------------   ----------------    ------------   -------------   ----------------   --------------
      $ 5.87  -   7.80               3,554,348           6.63     $      5.95           2,108,748    $     5.92
      ========================
      $11.25 - 15.81                 2,842,000           7.86     $     12.37             107,250    $    14.03
      ========================
      $16.53 - 18.65                   170,500           9.18           17.93              -                 -
      ========================

     Of the exercisable Lifeco options, 2,174,748 relate to basic option grants and 41,250 relate to variable grants.

     Power Financial Corporation (PFC), which is the parent corporation of Lifeco, has a stock option plan (the PFC plan) that provides for the granting of options for common shares of PFC to key employees of PFC and its affiliates. Prior to the creation of the Lifeco plan in April 1996, certain officers of the Company participated in the PFC plan in Canada. Under the PFC plan, options may be awarded at no less than the market price on the date of the grant. Termination of employment prior to vesting results in forfeiture of the options, unless otherwise determined by a committee that administers the PFC plan. As of December 31, 1999, 1998 and 1997, stock available for award under the PFC plan aggregated 4,340,800, 4,400,800, and 4,400,800 shares.

     Options granted to officers of the Company under the PFC plan became exercisable twenty percent per year commencing on the date of the grant and expire ten years from the date of grant.

     The following table summarizes the status of, and changes in, PFC options granted to Company officers which remain outstanding and the weighted-average exercise price (WAEP) for the years ended December 31. As the options granted relate to Canadian stock, the values, which are presented in U.S. dollars, will fluctuate as a result of exchange rate fluctuations:

                                            1999                         1998                         1997
                                  --------------------------   --------------------------   -------------------------
                                    Options         WAEP         Options         WAEP         Options         WAEP
                                  -------------   ----------   -------------   ----------   -------------   ---------
      Outstanding, Jan. 1,             355,054  $    2.89         1,076,000  $    3.05        1,329,200   $    3.14
        Exercised                       70,000       2.28           720,946       2.98          253,200        2.93
                                  -------------   ----------   -------------   ----------   -------------   ---------
      Outstanding, Dec. 31,            285,054       3.23           355,054       2.89        1,076,000        3.05
                                  =============   ==========   =============   ==========   =============   =========

      Options exercisable
        at year-end                    285,054  $    3.23           355,054  $    2.89        1,076,000   $    3.05
                                  =============   ==========   =============   ==========   =============   =========

     As of December 31, 1999, the PFC options outstanding have exercise prices between $2.38 and $3.65 and a weighted-average remaining contractual life of 1.7 years.



     The Company accounts for stock-based compensation using the intrinsic value method prescribed by APB No. 25, "Accounting for Stock Issued to Employees", under which compensation expenses for stock options are generally not recognized for stock option awards granted at or above fair market value. Had compensation expense for the Company's stock option plan been determined based upon fair values at the grant dates for awards under the plan in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation", the Company's net income would have been reduced by $1,039, $727, and $608, in 1999, 1998, and 1997, respectively. The fair value of
     each  option   grant  was   estimated  on  the  date  of  grant  using  the
     Black-Scholes option-pricing model with the following weighted-average assumptions used for those options granted in 1999, 1998, and 1997, respectively: dividend yields of 3.63%, 3.0% and 3.0%, expected volatility of 32.4%, 34.05%, and 24.04%, risk-free interest rates of 6.65%, 4.79%, and
     4.72%, and expected lives of 7.5 years.


14.      SEGMENT INFORMATION

     The Company has two reportable segments: Employee Benefits and Financial Services. The Employee Benefits segment markets group life and health and 401(k) products to small and mid-sized corporate employers. The Financial Services segment markets and administers savings products to public and not-for-profit employers and individuals and offers life insurance products to individuals and businesses.

     The accounting  policies of the segments are the same as those described in
     Note 1. The Company evaluates performance based on profit or loss from operations after income taxes.

     The Company's reportable segments are strategic business units that offer different products and services. They are managed separately as each segment has unique distribution channels.

     The Company's operations are not materially dependent on one or a few customers, brokers or agents.



     Summarized segment financial information for the year ended and as of December 31 was as follows:


         Year ended December 31, 1999

         Operations:

                                                              Employee           Financial             Total
      ================================================
                                                              Benefits            Services              U.S.
      ================================================    -----------------   -----------------   -----------------
      Revenue:
      ================================================
         Premium income                                $        990,449     $       172,734     $      1,163,183
      ================================================
         Fee income                                             548,580              86,567              635,147
      ================================================
         Net investment income                                   80,039             795,907              875,946
      ================================================
         Realized investment gains (losses)                      (1,224)              2,308                1,084
      ================================================    -----------------   -----------------   -----------------
               Total revenue                                  1,617,844           1,057,516            2,675,360
      ================================================
      Benefits and Expenses:
      ================================================
         Benefits                                               789,084             792,755            1,581,839
      ================================================
         Operating expenses                                     661,119             143,422              804,541
      ================================================    -----------------   -----------------   -----------------
               Total benefits and expenses                    1,450,203             936,177            2,386,380
      ================================================    -----------------   -----------------   -----------------
                                                          -----------------   -----------------   -----------------

      ================================================
      ================================================
               Net operating income before income               167,641             121,339              288,980
               taxes
      ================================================
      Income taxes                                               51,003              32,259               83,262
                                                          -----------------   -----------------   -----------------
               Net income                              $        116,638     $        89,080     $        205,718
      ================================================    =================   =================   =================

         Assets:

                                                              Employee           Financial             Total
      ================================================
                                                              Benefits            Services              U.S.
      ================================================    -----------------   -----------------   -----------------
      Investment assets                                $      1,467,464     $    11,590,591     $     13,058,055
      ================================================
      Other assets                                              646,036             909,172            1,555,208
      ================================================
      Separate account assets                                 7,244,145           5,535,871           12,780,016
      ================================================    -----------------   -----------------   -----------------
               Total assets                            $      9,357,645     $    18,035,634     $     27,393,279
      ================================================    =================   =================   =================



        Year ended December 31, 1998

         Operations:

                                                              Employee           Financial             Total
      ================================================
                                                              Benefits            Services              U.S.
      ================================================    -----------------   -----------------   -----------------
      Revenue:
      ================================================
         Premium income                                $        746,898     $       247,965     $        994,863
      ================================================
         Fee income                                             444,649              71,403              516,052
      ================================================
         Net investment income                                   95,118             802,242              897,360
      ================================================
         Realized investment gains (losses)                       8,145              30,028               38,173
      ================================================    -----------------   -----------------   -----------------
               Total revenue                                  1,294,810           1,151,638            2,446,448
      ================================================
      Benefits and Expenses:
      ================================================
         Benefits                                               590,058             872,411            1,462,469
      ================================================
         Operating expenses                                     546,959             141,269              688,228
      ================================================    -----------------   -----------------   -----------------
               Total benefits and expenses                    1,137,017           1,013,680            2,150,697
      ================================================    -----------------   -----------------   -----------------
                                                          -----------------   -----------------   -----------------

      ================================================
      ================================================
               Net operating income before income               157,793             137,958              295,751
               taxes
      ================================================
      Income taxes                                               50,678              48,158               98,836
                                                          -----------------   -----------------   -----------------
               Net income                              $        107,115     $        89,800     $        196,915
      ================================================    =================   =================   =================


         Assets:

                                                              Employee           Financial             Total
      ================================================
                                                              Benefits            Services              U.S.
      ================================================    -----------------   -----------------   -----------------
      Investment assets                                $      1,434,691     $    12,235,845     $     13,670,536
      ================================================
      Other assets                                              567,126             785,940            1,353,066
      ================================================
      Separate account assets                                 5,704,313           4,395,230           10,099,543
      ================================================    -----------------   -----------------   -----------------
               Total assets                            $      7,706,130     $    17,417,015     $     25,123,145
      ================================================    =================   =================   =================





         Year ended December 31, 1997

         Operations:

                                                              Employee           Financial             Total
      ================================================
                                                              Benefits            Services              U.S.
      ================================================    -----------------   -----------------   -----------------
      Revenue:
      ================================================
         Premium income                                $        465,143     $       368,036     $        833,179
      ================================================
         Fee income                                             358,005              62,725              420,730
      ================================================
         Net investment income                                  100,067             781,606              881,673
      ================================================
         Realized investment gains (losses)                       3,059               6,741                9,800
      ================================================    -----------------   -----------------   -----------------
               Total revenue                                    926,274           1,219,108            2,145,382
      ================================================
      Benefits and Expenses:
      ================================================
         Benefits                                               371,333           1,013,717            1,385,050
      ================================================
         Operating expenses                                     427,969             123,756              551,725
      ================================================    -----------------   -----------------   -----------------
               Total benefits and expenses                      799,302           1,137,473            1,936,775
      ================================================    -----------------   -----------------   -----------------
                                                          -----------------   -----------------   -----------------

      ================================================
      ================================================
               Net operating income before income               126,972              81,635              208,607
               taxes
      ================================================
      Income taxes                                               28,726              21,121               49,847
                                                          -----------------   -----------------   -----------------
               Net income                              $         98,246     $        60,514     $        158,760
      ================================================    =================   =================   =================

The following table, which summarizes premium and fee income by segment, represents supplemental information.

                                                     1999                1998                 1997
      ======================================    ----------------    ----------------    -----------------
                                                ----------------
      Premium Income:
      ======================================
      ======================================
         Employee Benefits
      ======================================
             Group Life & Health             $        990,449    $        746,898    $        465,143
      ======================================    ----------------    ----------------    -----------------
                  Total Employee Benefits             990,449             746,898             465,143
                                                ----------------    ----------------    -----------------
                                                ----------------    ----------------    -----------------
         Financial Services
      ======================================
      ======================================
             Savings                                   14,344              16,765              22,634
      ======================================
             Individual Insurance                     158,390             231,200             345,402
                                                ----------------    ----------------    -----------------
                                                ----------------    ----------------    -----------------
                  Total Financial Services            172,734             247,965             368,036
      ======================================    ----------------    ----------------    -----------------
               Total premium income          $      1,163,183    $        994,863    $        833,179
      ======================================    ================    ================    =================
                                                ----------------
      Fee Income:
      ======================================
      ======================================
         Employee Benefits
      ======================================
             Group Life & Health             $        454,071    $        366,805    $        305,302
      ======================================
               (uninsured plans)
      ======================================
             401(k)                                    94,509              77,844              52,703
                                                ----------------    ----------------    -----------------
                                                ----------------    ----------------    -----------------
                  Total Employee Benefits             548,580             444,649             358,005
      ======================================    ----------------    ----------------    -----------------
                                                ----------------    ----------------    -----------------
         Financial Services
      ======================================
      ======================================
             Savings                                   81,331              71,403              62,725
      ======================================
             Individual Insurance                       5,236
                                                ----------------    ----------------    -----------------
                                                ----------------    ----------------    -----------------
                  Total Financial Services             86,567              71,403              62,725
      ======================================    ----------------    ----------------    -----------------
               Total fee income              $        635,147    $        516,052    $        420,730
      ======================================    ================    ================    =================



15.      COMMITMENTS AND CONTINGENCIES

     On October 6, 1999, the Company entered into a purchase and sale agreement (the Agreement) with Allmerica Financial Corporation (Allmerica) to acquire Allmerica's group life and health insurance business on March 1, 2000. This business primarily consists of administrative services only and stop loss policies. The in-force business is expected to be underwritten and retained by the Company upon each policy renewal date. The purchase price, as defined in the Agreement, will be based on a percentage of the amount in-force at March 1, 2000 contingent on the persistency of the block of business through March 2001. Management does not expect the purchase price to have a material impact on the Company's consolidated financial statements.

     The Company is involved in various legal proceedings, which arise in the ordinary course of its business. In the opinion of management, after consultation with counsel, the resolution of these proceedings should not have a material adverse effect on its financial position or results of operations.


16.      SUBSEQUENT EVENTS

     Effective January 1, 2000, the Company coinsured the majority of General American Life Insurance Company's (General American) group life and health insurance business which primarily consists of administrative services only and stop loss policies. The agreement is expected to convert to an assumption reinsurance agreement by January 1, 2001, pending regulatory approval. The Company assumed approximately $150,000 of policy reserves and miscellaneous liabilities in exchange for an equal amount of cash and miscellaneous assets from General American.

--------------------------------------------------------------------------------
Back Cover

The  Securities  and  Exchange   Commission   maintains  an  Internet  web  site
(http://www.sec.gov) that contains additional information about Great-West Life & Annuity Insurance Company, and the Contract which may be of interest to you.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The estimated expenses of the issuance and distribution of the Contracts, other than commissions on sales of the Contracts are as follows:

         Securities and Exchange Commission fee                  $ 21,551.72
         Accounting fees and expenses                            $  5,000.00
         Legal fees and expenses                                 $ 20,000.00

Item 14.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Provisions exist under the Colorado Business Corporation Act and the Bylaws of GWL&A whereby GWL&A may indemnify a director, officer, or controlling person of GWL&A against liabilities arising under the Securities Act of 1933. The following excerpts contain the substance of these provisions:

                                              Colorado Business Corporation Act

Article 109 - INDEMNIFICATION

Section 7-109-101.  Definitions.

         As used in this Article:

         (1) "Corporation" includes any domestic or foreign entity that is a predecessor of the corporation by reason of a merger, consolidation, or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

         (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, fiduciary or agent of another domestic or foreign corporation or other person or employee benefit plan. A director is considered to be serving an employee benefit plan at the corporation's request if his or her duties to the corporation also impose duties on or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan.

         (3)      "Expenses" includes counsel fees.

         (4) "Liability" means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses.

         (5) "Official capacity" means, when used with respect to a director, the office of director in the corporation and, when used with respect to a person other than a director as contemplated in Section 7-109-107, means the office in the corporation held by the officer or the employment, fiduciary, or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the corporation. "Official capacity" does not include service for any other domestic or foreign corporation or other person or employee benefit plan.

          (6) "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

         (7) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

Section 7-109-102.  Authority to indemnify directors.

         (1) Except as provided in subsection (4) of this section, a corporation may indemnify a person made a party to the proceeding because the person is or was a director against liability incurred in any proceeding if:

                  (a)      The person conducted himself or herself in good faith

                  (b)      The person reasonably believed:

                    (I) In the case of conduct in an official  capacity with the
                    corporation,   that   his   or  her   conduct   was  in  the
                    corporation's best interests; or

                    (II) In all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and

               (c) In the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

         (2) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirements of subparagraph (II) of paragraph (b) of subsection
         (1) of this section. A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of subparagraph
         (a) of subsection (1) of this section.

         (3) The termination of any proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

         (4)      A corporation may not indemnify a director under this section:

                    (a) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

                  (b) In connection with any proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

         (5) Indemnification permitted under this section in connection with a proceeding by or in the right of a corporation is limited to reasonable expenses incurred in connection with the proceeding.

Section 7-109-103.  Mandatory Indemnification of Directors.

         Unless limited by the articles of incorporation, a corporation shall be required to indemnify a person who is or was a director of the corporation and who was wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party, against reasonable expenses incurred by him in connection with the proceeding.

Section 7-109-104.  Advance of Expenses to Directors.

         (1) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if:

                    (a)  The  director   furnishes  the  corporation  a  written
                    affirmation of his good-faith belief that he has met the standard of conduct described in Section 7-109-102;

                  (b) The director furnishes the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that he or she did not meet such standard of conduct; and

                  (c) A determination is made that the facts then known to those making the determination would not preclude indemnification under this article.

         (2) The undertaking required by paragraph (b) of subsection (1) of this section shall be an unlimited general obligation of the director, but need not be secured and may be accepted without reference to financial ability to make repayment.

         (3) Determinations and authorizations of payments under this section shall be made in the manner specified in Section 7-109-106.

Section 7-109-105.  Court-Ordered Indemnification of Directors.

         (1) Unless otherwise provided in the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

                  (a) If it determines the director is entitled to mandatory indemnification under section 7-109-103, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.

                  (b)  If  it  determines   that  the  director  is  fairly  and
                  reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in section 7-109-102 (1) or was adjudged liable in the circumstances described in Section 7-109-102 (4), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described Section 7-109-102 (4) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

Section  7-109-106.   Determination  and  Authorization  of  Indemnification  of
Directors.

         (1) A corporation may not indemnify a director under Section 7-109-102 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in
         Section 7-109-102. A corporation shall not advance expenses to a director under Section 7-109-104 unless authorized in the specific case after the written affirmation and undertaking required by Section 7-109-104(1)(a) and (1)(b) are received and the determination required by Section 7-109-104(1)(c) has been made.

(2) The determinations required to be made under subsection (1) of this section shall be made:

                  (a) By the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum.

                  (b) If a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

         (3) If a quorum cannot be obtained as contemplated in paragraph (a) of subsection (2) of this section, and the committee cannot be established under paragraph (b) of subsection (2) of this section, or even if a quorum is obtained or a committee designated, if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made by subsection (1) of this section shall be made:

                  (a) By independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in paragraph (a) or (b) of subsection (2) of this section or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or

                  (b)      By the shareholders.

         (4) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible; except that, if the determination that indemnification is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

Section 7-109-107. Indemnification of Officers, Employees, Fiduciaries, and Agents.

         (1)      Unless otherwise provided in the articles of incorporation:

                  (a) An officer is entitled to mandatory  indemnification under section 7-109-103, and is entitled to apply for court-ordered indemnification under section 7-109-105, in each case to the same extent as a director;

                    (b) A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as a director; and

                  (c) A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

Section 7-109-108.  Insurance.

         A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation and who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of any other domestic or foreign corporation or other person or of an employee benefit plan against any liability asserted against or incurred by the person in that capacity or arising out of his or her status as a director, officer, employee, fiduciary, or agent whether or not the corporation would have the power to indemnify the person against such liability under the Section 7-109-102, 7-109-103 or 7-109-107. Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

Section 7-109-109.  Limitation of Indemnification of Directors.

         (1) A provision concerning a corporation's indemnification of, or advance of expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract, except for an insurance policy or otherwise, is valid only to the extent the provision is not inconsistent with Sections 7-109-101 to 7-109-108. If the articles of incorporation limit indemnification or advance of expenses, indemnification or advance of expenses are valid only to the extent not inconsistent with the articles of incorporation.

         (2) Sections 7-109-101 to 7-109-108 do not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

Section 7-109-110.  Notice to Shareholders of Indemnification of Director.

         If a corporation indemnifies or advances expenses to a director under this article in connection with a proceeding by or in the right of the corporation, the corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

         Bylaws of GWL&A

Article II, Section 11.  Indemnification of Directors.

         The Company may, by resolution of the Board of Directors, indemnify and save harmless out of the funds of the Company to the extent permitted by applicable law, any director, officer, or employee of the Company or any member or officer of any committee, and his heirs, executors and administrators, from and against all claims, liabilities, costs, charges and expenses whatsoever that any such director, officer, employee or any such member or officer sustains or incurs in or about any action, suit, or proceeding that is brought, commenced, or prosecuted against him for or in respect of any act, deed, matter or thing whatsoever made, done, or permitted by him in or about the execution of his duties of his office or employment with the Company, in or about the execution of his duties as a director or officer of another company which he so serves at the request and on behalf of the Company, or in or about the execution of his duties as a member or officer of any such Committee, and all other claims, liabilities, costs, charges and expenses that he sustains or incurs, in or about or in relation to any such duties or the affairs of the Company, the affairs of such Committee, except such claims, liabilities, costs, charges or expenses as are occasioned by his own wilful neglect or default. The Company may, by resolution of the Board of Directors, indemnify and save harmless out of the funds of the Company to the extent permitted by applicable law, any director, officer, or employee of any subsidiary corporation of the Company on the same basis, and within the same constraints as, described in the preceding sentence.

Item 15. RECENT SALES OF UNREGISTERED SECURITIES

                  Not applicable.

Item 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         1.       Form of Principal Underwriter and Distribution Agreement incorporated by reference1.

         2.       Not applicable.

         3.       (a)  Articles of Incorporation of Great-West Life & Annuity Insurance Company incorporated by reference1.

                  (b)  Bylaws of Great-West Life & Annuity Insurance Company incorporated by reference1.

         4.       (a)  Form of Fixed Group Annuity Contract was filed electronically with the Registration Statement on
                      September 6, 1996.

                  (b) Form  of  Fixed  Individual  Annuity  Contract  was  filed
                      electronically   with  the   Registration   Statement   on
                      September 6, 1996.

                  (c) Form of IRA Endorsement was filed electronically with the Registration Statement on September 6, 1996.

         5.       Opinion and consent of Ruth B. Lurie, Vice President, Counsel and Associate Secretary as to the legality of the securities being registered was filed with Amendment No. 2 to the Registration Statement and incorporated herein by reference.

         6.       Not applicable.

         7.       Not applicable.

         8.       Not applicable.

         9.       Not applicable.

         10.      Not applicable.

         11.      Not applicable.

         12.      Not applicable.

         13.      Not applicable.

         14.      Not applicable.

         15.      Not applicable.

         16.      Not applicable.

         17.      Not applicable.

         18.      Not applicable.

         19.      Not applicable.

         20.      Not applicable.

         21.      List of significant subsidiaries of Great-West Life & Annuity Insurance Company, is attached as Exhibit 21.

         22.      Not applicable.

         23.      (a)  Consent of Jorden Burt Berenson & Johnson LLP is attached as Exhibit 23a

                  (b)  Consent of Deloitte & Touche LLP is attached as Exhibit 23b.

         24.      Power of Attorney for Messrs. Balog, Burns, Dackow, Desmarais, Jr., Gratton, Hart, Mackness, McCallum,
                  Nickerson, Pitfield, Plessis-Belair, Turner and Walsh, Graham and Kavanagh were filed electronically with the Registration Statement on September 6, 1996.

         25.      Not applicable.

         26.      Not applicable.

         27.      Financial Data Schedule for Great-West Life & Annuity Insurance Company is attached as Exhibit 27.

Item 17. UNDERTAKINGS

         The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information, including (but not limited to) any addition or deletion of a managing underwriter.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant  to the  requirements  of the  Securities  Act  of  1933,  the
Registrant has duly caused this Post-Effective Amendment No. 4 to the Registration Statement on Form S-1 to be signed on its behalf, in the City of Englewood, State of Colorado, on this 3rd day of April , 2000.

                                     GREAT-WEST LIFE & ANNUITY
                                     INSURANCE COMPANY
                   (Depositor)

                                     By:      /s/ William T. McCallum
                                              William T. McCallum, President
                                              and Chief Executive Officer



         As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities with Great-West Life & Annuity Insurance Company and on the dates indicated:

Signature and Title                                                Date



/s/ Robert Gratton*                                            4/3  , 2000
Director, Chairman of the
Board (Robert Gratton)



/s/ William T. McCallum                                        4/3  , 2000
Director, President and Chief Executive
Officer (William T. McCallum)



/s/ M.T.G. Graye                                               4/3  , 2000
Executive Vice President and Chief
Financial Officer (M.T.G. Graye)






Signature and Title                                               Date




/s/ James Balog*                                           4/3 , 2000
Director, (James Balog)



/s/ James W. Burns*                                        4/3 , 2000
Director, (James W. Burns)



/s/ Orest T. Dackow*                                       4/3 , 2000
Director (Orest T. Dackow)



                                                           4/3 , 2000
Director (Andre Desmarais)



/s/ Paul Desmarais, Jr.*                                   4/3 , 2000
Director (Paul Desmarais, Jr.)



/s/ R.G. Graham*                                         4/3 , 2000
Director (Robert G. Graham)



/s/ N. Berne Hart*                                     4/3 , 2000
Director (N. Berne Hart)



/s/ Kevin P. Kavanagh*                                  4/3 , 2000
Director (Kevin P. Kavanagh)



/s/ William Mackness*                                      4/3 , 2000
Director (William Mackness)



Signature and Title                                               Date



/s/ Jerry E.A. Nickerson*                                         4/3 , 2000
Director (Jerry E.A. Nickerson)




/s/ P. Michael Pitfield*                                            4/3 , 2000
Director (P. Michael Pitfield)




/s/ Michel Plessis-Belair                                  4/3 , 2000
Director (Michel Plessis-Belair)



/s/ Brian E. Walsh*                                        4/3 , 2000
Director (Brian E. Walsh)



*By:      /s/ D.C. Lennox                                  4/3 , 2000
         D. C. Lennox
         Attorney-in-fact pursuant to Powers of Attorney
        filed with the Registration Statement and Amendment No. 1 thereto.








                                  Exhibit Table

                                    Form S-1

Exhibit

1.       Form of Underwriting agreement and
         and Distribution Agreement                                     1

3.       (i)  Articles of Incorporation                                1
         (ii) Bylaws                                                   1

4.       (i) Form of Combination Fixed and

         Variable Annuity Contract                                      2
         (ii) Form of IRA Endorsement                                  2

5.                Opinion and consent of Ruth B. Lurie                 3

21.      List of Subsidiaries                                          4

23.      (a) Consent of Jorden Burt Berenson & Johnson LLP              4
         (b) Consent of Deloitte & Touche                              4

24. Powers of Attorney for Messrs. Balog, Burns, Dackow, Desmarais, Jr., Graham, Gratton, Hart, Kavanagh,
         Mackness, McCallum, Nickerson, Pitfield,
         Plessis-Belair and Walsh                                       2

27.      Financial Data Schedule                                       4


1 Filed with Post-Effective Amendment No. 1 to Registration Statement on Form N-4 (File No. 333-01153 and 811-07549) and on Form S-1 (File No. 333-01173) and
incorporated herein by reference.

2 Filed with the Registration Statement and incorporated herein by reference.

3 Filed with Amendment No. 2 to the Registration Statement and incorporated herein by reference.

4 Filed with this Amendment No. 4 to the Registration Statement.




--------

1 Filed with Post-Effective Amendment No. 1 of the Registration Statement on Form N-4 (File No. 333-01153 and 811-07549) and Post-Effective Amendment No. 1 of the Registration Statement on Form S-1 (File No. 333-01173) and incorporated by reference herein. 1 Filed with Post-Effective Amendment No. 1 of the Registration Statement on Form N-4 (File No. 333-01153 and 811-07549) and Post-Effective Amendment No. 1 of the Registration Statement on Form S-1 (File No. 333-01173) and incorporated herein by reference.